As filed with the Securities and Exchange Commission on August 17, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VS Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-6704517
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Volatility Shares LLC

Justin Young

2000 PGA Boulevard, Suite 4440

Palm Beach Gardens, FL 33408

(866) 261-0273

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices and Agent for Service)

Copies to:

Barry Pershkow Volatility Shares LLC 2000 PGA Boulevard, Suite 4440 Palm Beach Gardens, FL 33408	Morrison C. Warren, Esq. James Audette, Esq. Chapman and Cutler LLP 320 South Canal Street Chicago, Illinois 60606

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

3x Gold ETF
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

3x Silver ETF
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

3x Bitcoin ETF
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

3x Ether ETF
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

3x Crude Oil ETF
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

3x Natural Gas ETF
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Dated August 17, 2026

VS TRUST

Common Units of Beneficial Interest

Title of Securities to be Registered (Ticker)	Proposed Maximum Aggregate Offering Price*
3x Gold ETF (GLDU)	Not applicable
3x Silver ETF (SLVK)	Not applicable
3x Bitcoin ETF (BITH)	Not applicable
3x Ether ETF (ETHK)	Not applicable
3x Crude Oil ETF (OILY)	Not applicable
3x Natural Gas ETF (NATX)	Not applicable

*	VS Trust has registered an indeterminate amount of exchange-traded vehicle securities.

VS Trust is a Delaware statutory trust. The 3x Gold ETF, the 3x Silver ETF, the 3x Bitcoin ETF, the 3x Ether ETF, the 3x Crude Oil ETF, and the 3x Natural Gas ETF (each a “Fund” and together, the “Funds”) are separate series of VS Trust. The Trust continuously offers for sale common units of beneficial interest (“Shares”) of the Funds. Shares represent units of fractional undivided beneficial interest in and ownership of a Fund. Shares are listed for trading on CBOE BZX Exchange, Inc. (the “Exchange”) under the ticker symbol shown above next to each Fund’s name

Linked Instruments (as defined herein), including commodity futures contracts, may experience pronounced and swift price changes. Accordingly, there is a potential for movement in the price of Shares between the time an investor places an order to purchase or sell with its broker-dealer and the time of the actual purchase or sale resulting from the price volatility of the Linked Instruments in which the Funds invest.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO THE SECTION ENTITLED “RISK FACTORS” ON PAGES 10-51.

THE FUNDS PRESENT SIGNIFICANT RISKS NOT APPLICABLE TO OTHER TYPES OF FUNDS, INCLUDING RISKS RELATING TO INVESTING IN COMMODITY FUTURES CONTRACTS AND CRYPTOCURRENCY FUTURES CONTRACTS. THE FUNDS ARE NOT APPROPRIATE FOR ALL INVESTORS. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN A FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING DAILY INVESTMENT RESULTS AND THE IMPACT OF COMPOUNDING ON FUND PERFORMANCE.

EACH FUND SEEKS INVESTMENT RESULTS FOR A SINGLE DAY ONLY, MEASURED FROM ONE NAV CALCULATION TO THE NEXT. THE FUNDS DO NOT SEEK TO ACHIEVE THEIR STATED INVESTMENT OBJECTIVE OVER ANY PERIOD LONGER THAN A SINGLE DAY. THE RETURN OF A FUND FOR PERIODS LONGER THAN A SINGLE DAY WILL BE THE RESULT OF ITS RETURN FOR EACH DAY COMPOUNDED OVER THE PERIOD AND USUALLY WILL DIFFER IN AMOUNT, AND POSSIBLY EVEN DIRECTION, FROM THE FUND’S STATED MULTIPLE (3X) OF THE PERFORMANCE OF ITS UNDERLYING REFERENCE ASSET FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT.

THE FUNDS’ INVESTMENTS MAY BE ILLIQUID AND/OR HIGHLY VOLATILE AND A FUND MAY EXPERIENCE LARGE LOSSES FROM BUYING, SELLING OR HOLDING SUCH INVESTMENTS. AN INVESTOR IN A FUND COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF HIS/HER INVESTMENT WITHIN A SINGLE DAY OR OVERNIGHT.

The potential upside of an investment in a Fund may be limited. Gains, if any, may be subject to significant and unexpected reversals.

Each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of a Fund.

NEITHER THE TRUST NOR THE FUNDS ARE MUTUAL FUNDS OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940 (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER. SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT. SEE RISK FACTOR ENTITLED “SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT” IN PART ONE OF THIS PROSPECTUS FOR MORE INFORMATION.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of the Sponsor, Wilmington Trust, National Association (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

[   ] is each Fund’s initial Authorized Participant and is a statutory underwriter of Fund Shares. Prior to a Fund’s Shares being listed on the Exchange, the initial Authorized Participant purchased two creation units of Fund Shares with a price per Share of $15.00.

Shares are offered on a continuous basis to Authorized Participants in Creation Units at NAV. Authorized Participants may then offer Shares to the public from any Creation Unit they create at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Shares at the time the Authorized Participant purchased the Creation Units, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets for the Linked Instruments in which the Funds invest. The prices of Shares offered by Authorized Participants are expected to fall between NAV and the trading price of the Shares on the Exchange at the time of sale. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The Funds’ Shares may trade in the secondary market on the Exchange at prices that are lower or higher than their NAV per Share.

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

September [     ], 2026

COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 66-69 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 66-69.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 10-51.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.

VS TRUST

-i-

-ii-

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.” Some of the factors that we believe could affect our results include future business and financial performance or conditions, anticipated sales growth across markets, distribution channels and product categories, competition from larger, more established companies with greater economic resources than we have, expenses and gross margins, profits or losses, new product introductions, financing and working capital requirements and resources, control by our principal equity holders and the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

-iii-

PART ONE
OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information in this Prospectus before investing in Shares of any of the Funds, including the information under the caption “Risk Factors,” and all exhibits to this Prospectus and the information incorporated by reference in this Prospectus. The financial statements incorporated by reference in this Prospectus, including those in the Trust’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, relate to VS Trust and the funds comprising VS Trust that are not covered by this Prospectus (including -1x Short VIX Futures ETF (SVIX) and 2x Long VIX Futures ETF (UVIX)). The financial statements of the Funds covered by this Prospectus (3x Gold ETF, 3x Silver ETF, 3x Bitcoin ETF, 3x Ether ETF, 3x Crude Oil ETF, and 3x Natural Gas ETF) are included directly herein and are not incorporated by reference. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus. Investors should also read any updated Prospectus, supplements to this Prospectus, notices and press releases, and other important information about the Funds which are posted on the Sponsor’s website at www.volatilityshares.com.

Investors should read the following summary together with the more detailed information in this Prospectus before investing in Fund Shares, including the information under the caption “Risk Factors” and all exhibits to this Prospectus.

Any references throughout this Prospectus to various actions taken by a Fund are actually actions taken by the Trust on behalf of a Fund.

Certain terms used in this Prospectus are defined the first time that they appear in the text of this Prospectus.

Important Information About the Funds

Each Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of the value of the Fund’s underlying reference asset, such as gold, silver, bitcoin, ether, crude oil, or natural gas (a “Reference Asset”), as measured by the daily changes in the price of a specified portfolio of short-term futures contracts on the applicable Reference Asset (a “Benchmark”) (together, a Fund’s “Investment Objective”). The Fund seeks its Investment Objective for a single day, not for any other period. A “single day” is measured from the time the Fund calculates its net asset value (“NAV”) to the time of the Fund’s next NAV calculation.

The return of each Fund for periods longer than a single day will be the result of its return for each day compounded over the period. A Fund’s returns for periods longer than a single day will very likely differ in amount, and possibly even direction, from its Investment Objective for the same period. For periods longer than a single day, a Fund will lose money if the Reference Asset’s performance is flat, and it is possible that the Fund will lose money even if the price of the Reference Asset increases. Longer holding periods, higher Reference Asset volatility, and leveraged exposure each exacerbate the impact of compounding on an investor’s returns. During periods of higher Reference Asset volatility, the volatility of the Reference Asset may affect a Fund’s return as much as or more than the return of the price of the Reference Asset. During such periods, the value of Shares could decline considerably, and an investor could lose a substantial portion or all of their investment. Because each Fund seeks daily leveraged investment results, an investor in a Fund could lose the full principal value of their investment within a single day or overnight.

While a Fund has a daily Investment Objective, you may hold Shares for longer than one day if you believe doing so is consistent with your goals and risk tolerance. If you hold Shares for any period other than a day, it is important for you to understand that over your holding period:

●	Your return may be higher or lower than the Investment Objective, and this difference may be significant.

●	Factors that contribute to returns that are worse than the Investment Objective include smaller Reference Asset gains and higher Reference Asset volatility, as well as longer holding periods when these factors apply.

●	Factors that contribute to returns that are better than the Investment Objective include larger Reference Asset gains and lower Reference Asset volatility, as well as longer holding periods when these factors apply.

●	The more extreme these factors are, and the more they occur together, the more your return will tend to deviate from the Investment Objective.

The Linked Instruments in which the Funds may invest, including futures contracts and options, are complex financial instruments that may be unfamiliar to non-professional investors. Non-professional investors may not have ready access to the types of information that professional and institutional investors have regarding the markets for these instruments, including real-time futures pricing data, market depth information, and other analytics used by professional traders to evaluate and manage positions. The complexity and unfamiliarity of these instruments may increase the risk of loss for non-professional investors who may not fully understand the risks of investing in a Fund.

Investors who do not purchase Shares in tax-advantaged accounts, such as individual retirement accounts (IRAs), may be subject to U.S. federal, and possibly state and local, income taxes on their allocable share of each Fund’s taxable income and gains, even if they do not sell the Shares and do not receive any cash distributions from the Fund. Each Fund intends to be treated as a partnership for U.S. federal income tax purposes. Because the Funds rebalance their portfolios on a daily basis, the Funds may generate taxable income or gains that are allocated to shareholders. This tax treatment differs from investments in most other exchange-traded products, which generally allow investors to defer recognition of taxable income until they sell their shares. For additional information, please see “U.S. Federal Income Tax Consequences.”

THE FUNDS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

The Funds

3x Gold ETF

The Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of gold, as measured by the daily changes in the price of a specified portfolio of short-term futures contracts on gold (the “Gold Futures Benchmark”).

The Gold Futures Benchmark will comprise a daily portfolio of rolling futures positions. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Gold Futures Benchmark will represent a portfolio that rolls futures contracts positions to avoid physical delivery of the underlying commodity or its cash equivalent. The roll will occur over a period of five business days in each of January, March, May, July, September and November, beginning on the sixth business day and ending on the tenth business day of each respective month. Each day during the roll period, approximately 20% of the expiring futures positions will be rolled into a new contract with a longer dated expiry.

The Fund will not invest in physical gold, but rather seeks to achieve its investment objective primarily through investment in gold futures contracts that trade on the Commodity Exchange, Inc. (“COMEX”), a subsidiary of the CME Group Inc., or another exchange registered with the CFTC (“Gold Futures Contracts”), cash, and Cash Equivalents (as defined below). To the extent that Gold Futures Contracts become unavailable for investment (for example, due to price limits, accountability levels, exchange position limits, margin requirements, futures commission merchant (“FCM”)-imposed position limits, or FCM risk mitigation requirements, each of which is described below), the Fund may invest in: (i) shares of other exchange-traded investment products whose shares are registered under the Securities Act of 1933 (the “1933 Act”), but are not registered as investment companies under the Investment Company Act of 1940 (the “1940 Act”), and that invest in assets similar to those in which the Fund may invest (“Gold-Linked ETPs”); (ii) shares of investment companies registered under the Investment Company Act that invest in assets similar to those in which the Fund may invest (“Gold-Linked ETFs”); (iii) exchange traded options on Gold Futures Contracts, shares of Gold-Linked ETPs, or shares of Gold-Linked ETFs; and (iv) cash and Cash Equivalents (defined below).

3x Silver ETF

The Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of silver, as measured by the daily changes in the price of a specified portfolio of short-term futures contracts on silver (the “Silver Futures Benchmark”).

The Silver Futures Benchmark will comprise a daily portfolio of rolling futures positions. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Silver Futures Benchmark will comprise a portfolio that rolls futures contracts positions to avoid physical delivery of the underlying commodity or its cash equivalent. The roll will occur over a period of five business days in each of February, April, June, August, and November, beginning on the sixth business day and ending on the tenth business day of each respective month. Each day during the roll period, approximately 20% of the expiring futures positions will be rolled into a new contract with a longer dated expiry.

The Fund will not invest in physical silver, but rather seeks to achieve its investment objective primarily through investment in silver futures contracts that trade on the COMEX or another exchange registered with the CFTC (“Silver Futures Contracts”), cash, and Cash Equivalents (as defined below). To the extent that Silver Futures Contracts become unavailable for investment (for example, due to price limits, accountability levels, exchange position limits, margin requirements, FCM-imposed position limits, or FCM risk mitigation requirements, each of which is described below), the Fund may invest in: (i) shares of other exchange-traded investment products whose shares are registered under the 1933 Act, but are not registered as investment companies under the Investment Company Act, and that invest in assets similar to those in which the Fund may invest (“Silver-Linked ETPs”); (ii) shares of investment companies registered under the Investment Company Act that invest in assets similar to those in which the Fund may invest (“Silver-Linked ETFs”); (iii) exchange traded options on Silver Futures Contracts, shares of Silver-Linked ETPs, or shares of Silver-Linked ETFs; and (iv) cash and Cash Equivalents (defined below).

3x Bitcoin ETF

The Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of bitcoin, as measured by the daily changes in the price of a specified portfolio of short-term futures contracts on bitcoin (the “Bitcoin Futures Benchmark”).

The Bitcoin Futures Benchmark will comprise a daily portfolio of rolling futures positions. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Bitcoin Futures Benchmark will comprise a portfolio that rolls futures contracts positions to avoid physical delivery of the underlying commodity or its cash equivalent. Each month, the futures contracts will roll from the near month contract to expire to the next month contract to expire over a five-day period, beginning on the sixth business day prior to the expiry of the near month contract. Each day during the roll period, approximately 20% of the expiring futures positions will be rolled into a new contract with a longer dated expiry.

The Fund will not invest in physical bitcoin, but rather seeks to achieve its investment objective primarily through investment in bitcoin futures contracts that trade on the Chicago Mercantile Exchange Inc. (“CME”), a subsidiary of the CME Group Inc., or another exchange registered with the CFTC (“Bitcoin Futures Contracts”), cash, and Cash Equivalents (as defined below). To the extent that Bitcoin Futures Contracts become unavailable for investment (for example, due to price limits, accountability levels, exchange position limits, margin requirements, FCM-imposed position limits, or FCM risk mitigation requirements, each of which is described below), the Fund may invest in: (i) shares of other exchange-traded investment products whose shares are registered under the 1933 Act, but are not registered as investment companies under the Investment Company Act, and that invest in assets similar to those in which the Fund may invest (“Bitcoin-Linked ETPs”); (ii) shares of investment companies registered under the Investment Company Act that invest in assets similar to those in which the Fund may invest (“Bitcoin-Linked ETFs”); (iii) exchange traded options on Bitcoin Futures Contracts, shares of Bitcoin-Linked ETPs, or shares of Bitcoin-Linked ETFs; and (iv) cash and Cash Equivalents (defined below).

3x Ether ETF

The Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of ether, as measured by the daily changes in the price of a specified portfolio of short-term futures contracts on ether (the “Ether Futures Benchmark”).

The Ether Futures Benchmark will comprise a daily portfolio of rolling futures positions. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Ether Futures Benchmark will comprise a portfolio that rolls futures contracts positions to avoid physical delivery of the underlying commodity or its cash equivalent. Each month, the futures contracts will roll from the near month contract to expire to the next month contract to expire over a five-day period, beginning on the sixth business day prior to the expiry of the near month contract. Each day during the roll period, approximately 20% of the expiring futures positions will be rolled into a new contract with a longer dated expiry.

The Fund will not invest in physical ether, but rather seeks to achieve its investment objective primarily through investment in ether futures contracts that trade on the CME, a subsidiary of the CME Group Inc., or another exchange registered with the CFTC (“Ether Futures Contracts”), cash, and Cash Equivalents (as defined below). To the extent that Ether Futures Contracts become unavailable for investment (for example, due to price limits, accountability levels, exchange position limits, margin requirements, FCM-imposed position limits, or FCM risk mitigation requirements, each of which is described below), the Fund may invest in: (i) shares of other exchange-traded investment products whose shares are registered under the 1933 Act, but are not registered as investment companies under the Investment Company Act, and that invest in assets similar to those in which the Fund may invest (“Ether-Linked ETPs”); (ii) shares of investment companies registered under the Investment Company Act that invest in assets similar to those in which the Fund may invest (“Ether-Linked ETFs”); (iii) exchange traded options on Ether Futures Contracts, shares of Ether-Linked ETPs or shares of Ether-Linked ETFs; and (iv) cash and Cash Equivalents (defined below).

The 3x Ether ETF will not participate in the proof-of-stake validation mechanism of the Ethereum network (commonly referred to as “staking”) or participate in other means of generating income from holding ether that could be available to other funds that hold ether. The 3x Ether ETF will not receive staking rewards.

3x Crude Oil ETF

The Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of light, sweet crude oil, as measured by the daily changes in the price of a specified portfolio of short-term futures contracts on light, sweet crude oil (the “Crude Oil Futures Benchmark”).

The Crude Oil Futures Benchmark will comprise a daily portfolio of rolling futures positions. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Crude Oil Futures Benchmark will comprise a portfolio that rolls futures contracts positions to avoid physical delivery of the underlying commodity or its cash equivalent. Each month, the futures contracts will roll from the near month contract to expire to the next month contract to expire over a five-day period, beginning five business days prior to the expiry of the near month contract. Each day during the roll period, approximately 20% of the expiring futures positions will be rolled into a new contract with a longer dated expiry.

The Fund will not invest in physical light, sweet crude oil, but rather seeks to achieve its investment objective primarily through investment in light, sweet crude oil futures contracts that trade on the New York Mercantile Exchange, Inc. (“NYMEX”), a subsidiary of the CME Group Inc., or another exchange registered with the CFTC (“Crude Oil Futures Contracts”), cash, and Cash Equivalents (as defined below). To the extent that Crude Oil Futures Contracts become unavailable for investment (for example, due to price limits, accountability levels, exchange position limits, margin requirements, FCM-imposed position limits, or FCM risk mitigation requirements, each of which is described below), the Fund may invest in: (i) shares of other exchange-traded investment products whose shares are registered under the 1933 Act, but are not registered as investment companies under the Investment Company Act, and that invest in assets similar to those in which the Fund may invest (“Crude Oil-Linked ETPs”); (ii) shares of investment companies registered under the Investment Company Act that invest in assets similar to those in which the Fund may invest (“Crude Oil-Linked ETFs”); (iii) exchange traded options on Crude Oil Futures Contracts, shares of Crude Oil-Linked ETPs, or shares of Crude Oil-Linked ETFs; and (iv) cash and Cash Equivalents (defined below).

3x Natural Gas ETF

The Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of natural gas, as measured by the daily changes in the price of a specified portfolio of short-term futures contracts on natural gas (the “Natural Gas Futures Benchmark”).

The Natural Gas Futures Benchmark will comprise a daily portfolio of rolling futures positions. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Natural Gas Futures Benchmark will comprise a portfolio that rolls futures contracts positions to avoid physical delivery of the underlying commodity or its cash equivalent. Each month, the futures contracts will roll from the near month contract to expire to the next month contract to expire over a five-day period, beginning on the sixth business day of the month. Each day during the roll period, approximately 20% of the expiring futures positions will be rolled into a new contract with a longer dated expiry.

The Fund will not invest in physical natural gas, but rather seeks to achieve its investment objective primarily through investment in natural gas futures contracts that trade on the NYMEX or another exchange registered with the CFTC (“Natural Gas Futures Contracts”), cash, and Cash Equivalents (as defined below). To the extent that Natural Gas Futures Contracts become unavailable for investment (for example, due to price limits, accountability levels, exchange position limits, margin requirements, FCM-imposed position limits, or FCM risk mitigation requirements, each of which is described below), the Fund may invest in: (i) shares of other exchange-traded investment products whose shares are registered under the 1933 Act, but are not registered as investment companies under the Investment Company Act, and that invest in assets similar to those in which the Fund may invest (“Natural Gas-Linked ETPs”); (ii) shares of investment companies registered under the Investment Company Act that invest in assets similar to those in which the Fund may invest (“Natural Gas-Linked ETFs”); (iii) exchange traded options on Natural Gas Futures Contracts, shares of Natural Gas-Linked ETPs, or shares of Natural Gas-Linked ETFs; and (iv) cash and Cash Equivalents (defined below).

Terms Used in the Descriptions of the Funds

Cash Equivalents – are cash-like instruments or high-quality securities that are designed to provide liquidity, serve as margin, or otherwise collateralize a Fund’s investments. Cash Equivalents may consist of short-term instruments with maturities of less than three months, including: (a) U.S. Government securities, including bills, notes and bonds differing as to maturity and rates of interest, which are either issued or guaranteed by the U.S. Treasury or by U.S. Government agencies or instrumentalities; (b) certificates of deposit issued against funds deposited in a bank or savings and loan association; (c) bankers’ acceptances, which are short-term credit instruments used to finance commercial transactions; (d) repurchase agreements and reverse repurchase agreements; (e) bank time deposits, which are monies kept on deposit with banks or savings and loan associations for a stated period of time at a fixed rate of interest; (f) commercial paper, which are short-term unsecured promissory notes; and (g) money market funds.

Price Limits – are the maximum amounts a futures contract’s price is permitted to rise or fall in a single trading session. Set by the respective exchanges, these guardrails are circuit breakers designed to prevent extreme panic or excessive volatility by temporarily pausing trading or restricting further price moves in that futures contract. When markets hit the price limit, different actions occur depending on the product being traded. Markets may temporarily halt until price limits can be expanded, remain in a limit condition or stop trading for the day, based on regulatory rules.

Accountability Levels – are those levels of particular futures contracts in which a market participant may invest and exceed and not be in violation of a futures exchange rule. However, a market participant who exceeds an accountability level may be asked by the futures exchange to provide information relating to the position, including, but not limited to, the nature and size of the position, the trading strategy employed with respect to the position, and hedging information. Failure to supply the requested information may result in an order to reduce such positions, in addition to disciplinary action as a result of the failure. Additionally, any market participant who has a position in excess of an accountability level is deemed to have consented, when so ordered by the futures exchange to not further increase the positions; comply with any limit on the size of the position; and/or reduce any open position which exceeds a position accountability level.

Exchange Position Limits – are limits of particular futures contracts in which a market participant may invest that are imposed by a futures exchange and restrict the maximum number of futures contracts on a single commodity that a single trader can hold. The CFTC and the futures exchanges establish position limits in an effort to prevent burdens associated with excessive speculation causing sudden or unreasonable fluctuations, as well as unwarranted changes in the price of an underlying commodity (such as food and energy prices). They also are designed to prevent excessive market control by one entity and also are designed to prevent market manipulation by ensuring that no entity can dominate a market, thus maintaining price stability and fairness for all participants.

Margin Requirements – represent a deposit that is a percent of a contract’s total value made by an investor that is required in order to control a futures position. Margin levels are set by the futures exchange and can vary depending on the level of futures contract price volatility. When a reference asset’s price volatility increases, exchanges regularly raise margin requirements to protect the financial integrity of the market against outsized daily price moves. In addition, futures commission merchants may add an additional level of required margin.

FCM-Imposed Position Limits and other FCM Risk Mitigation Requirements – Futures Commission Merchants (or FCMs) provide customers with access to futures contracts by acting as intermediaries and facilitating transactions between FCM customers on one side and contract markets and clearing organizations on the other. As market intermediaries, FCMs hold funds deposited by customers to margin futures positions as well as funds accruing to customers resulting from such positions. FCMs also perform services on behalf of customers of derivative clearing organizations (“DCOs”). FCMs that are clearing members of a DCO maintain accounts with settlement banks to process daily and intraday margin obligations on behalf of the DCO’s customers.

Each FCM that carries customer accounts must establish written risk-management policies and procedures designed to monitor and manage risks associated with the FCM’s futures activities. Some of these policies establish risk-based restrictions that an FCM can impose on a futures contract customer to cap the size of trades and contracts that customer can hold. They are designed to protect the FCM from financial loss, market volatility, and customer default. In that regard, an FCM can:

●	demand more margin than the exchange minimum and may do this when an asset exhibits high market volatility.

●	Prevent a customer from opening new trades. FCMs also can force a customer to lower the size of current trades.

●	close a customer’s open positions without asking the customer if the customer fails to pay a margin call on time; or

●	block withdrawals or trading access. FCMs use this tool to secure remaining funds during risky market events.

Fund Rebalancing

Each Fund will, under normal circumstances, engage in daily rebalancing to position its portfolio so that its investments are consistent with its Investment Objective. The impact of changes to the value of the Fund’s investments each day will affect whether the Fund’s portfolio needs to be rebalanced. The time and manner in which each Fund will rebalance its portfolio may vary depending upon market conditions and other circumstances including the potential impact of the rebalance on the price of the Fund’s investments, if any.

Additional Information Available About the Funds

The Funds’ website at www.volatilityshares.com will display the end of day closing Reference Asset level and NAV per Share for each Fund. Each day that a Fund is open for business, the Fund will disclose on its website, which is publicly available free of charge, before the opening of regular trading on the Exchange, the following information for each portfolio holding that will form the basis of the next calculation of current NAV per Share: (i) ticker symbol; (ii) CUSIP or other identifier; (iii) description of holding; (iv) quantity of each asset held; and (v) percentage weight of the holding in the portfolio. This website disclosure of the portfolio composition of each Fund will occur at the same time as the disclosure by the Fund of the portfolio composition to Authorized Participants so that all market participants are provided portfolio composition information at the same time.

Pricing Information Available on the Exchange and Other Sources

The current market price per Share is published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The Intraday Indicative Value (“IIV”) per Share is calculated by the Exchange or a third-party financial data provider and is updated every 15 seconds during Regular Trading Hours (9:30 a.m. to 4:00 p.m. Eastern time). The IIV is widely disseminated on a per Share basis through the facilities of the Consolidated Tape Association and Consolidated Quotation System high speed lines. In addition, the IIV is available through on-line information services such as Bloomberg and Reuters. The IIV disseminated during Regular Trading Hours should not be viewed as an actual real-time update of the NAV, which is calculated only once at the end of each trading day.

The website for the Funds, www.volatilityshares.com, or any successor thereto, which is publicly accessible at no charge, contains the following information: (a) the prior business day’s NAV per Share; (b) the prior business day’s official closing price; (c) calculation of the premium or discount of such BZX Official Closing Price against such NAV per Share; (d) a table showing the number of days the Shares traded at a premium or discount; (e) a line graph showing the premium or discount of the Shares; (f) each Fund’s median bid-ask spread; (g) historical distribution data; (h) the Prospectus; and (i) other applicable quantitative information. The Funds also disseminate each Fund’s holdings on a daily basis on the Funds’ website. The NAV per Share for each Fund is calculated by the Administrator once a day and is disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares are disseminated through the facilities of the consolidated tape.

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Sponsor

Volatility Shares LLC, a Delaware limited liability company, serves as the Trust’s Sponsor and commodity pool operator. It will manage 100% of Fund assets. The principal office of the Sponsor and the Trust is located at 2000 PGA Boulevard, Suite 4440, Palm Beach Gardens, FL 33408. The telephone number of the Sponsor and the Trust is (866) 261-0273.

Neither the Trust nor the Funds are required to establish, or be overseen by, a board of directors or an audit committee of the board of directors. Accordingly, only the Funds’ service providers, which are generally overseen by the Funds’ Sponsor, will be providing services to the Funds. The Sponsor has the power to change a Fund’s investment objective, Reference Asset, or investment strategy, and may liquidate a Fund, at any time, without shareholder approval, subject to applicable regulatory requirements.

More detailed information about the Sponsor can be found beginning on page 88 under Service Providers — The Sponsor.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Shares directly with a Fund. Authorized Participants may create and redeem Shares only in Creation Units, which are blocks of at least 10,000 Shares in a Fund. An “Authorized Participant” is a broker-dealer that is a member of a national clearing agency and that has entered into an Authorized Participant Agreement with the Sponsor. The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Creation Units are offered to Authorized Participants at a Fund’s NAV. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in the Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares and the supply of and demand for the Shares at the time of sale. Authorized Participants will not receive from a Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. Similarly, it is expected that Creation Units will be redeemed when the market price per Share of a Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund over time. Retail investors seeking to purchase or sell Shares on any day effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by Foreside Fund Services, LLC (the “Marketing Agent”), generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not generally redeemable individually. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in proper form, as described in the Authorized Participant Agreement and the related Authorized Participant Procedures Handbook. The manner by which Creation Units are purchased and redeemed is governed by the terms of this Prospectus, the Authorized Participant Agreement and Authorized Participant Procedures Handbook. Creation and redemption orders are not effective until accepted by the Marketing Agent and may be rejected or revoked. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with U.S. Bank National Association (the “Custodian”).

Creation and redemption transactions must be placed each day by the Authorized Participant by the create/redeem cut-off time (stated below) to receive that day’s NAV, or earlier if, for example, the Exchange or other exchange material to the valuation or operation of a Fund closes before such cut-off time. See the section entitled “Net Asset Value” for additional information about NAV calculations.

Fund Name	Create/Redeem Cut-off	NAV Calculation Time
3x Gold ETF	11:30 a.m. (Eastern Time)	1:30 p.m. (Eastern Time)
3x Silver ETF	11:25 a.m. (Eastern Time)	1:25 p.m. (Eastern Time)
3x Bitcoin ETF	2:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
3x Ether ETF	2:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
3x Crude Oil ETF	12:30 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)
3x Natural Gas ETF	12:30 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)

Purchases and Sales in the Secondary Market

All purchases of Shares by investors (other than Authorized Participants) are made in the secondary market, typically through broker-dealers. Those purchases and sales of Shares are typically subject to ordinary brokerage commissions and charges. Fund Shares are listed on the CBOE BZX Exchange, Inc. (the “Exchange”) under their respective ticker symbols shown on the front cover of this Prospectus.

Breakeven Amounts

The Funds will be profitable only if returns from the Funds’ investments exceed their “breakeven amount.” The Estimated breakeven amount is set forth in the table below. The estimated breakeven amount represents the estimated amount of trading income that the Funds would need to achieve for one year to offset the Funds’ estimated fees, costs and expenses, net of any interest income earned by the Funds on their investments. Estimated amounts do not represent actual results, which may be different. It is not possible to predict whether the Funds will break even at the end of the first twelve months of an investment or any other period. See section “Charges — Breakeven Tables,” for more detailed tables showing Breakeven Amounts.

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Shares*	Breakeven Amount ($ for the Assumed Selling Price Per Shares)*
3x Gold ETF	0.33%	$15.00	$0.05
3x Silver ETF	0.33%	$15.00	$0.05
3x Bitcoin ETF	1.98%	$15.00	$0.30
3x Ether ETF	2.78%	$15.00	$0.42
3x Crude Oil ETF	0.93%	$15.00	$0.14
3x Natural Gas ETF	1.80%	$15.00	$0.27

*	The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. The amount approximates the NAV of such Shares on August 31, 2026. The actual NAV of the Fund differs and is likely to change on a daily basis. The numbers in this chart have been rounded to the nearest 0.01.

Important Tax Information

Please note that the Funds will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expense items of a Fund. The Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder.

RISK FACTORS

Investing in the Funds involves significant risks not applicable to other types of investments. You could potentially lose the full principal value of your investment within a single day.

Before you decide to purchase any Shares, you should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus.

These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Related to the Use of Leverage by the Fund

General

The use of leveraged positions significantly increases risk and could result in the total loss of an investor’s investment within a single day. The more a Fund invests in leveraged positions, the more leverage will magnify any losses on those investments. A Fund’s investments in leveraged positions generally require a small investment relative to the amount of investment exposure assumed. As a result, such investments may give rise to losses that far exceed the amount invested in those instruments.

For example, because each Fund includes a three times (3x) multiplier, a single-day movement in the Fund’s Reference Asset approaching 33% at any point in the day could result in the total loss or near total loss of an investment in the Fund if that movement is contrary to the Investment Objective of the Fund. Investors should understand that they may lose their entire investment in a Fund in a single day and should carefully consider whether an investment in a Fund is appropriate for them.

Due to the compounding of daily returns, each Fund’s returns over a period longer than a single day will likely differ in amount and possibly even direction from three times (3x) the performance of the Fund’s underlying Reference Asset over the same period. This effect becomes more pronounced as volatility increases and as holding periods extend. Investors who hold Shares for periods longer than one day should not expect the Fund’s performance to correspond to three times (3x) the performance of the underlying Reference Asset over such periods.

Each Fund will lose money if its Reference Asset’s performance is flat over time, and it is possible for a Fund to lose money over time regardless of the performance of an underlying Reference Asset, as a result of daily rebalancing, the Reference Asset’s volatility, compounding and other factors. Longer holding periods, higher Reference Asset volatility, and greater leverage each affect the impact of compounding on a Fund’s returns. Daily rebalancing and the compounding of each day’s return over time means that the return of each Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from three times (3x) the return of the Fund’s Reference Asset for the same period.

Investors should understand the consequences of holding daily rebalanced funds for periods longer than a single day, including the impact of compounding on fund performance. Investors should consider actively monitoring and/or periodically rebalancing their investments (which will possibly trigger transaction costs and tax consequences) in light of their investment goals and risk tolerances. An investor in a Fund could potentially lose the full value of their investment within a single day.

The following factors contribute to returns that are worse than the stated Investment Objective: (i) smaller Reference Asset gains or losses; (ii) higher Reference Asset volatility; and (iii) longer holding periods when these factors apply. The following factors contribute to returns that are better than the stated Investment Objective: (i) larger Reference Asset gains or losses; (ii) lower Reference Asset volatility; and (iii) longer holding periods when these factors apply. The more extreme these factors are, and the more they occur together, the more an investor’s return will tend to deviate from the Fund’s stated Investment Objective.

Unlike investments in stocks, which may pay dividends, or bonds, which pay interest, the underlying assets referenced by the Funds—including gold, silver, bitcoin, ether, crude oil, and natural gas—do not generate income or dividends. Each Fund’s returns are derived solely from changes in the price of the applicable underlying asset and the Fund’s leveraged exposure thereto. This lack of income generation means that each Fund’s returns are entirely dependent on price appreciation of the underlying asset, and the Funds may underperform other investments that generate income, particularly over longer holding periods or during periods of flat or declining prices for the underlying assets. The opportunity cost of holding exposure to non-income-generating assets rather than income-generating investments may be particularly significant during periods of rising interest rates when alternative investments may offer higher yields.

Due to the compounding of daily returns, each Fund’s returns over a period longer than a single day will likely differ in amount and possibly even direction from the Investment Objective over the same period.

Each Fund pursues its Investment Objective for a single day only, as measured from NAV calculation time to NAV calculation time, and not for any other period (see “Summary — Creation and Redemption Transactions” for the typical NAV calculation time of each Fund). The return of a Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from its Investment Objective over the same period.

Compounding is the cumulative effect of applying investment gains and losses and income to the principal amount invested over time. Gains or losses experienced over a given period will increase or reduce the principal amount invested from which the subsequent period’s returns are calculated. The effect of compounding becomes more pronounced as underlying asset volatility and holding period increase. The impact of compounding will impact each shareholder differently depending on the period of time an investment in a Fund is held and the volatility of the underlying Reference Asset during the holding period of an investment in Shares of the Fund.

Each Fund will lose money if its Reference Asset’s performance is flat over time, and a Fund can lose money regardless of the performance of the Reference Asset, as a result of daily rebalancing, fees, the underlying asset’s volatility, compounding and other factors. Longer holding periods, higher underlying asset volatility, and leverage each affect the impact of compounding on a Fund’s returns. Daily compounding of a Fund’s investment returns can dramatically and adversely affect performance, especially during periods of high volatility. Volatility has a negative impact on a Fund’s performance and the volatility of the underlying Reference Asset may be at least as important to the Fund’s return for a period as the return of the Reference Asset.

The following hypothetical examples illustrate how compounding can affect a Fund’s performance over periods longer than a single day. These examples do not include the effect of fees, expenses, or financing costs, which would further reduce the hypothetical Fund’s return.

Hypothetical Example #1: Reference Asset is Flat, Fund Underperforms. Assume an investor invests $100 in a Fund when the Reference Asset is priced at $100. On Day 1, the Reference Asset increases by 10%, closing at $110. Because the Fund seeks to deliver 3x the daily performance, the Fund would increase by 30% on Day 1, and the investor’s position would be worth $130. On Day 2, the Reference Asset decreases by approximately 9.09% (a $10 decline from $110 to $100), returning to its original price of $100. Because the Fund seeks to deliver 3x the daily performance, the Fund would decrease by approximately 27.27% on Day 2 (3 × 9.09%). Applying this 27.27% loss to the $130 position results in a loss of approximately $35.45, leaving the investor with approximately $94.55. Thus, even though the Reference Asset ended exactly where it started (a 0% return over two days), the Fund lost approximately 5.45% over the same two-day period.

Hypothetical Example #2: Reference Asset Gains, Fund Underperforms. Assume an investor invests $100 in a Fund when the Reference Asset is priced at $100. Over a five-day period, the Reference Asset experiences the following daily returns: Day 1: +5%, Day 2: -4%, Day 3: +6%, Day 4: -3%, Day 5: +2%. Over this period, the Reference Asset increases from $100 to approximately $105.65, a gain of approximately 5.65%. If the Fund simply delivered 3x the cumulative return, an investor might expect a gain of approximately 16.95% (3 × 5.65%). However, because the Fund rebalances daily, the actual Fund performance is the result of compounding each day’s 3x return. Applying 3x daily returns: Day 1: +15% ($100 → $115), Day 2: -12% ($115 → $101.20), Day 3: +18% ($101.20 → $119.42), Day 4: -9% ($119.42 → $108.67), Day 5: +6% ($108.67 → $115.19). The Fund’s cumulative return over the five-day period is approximately 15.19%, which is less than 3x the Reference Asset’s 5.65% gain. This example illustrates that even when the Reference Asset increases in value, the Fund’s return over the period may be less than 3x the Reference Asset’s return due to the effects of daily compounding and volatility.

Hypothetical Example #3: Reference Asset Declines, Fund Declines Further. Assume an investor invests $100 in a Fund when the Reference Asset is priced at $100. Over a five-day period, the Reference Asset experiences the following daily returns: Day 1: -4%, Day 2: +3%, Day 3: -5%, Day 4: +2%, Day 5: -3%. Over this period, the Reference Asset decreases from $100 to approximately $93.04, a loss of approximately 6.96%. If the Fund simply delivered 3x the cumulative return, an investor might expect a loss of approximately 20.88% (3 × 6.96%). However, because the Fund rebalances daily, the actual Fund performance is the result of compounding each day’s 3x return. Applying 3x daily returns: Day 1: -12% ($100 → $88), Day 2: +9% ($88 → $95.92), Day 3: -15% ($95.92 → $81.53), Day 4: +6% ($81.53 → $86.42), Day 5: -9% ($86.42 → $78.64). The Fund’s cumulative return over the five-day period is approximately -21.36%, which represents a greater loss than 3x the Reference Asset’s 6.96% decline. This example illustrates that when the Reference Asset decreases in value with volatility along the way, the Fund’s loss over the period may exceed 3x the Reference Asset’s loss due to the effects of daily compounding.

The Funds are not appropriate for all investors and present significant risks not applicable to other types of funds. An investor should only consider an investment in a Fund if he or she understands the consequences of seeking investment results for a single day. Shareholders who invest in a Fund should actively manage and monitor their investments, as frequently as daily.

Due to the effects of compounding, the sequence of daily returns may cause a Fund’s cumulative return to differ significantly from the stated 3x multiple of its Benchmark.

Due to the mathematics of daily compounding, the sequence of daily returns (the “path”) affects a Fund’s cumulative return as much as or more than the total return of the underlying benchmark over the same period. In volatile markets where the benchmark experiences alternating gains and losses, the Fund may experience “volatility decay” where the compounding of daily returns results in returns that are significantly less than the stated 3x multiple, even if the benchmark ends the period at the same level where it started. The more volatile the benchmark, the greater the potential for volatility decay. During periods of higher volatility, the volatility of the benchmark may affect the Fund’s return as much as or more than the return of the benchmark itself.

Performance Example

The table below shows a performance example of how compounding impacts a 3x daily rebalanced investment referencing a benchmark over periods longer than one day. Areas shaded lighter represent those scenarios where a hypothetical fund that seeks daily 3x returns of a benchmark will return the same or outperform (i.e., return more than) 3x of the benchmark performance over one year; conversely, areas shaded darker represent those scenarios where the hypothetical fund will underperform (i.e., return less than) 3x of the benchmark performance over one year.

Reference Asset Performance		One Year Volatility Rate
One Year Reference Asset	Three times (3x) the One Year Reference Asset	10%	25%	50%	75%	100%
One Year Benchmark	3x the One Year Reference Asset	10%	25%	50%	75%	100%
-60%	-180%	-93.8%	-94.7%	-97.0%	-98.8%	-99.7%
-50%	-150%	-87.9%	-89.6%	-94.1%	-97.7%	-99.4%
-40%	-120%	-79.0%	-82.1%	-89.8%	-96.0%	-98.9%
-30%	-90%	-66.7%	-71.6%	-83.8%	-93.7%	-98.3%
-20%	-60%	-50.3%	-57.6%	-75.8%	-90.5%	-97.5%
-10%	-30%	-29.3%	-39.6%	-65.6%	-86.5%	-96.4%
0%	0%	-3.0%	-17.1%	-52.8%	-81.5%	-95.0%
10%	30%	29.2%	10.3%	-37.1%	-75.4%	-93.4%
20%	60%	67.7%	43.3%	-18.4%	-68.0%	-91.4%
30%	90%	113.2%	82.1%	3.8%	-59.4%	-89.1%
40%	120%	166.3%	127.5%	29.6%	-49.2%	-86.3%
50%	150%	227.5%	179.8%	59.4%	-37.6%	-83.2%
60%	180%	297.5%	239.6%	93.5%	-24.2%	-79.6%

The table above does not represent the hypothetical or actual performance of any Fund. It is provided solely for illustrative purposes to demonstrate how varying levels of benchmark volatility and benchmark performance can affect the performance of an investment that seeks daily investment results corresponding to three times (3x) the daily performance of a benchmark when such investment is held for periods longer than a single day, in this case a one-year period.

There can be no assurance that a Fund will achieve its investment objective or avoid substantial losses. A Fund does not seek to achieve its stated investment objective over a period of time greater than a single day because mathematical compounding prevents a Fund from achieving such results. A Fund will lose money if its Reference Asset’s performance is flat over time, and a Fund can lose money regardless of the performance of its Reference Asset, as a result of daily rebalancing, fees, the underlying asset’s volatility, compounding, differences between the performance of the Reference Asset and related Linked Instruments in which the Fund invests, and other factors. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance, especially during periods of high volatility. Volatility has a negative impact on a Fund’s performance and may be at least as important to a Fund’s return for a period as the return of its Reference Asset.

Risks Related to the Fund’s Investments

The Funds do not invest directly in the Reference Assets, and the Funds’ investments can and do perform materially differently from the spot price of their underlying Reference Asset.

Each Fund seeks to gain exposure to its underlying Reference Asset (gold, silver, bitcoin, ether, light sweet crude oil, or natural gas, as applicable) through investments that are linked to the Reference Asset, which include (i) futures contracts; (ii) shares of other exchange-traded investment products whose shares are registered under the 1933 Act, but are not registered as investment companies under the Investment Company Act, and that invest in assets similar to those in which the Fund may invest (“ETPs”); (iii) shares of investment companies registered under the Investment Company Act that invest in assets similar to those in which the Fund may invest (“ETFs”); and (iii) exchange traded options on the Reference Asset, or on shares of ETPs or ETFs; (iv) cash; or (v) Cash Equivalents (defined above) (together, “Linked Instruments”).

The Funds do not hold the physical commodities of gold, silver, light sweet crude oil, or natural gas, and do not hold the digital commodities of bitcoin or ether. The performance of Linked Instruments can, and historically has, differed materially from the performance of the spot price of the underlying Reference Asset.

This performance divergence occurs for several reasons. First, the prices of futures contracts and other Linked Instruments reflect expectations about the future price of the underlying asset, which may differ from its current spot price. Second, the Funds must periodically “roll” their futures positions by selling contracts approaching expiration and purchasing contracts with later expiration dates. In a “contango” market, where futures contracts with longer terms to expiration are priced higher than contracts with shorter terms, rolling results in the Fund selling contracts at relatively lower prices and buying contracts at relatively higher prices. This “negative roll yield” creates a drag on performance that can cause the Fund to significantly underperform the spot price of the underlying Reference Asset over time, even if spot prices remain flat or increase. Conversely, in “backwardation”, where futures contracts with longer terms to expiration are priced lower than contracts with shorter terms, rolling may benefit Fund performance. However, the futures markets for many of the Funds’ underlying Reference Assets have historically experienced extended periods of contango.

Additional factors that may cause Linked Instruments to perform differently from spot prices include transaction costs and commissions associated with trading Linked Instruments; margin requirements, collateral requirements, and financing costs; storage and security costs (for physical commodities); wallet and security costs (for digital commodities) reflected in futures pricing; and basis risk between the specific instruments held by a Fund and the spot market. For digital assets such as bitcoin and ether, the relationship between futures prices and spot prices may be particularly variable because the digital asset futures markets have a limited operating history and may be less liquid than futures markets for traditional commodities.

As a result of these factors, the performance of a Fund may differ materially in amount and possibly even in direction from the performance of the spot price of the Fund’s underlying Reference Asset. Historical data demonstrates that futures-based commodity investments have frequently underperformed the spot price of the underlying commodity over extended periods. Investors seeking exposure to the spot price of a Reference Asset should consider whether the Funds are appropriate for their investment objectives. An investment in a Fund should not be viewed as an investment in the underlying Reference Asset.

The value of Shares relates directly to the value of, and realized gain or loss from, the Linked Instruments and other assets held by a Fund. Fluctuations in the price of these Linked Instruments or assets could materially adversely affect an investment in the Shares.

Each of the following factors could have a negative impact on the value of the Funds. These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor.

●	Interest rates;

●	Inflation rates and investors’ expectations concerning inflation rates;

●	Supply and demand as well as hedging activities in the listed and over-the-counter (“OTC”) equity derivatives markets;

●	The level of margin requirements;

●	The position limits imposed by FCMs and Exchanges;

●	Disruptions in trading of the applicable underlying Reference Asset or its related futures contracts;

●	The trading activity of other funds following similar benchmarks or trading similar strategies

Each Fund may enter into written agreements with one or more FCMs governing the terms of the Fund’s futures transactions cleared by such FCM. Because futures contracts typically require only a relatively small initial investment, they may involve a high degree of leverage. A Fund must provide margin when it invests in a futures contract. Such margin requirements are subject to change suddenly and without warning at any time during the term of the contract and could be substantial in the event of adverse price movements or volatility. High margin requirements could prevent a Fund from obtaining or maintaining sufficient exposure to futures contracts and may prevent or have a significant adverse impact on a Fund’s ability to achieve its investment objective. If a margin call is not met within a reasonable time, an FCM may close out a Fund’s position which may prevent the Fund from achieving its investment objective. If a Fund has, or expects to have, insufficient cash to meet daily margin requirements, it may need to buy or sell Linked Instruments at a time when such purchases or sales are disadvantageous. During periods of elevated market volatility, an FCM may raise margin requirements suddenly and without warning and cause the Fund to buy or sell Linked Instruments at a time when such purchases or sales are disadvantageous. This rise in margin requirements could prevent a Fund from obtaining or maintaining sufficient exposure to futures contracts and may prevent or have a significant adverse impact on a Fund’s ability to achieve its investment objective. An FCM’s failure to return required margin to a Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption and could also have a negative impact on a Fund’s ability to achieve its investment objective.

Each Fund’s Investment Objective is to seek daily investment results, before fees and expenses, that correspond to the performance of their respective Reference Assets for a single day, not for any other period. The purchase of options may cause the Funds to underperform the respective Reference Assets over a single day or over longer periods.

Futures markets are highly volatile, and may become more volatile during periods of general market and/or economic volatility, and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.

The Funds may be adversely affected by contango or backwardation in the futures markets.

In Funds that hold futures contracts, as the futures contracts near expiration, they are generally replaced by contracts that have a later expiration. This process is referred to as “rolling.” Rolling may have a positive or negative impact on performance. When the market for these futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the rolling process of the more nearby contract would take place at a price that is lower than the price of the more distant futures contract. This pattern of higher prices for longer expiration futures contracts is referred to as “contango.” Alternatively, when the market for these futures contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the rolling process of the more nearby contract would take place at a price that is higher than the price of the more distant futures contract. This pattern of higher prices for shorter expiration futures contracts is referred to as “backwardation.”

There have been extended periods in which contango or backwardation have existed in the futures contract markets for various types of futures contracts and such periods can be expected to occur in the future. These extended periods have caused in the past, and may cause in the future, significant losses, and these periods can have as much or more impact over time than movements in the level of a Fund’s benchmark. Additionally, because of the frequency with which the Funds may roll futures contracts, the impact of such contango or backwardation on Fund performance may be greater than it would have been if the Funds rolled futures contracts less frequently.

Potential negative impact from rolling futures positions; there have been extended periods in the past where the investment strategies utilized by the Funds would have caused significant and sustained losses.

When the market for these futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby futures contract would take place at a price that is lower than the price of the more distant futures contract. This pattern of higher prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these futures contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby futures contract would take place at a price that is higher than the price of the more distant futures contract. This pattern of higher prices for shorter expiration futures contracts is referred to as “backwardation.” The presence of contango in certain futures contracts at the time of rolling would be expected to adversely affect the Funds with long positions, and positively affect the Funds with short positions. Similarly, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Funds with short positions and positively affect the Funds with long positions.

Additionally, because of the frequency with which the Funds may roll futures contracts, the impact of such contango or backwardation on Fund performance may be greater than it would have been if the Funds rolled futures contracts less frequently. In April 2020, the market for Crude Oil Futures Contracts experienced a period of “extraordinary contango” that resulted in a negative price in the May 2020 WTI crude oil futures contract. It is possible that the futures contracts held by the Funds also may experience periods of extraordinary contango in the future.

Margin requirements for futures contracts and position limits imposed by FCMs and Exchanges may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective.

Each Fund may enter into written agreements with one or more FCMs governing the terms of the Fund’s futures transactions cleared by such FCM. Because futures contracts typically require only a relatively small initial investment, they may involve a high degree of leverage. A Fund must provide margin when it invests in a futures contract. Such margin requirements are subject to change suddenly and without warning at any time during the term of the contract and could be substantial in the event of adverse price movements or volatility. High margin requirements could prevent a Fund from obtaining or maintaining sufficient exposure to futures contracts and may prevent or have a significant adverse impact on a Fund’s ability to achieve its investment objective. If a margin call is not met within a reasonable time, an FCM may close out a Fund’s position which may prevent the Fund from achieving its investment objective. If a Fund has, or expects to have, insufficient cash to meet daily margin requirements, it may need to buy or sell Financial Instruments at a time when such purchases or sales are disadvantageous. During periods of elevated market volatility, an FCM may raise margin requirements suddenly and without warning and cause the Fund to buy or sell Linked Instruments at a time when such purchases or sales are disadvantageous. This rise in margin requirements could prevent a Fund from obtaining or maintaining sufficient exposure to futures contracts and may prevent or have a significant adverse impact on a Fund’s ability to achieve its investment objective.

An FCM’s failure to return required margin to a Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption and could also have a negative impact on a Fund’s ability to achieve its investment objective. Exchanges impose futures contract position limits and accountability levels on the Funds and the Funds may be subject to new or more restrictive position limits or accountability levels in the future. If a Fund reaches a position limit or accountability level or becomes subject to a daily limit, its ability to issue new Creation Units or reinvest in additional commodity futures contracts may be limited to the extent these restrictions limit its ability to increase or add to existing positions of futures contracts and a Fund cannot otherwise obtain exposure through other Linked Instruments.

Exchanges impose futures contract position limits and accountability levels on the Funds and the Funds may be subject to new or more restrictive position limits or accountability levels in the future. If a Fund reaches a position limit or accountability level or becomes subject to a daily limit, its ability to issue new Creation Units or reinvest in additional commodity futures contracts may be limited to the extent these restrictions limit its ability to establish new futures positions, add to existing positions, or otherwise transact in futures.

Certain of the FCMs utilized by the Funds may impose their own “position limits”, or risk limits, on the Funds. Any such risk limits restrict the amount of exposure to futures contracts that a Fund can obtain through such FCMs. These risk limits may, for example, be imposed as a result of significant and/or rapid increases in the size of the Fund as a result of an increase in creation activity. As a result, a Fund may need to transact through a number of FCMs in order to achieve its investment objective. If enough FCMs are not willing to transact with a Fund, or if the risk limits imposed by such FCMs do not provide sufficient exposure, the Fund may not be able to achieve its investment objective. In addition, in such instances, a Fund may limit or suspend the purchase of Creation Units since the Fund may be unable to invest the cash received from such Creation Unit in sufficient futures transactions to meet its investment objective. As discussed elsewhere herein, the limitation or suspension of Creation Units could cause a Fund’s Shares to trade at significant premiums or discounts and otherwise disrupt secondary market trading of Fund Shares.

It may not be possible to gain exposure to a Reference Asset using exchange-traded Linked Instruments.

Each Fund intends to utilize exchange-traded Linked Instruments. However, it may not be possible to gain the exposure to a Fund’s Reference Asset with these Linked Instruments necessary for a Fund to meet its Investment Objective. If these Linked Instruments cease to be traded on regulated exchanges, they may be replaced with Linked Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Linked Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the Commodity Exchange Act or other applicable statutes and related regulations that govern trading on regulated U.S. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories.

Risk of after-market or overnight events impacting the next opening market price.

Global and domestic, political, social or economic events that occur after the end of trading of Fund Shares on domestic Exchanges can have a significant impact on the market price of Fund Shares when the trading of Fund Shares resumes on the following day.

Possible illiquid markets may cause or exacerbate losses.

Linked Instruments cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market.

Market illiquidity may cause losses for a Fund. The large size of the positions which a Fund may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that a Fund will typically invest in Linked Instruments related to a single Reference Asset, which in many cases is highly concentrated. Limits imposed by counterparties, exchanges or other regulatory organizations, such as accountability levels, position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some Linked Instruments.

A counterparty’s failure to perform its obligations under derivative contracts could result in losses to the Fund and investors.

The Funds may invest in centrally-cleared derivatives such as futures contracts and purchased options (collectively referred to herein as “derivatives”). The use of derivatives by the Funds exposes them to counterparty risks.

The counterparty risk for cleared derivatives transactions is generally lower than for uncleared OTC derivatives. Once a transaction is cleared, the clearing organization is substituted and is a Fund’s counterparty on the derivative. The clearing organization guarantees the performance of the other side of the derivative. Nevertheless, some risk remains, as there is no assurance that the clearing organization, or its members, will satisfy its obligations to a Fund.

Options investments involve unique risks including the potential loss of the entire premium paid, limited time to exercise, and the possibility that options may expire worthless.

Transactions in options generally require less capital than equivalent stock transactions. They may return smaller dollar figures but a potentially greater percentage of the investment than equivalent stock transactions.

The potential profit is limited to the premium received for the contract. The potential loss is often unlimited. While leverage means the percentage returns can be significant, the amount of cash required is smaller than equivalent stock transactions. It is possible to lose the entire principal invested, and sometimes more. As an options holder, a Fund risks the entire amount of the premium it pays. But as an options writer, it takes on a much higher level of risk. For example, when buying options, a Fund risks losing the premium paid, plus commissions and fees.

The insolvency of an FCM or clearing organization or the failure of an FCM or clearing organization to properly segregate Fund assets held as margin on futures transactions may result in losses to a Fund.

The CEA requires FCMs to segregate client assets received as margin on futures transactions from their own proprietary assets. However, if an FCM fails to properly segregate Fund assets deposited as margin, these assets might not be fully protected in the event of the FCM’s bankruptcy. In such event, a Fund may not be able to recover any assets held by the FCM, or may recover only a limited portion of such assets.

Furthermore, customer funds held at a clearing organization in connection with any futures contracts are permitted to be held in a commingled omnibus account that does not identify the name of the clearing member’s individual customers. A clearing organization may use assets held in such accounts to satisfy payment obligations of a defaulting customer of the FCM to the clearing organization. As a result, in the event of a default of one or more of the FCM’s other clients together with the bankruptcy or insolvency of the FCM, a Fund may not be able to recover the assets deposited by the FCM on behalf of the Fund with the clearing organization.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

The Fund’s concentration in a single underlying asset increases volatility and risk compared to more diversified investments tracking multiple commodities or asset classes.

Concentration exclusively in long or short positions in first- and second-month futures contracts may result in a greater degree of volatility and adverse performance of a Fund under specific market conditions and over time. Concentration in fewer futures contracts as opposed to exposure to a broader set of futures contracts may increase the risk of a Fund’s trading activity affecting such futures contracts and this may adversely affect the performance of a Fund.

For example, such concentration may cause the daily rolling or rebalancing of a Fund’s portfolio to adversely impact the market price of its concentrated portfolio of futures contracts and in turn the level of the Reference Asset and the performance of a Fund.

Investments in Cash Equivalents are subject to credit risk, interest rate risk, and other risks that could result in loss of principal or reduced returns.

Each Fund may invest a portion of its assets in Cash Equivalents to provide liquidity, serve as margin, or otherwise collateralize the Fund’s investments. Cash Equivalents include U.S. Government securities, certificates of deposit, bankers’ acceptances, repurchase agreements and reverse repurchase agreements, bank time deposits, commercial paper, and money market funds. Investments in Cash Equivalents are subject to various risks, including credit risk (the risk that the issuer or counterparty may fail to make principal or interest payments when due), interest rate risk (the risk that the value of the investment may decline if interest rates rise), and liquidity risk (the risk that the Fund may not be able to sell the investment at an advantageous time or price). U.S. Government securities that are not backed by the full faith and credit of the United States are subject to greater credit risk than obligations backed by the full faith and credit of the United States. Certificates of deposit and bank time deposits are subject to the credit risk of the issuing bank or savings institution, and amounts in excess of applicable deposit insurance limits are not insured. Bankers’ acceptances and commercial paper are subject to the credit risk of the issuing or guaranteeing entity. Repurchase agreements are subject to the risk that the counterparty may fail to repurchase the underlying securities, and if the value of the underlying securities declines, the Fund may suffer a loss. Investments in money market funds are subject to the risks of the underlying instruments held by such funds, as well as the fees and expenses charged by such funds. While Cash Equivalents are generally considered to be lower-risk investments, there can be no assurance that the Funds will not experience losses on investments in Cash Equivalents.

Investments in exchange-traded products involve special risks.

Each Fund may invest in long positions in pooled investment vehicles that have investment objectives similar to that of a Fund or short positions in pooled investment vehicles that have investment objectives opposite to that of a Fund. These vehicles may be investment companies registered under the Investment Company Act or exchange-traded investment products whose shares are registered under the 1933 Act but are not investment companies registered under the Investment Company Act (collectively, “ETPs”).

Investing in an ETP may involve duplication of fees and certain other expenses. By investing in an ETP, the Fund becomes a shareholder of that ETP. As a result, Fund shareholders indirectly bear the Fund’s proportionate share of the fees and expenses paid by shareholders of the ETP, in addition to the fees and expenses Fund shareholders bear in connection with the Fund’s own operations. As a shareholder, the Fund must rely on the ETP to achieve its investment objective. The Fund’s performance may be magnified positively or negatively by virtue of its investment in an ETP. If the ETP fails to achieve its investment objective, the value of the Fund’s investment could decline, thus affecting the Fund’s performance. In addition, because certain ETP shares are listed on national stock exchanges and are traded like stocks on an exchange, their shares potentially may trade at a discount or a premium. Investments in such shares may be subject to brokerage and other trading costs, which could result in greater expenses to the Fund. Finally, because the value of certain ETP shares may depend on the demand in the market, the Sponsor may not be able to liquidate the Fund’s holdings in those shares at the most optimal time, adversely affecting the Fund’s performance.

Risks Related to Investing in Gold-Linked Instruments (3x Gold ETF)

3x Gold ETF invests in Gold-Linked Instruments, which are financial instruments that reference or derive their value from gold or Gold Futures Contracts. Investments in Gold-Linked Instruments expose 3x Gold ETF to risks associated with the price of gold, which may fluctuate significantly in short periods. The price of gold is affected by numerous factors beyond the control of the Sponsor, including changes in global supply and demand for gold; political, economic, and regulatory developments worldwide; changes in interest rates; currency fluctuations; central bank gold sales and purchases; global or regional recessions; natural disasters; and pandemics.

Gold prices historically have been highly volatile and subject to sudden and unpredictable price movements, including reversals. For example, on January 31, 2026, gold futures experienced their largest single-day percentage decline since 1980, falling approximately 11% from approximately $5,350 per ounce to approximately $4,745 per ounce. In March 2026, gold prices fell approximately 12% for the month, the worst monthly decline since 2013, from approximately $5,200 per ounce to approximately $4,600 per ounce. Had 3x Gold ETF been in existence during this period, it would have experienced declines of approximately three times these percentages (i.e., approximately 33% and 36%, respectively), which could have resulted in total or near-total loss of an investor’s investment. In a single day, an investor in 3x Gold ETF could lose a substantial portion or all of their investment if the price of gold declines significantly. Gold markets also have historically experienced extended periods of flat or declining prices, and there can be no assurance that gold will maintain its long-term value in terms of future purchasing power. 3x Gold ETF seeks to provide three times (3x) the daily performance of gold, which amplifies both gains and losses. Unlike stocks or bonds, gold does not generate income or dividends, and 3x Gold ETF’s returns are solely dependent on changes in the price of gold and 3x Gold ETF’s ability to track its Reference Asset.

The gold futures market may experience contango (where futures prices are higher than spot prices) or backwardation (where futures prices are lower than spot prices). Gold historically exhibits contango markets during most periods because the futures price typically exceeds the spot price to reflect the cost of carry (storage, insurance, and financing costs). However, in early 2026, gold futures experienced periods of significant backwardation, a relatively rare condition for gold markets, driven by supply chain challenges, high demand for physical metal, and geopolitical tensions. During these backwardation periods, the spot price of gold exceeded futures prices, reflecting strong near-term demand and tight physical supply. When gold is in contango, which remains the prevailing condition during most market environments, 3x Gold ETF may experience “negative roll yield” as it sells expiring contracts at lower prices and purchases longer-dated contracts at higher prices. The historical impact of contango on gold futures investments has been material. For example, annualized roll costs in contango markets have exceeded 2% in certain periods. Because 3x Gold ETF provides 3x leveraged exposure, such roll costs are amplified, meaning a 2% annualized roll cost would result in approximately 6% of additional underperformance annually (before fees and expenses) relative to a 3x leveraged investment in physical gold. This may cause 3x Gold ETF’s performance to differ significantly from the performance of spot gold prices over time and may result in 3x Gold ETF substantially underperforming a similar investment that is linked to the spot price of gold, even if spot gold prices remain flat or increase.

Gold prices are significantly affected by macroeconomic factors including inflation, interest rates, and currency fluctuations, which may cause substantial volatility.

Gold prices are significantly influenced by macroeconomic factors and global economic conditions. The price of gold may be affected by inflationary or deflationary trends, with gold historically serving as a hedge against inflation and currency debasement. Changes in real interest rates may also affect gold prices, as gold does not generate interest income and may become relatively less attractive compared to interest-bearing investments when real interest rates rise. Conversely, lower real interest rates may increase the appeal of gold as an investment. Following the outbreak of the U.S.-Iran conflict in late February 2026, gold prices initially surged above $5,300 per ounce but then declined sharply as elevated oil prices sparked inflation fears and expectations that the Federal Reserve would maintain higher interest rates for longer. Gold fell approximately 14.5% in March 2026 alone—underperforming even equity indices during the same period—illustrating that monetary policy expectations can outweigh safe-haven demand during periods of geopolitical stress. Policy signals from the Federal Reserve further pressured gold prices, with the metal declining from its January 2026 all-time high of approximately $5,450 per ounce to below $4,000 per ounce by mid-year. Central bank monetary policy decisions, including interest rate changes and quantitative easing or tightening programs, may significantly impact gold prices and investor demand for gold.

Currency fluctuations, particularly in the U.S. dollar, may significantly impact gold prices. Because gold is generally priced in U.S. dollars, a strengthening dollar may reduce the price of gold in dollar terms, while a weakening dollar may increase the price of gold. In 2026, a firmer U.S. dollar contributed to downward pressure on gold prices, as expectations for prolonged higher interest rates supported dollar strength. Changes in the relative strength of the U.S. dollar against other currencies may affect global demand for gold and 3x Gold ETF’s performance. The relationship between gold prices and the U.S. dollar may not always be consistent, and there may be periods when both gold prices and the dollar move in the same direction. Central bank gold purchases have provided structural support for gold prices in recent years. However, during the 2026 Iran conflict, some central banks paused or reversed gold purchases to shore up foreign exchange reserves amid elevated oil prices. This illustrates that even structural central bank demand can be disrupted by acute geopolitical and economic stress.

Geopolitical events, including wars, military conflicts, terrorist attacks, political instability, trade disputes, sanctions, and international tensions may cause significant fluctuations in gold prices. Gold is often perceived as a “safe haven” asset during periods of geopolitical uncertainty, which may cause demand and prices to increase during such periods. However, there can be no assurance that gold will perform as a safe haven during any particular crisis or that prices will not decline even during periods of geopolitical stress. Political developments, changes in government policies, and elections in major economies may also impact gold prices and investor sentiment toward gold investments.

Disruptions in the gold mining industry, including labor disputes, environmental regulations, and supply constraints, may adversely affect gold prices.

Although 3x Gold ETF does not invest directly in gold mining companies, the price of gold may be affected by developments in the gold mining industry. Gold mining operations are subject to numerous risks, including geological uncertainty, operational hazards, labor disputes, political and regulatory risks, environmental liabilities, and fluctuations in production costs. Disruptions to gold mining operations or reductions in gold production may affect the global supply of gold and impact gold prices. Changes in the cost of extracting gold, including energy costs, labor costs, and the costs of regulatory compliance, may also affect gold prices over time.

A significant increase in hedging activity by gold producers could cause a decline in gold prices and adversely affect 3x Gold ETF.

Gold mining companies and other producers may engage in hedging or forward-selling activities to lock in future prices and manage their business risks. A significant increase in the level of hedging activity by gold producers could increase the effective supply of gold available to the market and cause a decline in gold prices. Historically, periods of increased producer hedging have contributed to sustained price declines in precious metals markets. Conversely, the unwinding of producer hedge positions has contributed to price increases. Changes in producer hedging activity are difficult to predict and may occur rapidly in response to changes in price expectations, interest rates, or producer financial conditions. Any decline in gold prices resulting from increased producer hedging would be magnified by 3x Gold ETF’s 3x leveraged exposure.

Central bank gold sales or purchases and changes in official sector policies may cause significant volatility in gold prices.

Central banks and other official sector entities hold significant quantities of gold as reserve assets and engage in gold purchases and sales that may significantly impact gold prices. Changes in central bank gold policies, including decisions to increase or decrease gold reserves, may cause gold prices to rise or fall. Central banks have historically been net sellers of gold during certain periods and net purchasers during other periods, and shifts in official sector demand can have significant effects on gold prices. In recent years, central banks, particularly in emerging markets, have increased their gold purchases as part of reserve diversification strategies. However, there can be no assurance that this trend will continue, and a reversal of central bank gold buying could adversely affect gold prices and 3x Gold ETF’s performance.

A significant change in the attitude of speculators and investors toward gold, including coordinated trading activity on social media platforms, may cause substantial volatility in gold prices.

Gold prices may be significantly affected by changes in investor and speculator sentiment toward gold as an investment. A significant change in the attitude of speculators and investors toward gold could cause a decline in world gold prices, adversely affecting the price of 3x Gold ETF’s Shares. In recent years, coordinated trading campaigns organized through social media platforms and online forums have caused extreme short-term volatility in certain asset prices, including attempts to drive up silver prices in early 2021. While the gold market is larger and more liquid than the silver market, coordinated activity by retail investors or speculative interests could contribute to volatility in gold prices. Because 3x Gold ETF seeks to provide 3x leveraged exposure to gold, any such coordinated activity could result in extreme volatility in 3x Gold ETF’s share price. Investors could experience substantial gains or losses within a single trading day due to such activity. Such activity may occur with little or no warning and may reverse rapidly, causing investors who purchase during a price spike to suffer significant losses if they do not actively monitor their positions.

Disruptions to COMEX futures trading or price discovery mechanisms could adversely affect 3x Gold ETF’s ability to achieve its investment objective.

3x Gold ETF seeks to achieve its investment objective through exposure to Gold Futures Contracts traded on COMEX. COMEX or the CME Group may suspend trading in Gold Futures Contracts, impose position limits or accountability levels, increase margin requirements, or experience electronic trading system failures that could prevent 3x Gold ETF from establishing or liquidating positions at favorable prices. During periods of extreme market volatility, trading in gold futures may be halted pursuant to exchange “circuit breaker” rules. If trading is halted or disrupted during the time when 3x Gold ETF needs to rebalance its portfolio to maintain its 3x leveraged exposure, 3x Gold ETF may be unable to achieve its daily investment objective. Additionally, the COMEX gold futures settlement price used to calculate 3x Gold ETF’s Reference Asset may not accurately reflect the prevailing spot price of gold due to market dislocations, liquidity constraints, or basis risk between futures and spot prices. Any such disruptions or price dislocations could cause 3x Gold ETF’s performance to differ materially from the performance investors expect based on movements in the spot price of gold.

Risks Related to Investing in Silver-Linked Instruments (3x Silver ETF)

3x Silver ETF invests in Silver-Linked Instruments, which are financial instruments that reference or derive their value from silver or Silver Futures Contracts. Investments in Silver-Linked Instruments expose the Fund to risks associated with the price of silver, which may be more volatile than gold prices due to silver’s smaller market size and dual role as both a precious metal and an industrial commodity. The price of silver is affected by numerous factors beyond the control of the Sponsor, including changes in global supply and demand for silver; industrial demand, particularly from the electronics, solar photovoltaic, and electric vehicle industries; jewelry and silverware demand; investment demand; political, economic, and regulatory developments worldwide; changes in interest rates; currency fluctuations; and changes in mining production and recycling rates.

Silver prices historically have been highly volatile and may experience greater price swings than gold due to the smaller size of the silver market relative to gold. For example, on January 30, 2026, silver futures experienced their largest single-day percentage decline since 1980, falling approximately 26% in a single trading session. Silver prices fell from approximately $117 per ounce to approximately $85 per ounce. Over the period from late January through early February 2026, silver prices declined more than 30% from peak to trough. Had 3x Silver ETF been in existence during this period, it would have experienced declines of approximately three times these percentages (i.e., approximately 78% or more on a single-day basis and approximately 90% or more over the multi-day period), which would likely have resulted in total or near-total loss of an investor’s investment. The Fund seeks to provide three times (3x) the daily performance of silver, which amplifies both gains and losses. In a single day, an investor in 3x Silver ETF could lose a substantial portion or all of their investment if the price of silver declines significantly. Silver markets have historically experienced extended periods of flat or declining prices, and there can be no assurance that silver will maintain its long-term value in terms of future purchasing power. Unlike stocks or bonds, silver does not generate income or dividends, and 3x Silver ETF’s returns are solely dependent on changes in the price of silver and 3x Silver ETF’s ability to track its Reference Asset.

The silver futures market may experience contango (where futures prices are higher than spot prices) or backwardation (where futures prices are lower than spot prices). Silver, like gold, historically exhibits contango markets during most periods. However, in early 2026, the silver futures market experienced significant backwardation, with spot prices exceeding futures prices due to strong physical demand and speculative retail flows into leveraged silver ETFs. The backwardation in silver was more pronounced than in gold during this period, reflecting silver’s smaller market size and the amplified impact of leveraged ETF rebalancing on the underlying futures market. When silver is in contango, 3x Silver ETF may experience “negative roll yield” as it sells expiring contracts at lower prices and purchases longer-dated contracts at higher prices. The historical impact of contango on silver futures investments has been material—for example, annualized roll costs in contango markets have exceeded 2% in certain periods. Because 3x Silver ETF provides 3x leveraged exposure, such roll costs are amplified, meaning a 2% annualized roll cost would result in approximately 6% of additional underperformance annually (before fees and expenses) relative to a 3x leveraged investment in physical silver. This may cause 3x Silver ETF’s performance to differ significantly from the performance of spot silver prices over time and may result in 3x Silver ETF substantially underperforming a similar investment that is linked to the spot price of silver, even if spot silver prices remain flat or increase.

Silver prices are significantly affected by industrial demand, particularly in electronics and solar energy, which may cause price volatility unrelated to investment demand.

Unlike gold, which is primarily used for investment and jewelry purposes, silver has significant industrial applications that account for a substantial portion of annual silver demand. Industrial demand for silver includes use in electronics, electrical contacts and conductors, solar photovoltaic cells, electric vehicle components, batteries, medical devices, and various other applications. The solar photovoltaic industry has become a major consumer of silver, with each solar panel requiring silver paste for electrical conductivity. Electric vehicles also require significantly more silver than traditional internal combustion engine vehicles. The rapid growth in renewable energy installations, particularly in China, the European Union, and the United States, has fundamentally shifted silver’s demand profile, with industrial applications now accounting for a majority of total annual silver consumption. Changes in industrial demand, including shifts in technology, manufacturing trends, or economic conditions affecting industrial production, may significantly impact silver prices independently of investment demand.

A slowdown in industrial production, technological changes that reduce silver usage, or the development of substitute materials could reduce industrial demand for silver and adversely affect silver prices. Conversely, rapid growth in industries that use silver, such as renewable energy and electric vehicles, may increase demand and support higher prices. The dual nature of silver as both an industrial and precious metal means that silver prices may be affected by both industrial economic cycles and investment demand trends, which may not always move in the same direction. This may result in greater price volatility compared to gold, which is less dependent on industrial demand.

Silver supply constraints and mining industry factors, including production costs and geopolitical risks, may adversely affect silver prices and availability.

The majority of silver production is derived as a byproduct of mining other metals, including copper, lead, zinc, and gold. Because silver is primarily produced as a byproduct, global silver supply is relatively inelastic and may not respond quickly to changes in silver prices. Increases in silver demand may not result in proportionate increases in silver production if the production of primary metals remains stable or declines. This supply inelasticity may contribute to price volatility and potential supply shortages during periods of high demand.

Silver mining operations are subject to numerous risks, including geological uncertainty, operational hazards, labor disputes, political and regulatory risks in mining jurisdictions, environmental liabilities, and fluctuations in production costs. The largest silver-producing countries include Mexico, Peru, China, Poland, and Russia, and political or economic instability in these regions may affect silver supply and prices. Changes in the cost of extracting silver, including energy costs, labor costs, and the costs of regulatory and environmental compliance, may also affect silver supply and prices over time. Disruptions to silver mining operations or reductions in silver production may affect the global supply of silver and impact silver prices.

Silver prices are significantly affected by macroeconomic factors including inflation, interest rates, and currency fluctuations, which may cause substantial volatility.

Silver prices are significantly influenced by macroeconomic factors and global economic conditions. Like gold, silver has historically served as a hedge against inflation and currency debasement, and silver prices may be affected by inflationary or deflationary trends. However, silver’s sensitivity to industrial demand means that its price may also be affected by economic growth or contraction. During periods of economic expansion, industrial demand for silver may increase and support prices, while during economic downturns, reduced industrial demand may offset any safe-haven buying and cause silver prices to decline. For example, in January 2026, silver prices surged to an all-time high above $115 per ounce, driven by a combination of inflation concerns following oil price spikes related to the U.S.-Iran conflict, speculative retail flows into leveraged silver ETFs, and strong industrial demand from solar and electric vehicle manufacturers. The subsequent correction, which saw silver prices decline more than 30% from peak to trough, illustrated how quickly macroeconomic sentiment shifts and industrial demand expectations can reverse silver’s gains.

Changes in real interest rates may affect silver prices, as silver does not generate interest income and may become relatively less attractive compared to interest-bearing investments when real interest rates rise. Central bank monetary policy decisions, including interest rate changes and quantitative easing or tightening programs, may significantly impact silver prices and investor demand for silver. Currency fluctuations, particularly in the U.S. dollar, may significantly impact silver prices. Because silver is generally priced in U.S. dollars, a strengthening dollar may reduce the price of silver in dollar terms, while a weakening dollar may increase the price of silver.

Geopolitical events, including wars, military conflicts, terrorist attacks, political instability, trade disputes, sanctions, and international tensions may cause significant fluctuations in silver prices. Silver, like gold, is often perceived as a “safe haven” asset during periods of geopolitical uncertainty, which may cause demand and prices to increase during such periods. However, silver’s smaller market size and greater volatility mean that price reactions to geopolitical events may be more pronounced than for gold. There can be no assurance that silver will perform as a safe haven during any particular crisis or that prices will not decline even during periods of geopolitical stress.

The silver market is smaller and less liquid than gold, which may result in greater price volatility and difficulty executing transactions at favorable prices.

The silver market is significantly smaller than the gold market in terms of total market capitalization and daily trading volume. This smaller market size may result in greater price volatility, wider bid-ask spreads, and potentially reduced liquidity in silver and Silver Futures Contracts during periods of market stress or heightened volatility. Large purchases or sales of silver or Silver Futures Contracts may have a more significant impact on silver prices than comparable transactions in gold. The concentration of silver holdings among a relatively small number of institutional investors and sovereign entities may also contribute to price volatility.

During periods of market stress, liquidity in Silver Futures Contracts may decline, which could make it more difficult or costly for 3x Silver ETF to achieve its investment objective. Reduced liquidity may result in wider bid-ask spreads, greater price volatility, and potential difficulty in executing transactions at favorable prices. In extreme market conditions, there may be limited or no market for certain Silver Futures Contracts, which could prevent 3x Silver ETF from rebalancing its portfolio or meeting its daily investment objective.

Coordinated trading activity on social media platforms may cause extreme short-term volatility in silver prices, which would be magnified by 3x Silver ETF’s 3x leverage.

In recent years, coordinated trading campaigns organized through social media platforms and online forums have caused extreme short-term volatility in certain asset prices, including silver. In early 2021, coordinated buying activity reportedly originating from online communities caused silver prices to spike significantly within a short period before subsequently declining. Because 3x Silver ETF seeks to provide 3x leveraged exposure to silver, any such coordinated activity could result in extreme volatility in 3x Silver ETF’s share price. Investors could experience substantial gains or losses within a single trading day due to such activity. The silver market’s smaller size relative to gold makes it potentially more susceptible to price manipulation or coordinated speculation. Such activity may occur with little or no warning and may reverse rapidly, causing 3x Silver ETF investors who purchase during a price spike to suffer significant losses if they do not actively monitor their positions. Additionally, regulatory responses to coordinated trading activity, including potential trading restrictions or enhanced oversight, could adversely affect silver market liquidity and price discovery.

A significant increase in hedging activity by silver producers could cause a decline in silver prices and adversely affect 3x Silver ETF.

Silver mining companies and other producers may engage in hedging or forward-selling activities to lock in future prices and manage their business risks. A significant increase in the level of hedging activity by silver producers could increase the effective supply of silver available to the market and cause a decline in silver prices. Historically, periods of increased producer hedging have contributed to sustained price declines in precious metals markets. Conversely, the unwinding of producer hedge positions has contributed to price increases. Changes in producer hedging activity are difficult to predict and may occur rapidly in response to changes in price expectations, interest rates, or producer financial conditions. Any decline in silver prices resulting from increased producer hedging would be magnified by 3x Silver ETF’s 3x leveraged exposure.

Disruptions to COMEX silver futures trading or price discovery mechanisms could adversely affect 3x Silver ETF’s ability to achieve its investment objective.

3x Silver ETF seeks to achieve its investment objective through exposure to Silver Futures Contracts traded on COMEX. COMEX or the CME Group may suspend trading in Silver Futures Contracts, impose position limits or accountability levels, increase margin requirements, or experience electronic trading system failures that could prevent 3x Silver ETF from establishing or liquidating positions at favorable prices. During periods of extreme market volatility, trading in silver futures may be halted pursuant to exchange “circuit breaker” rules. If trading is halted or disrupted during the time when 3x Silver ETF needs to rebalance its portfolio to maintain its 3x leveraged exposure, 3x Silver ETF may be unable to achieve its daily investment objective. Additionally, the COMEX silver futures settlement price used to calculate 3x Silver ETF’s Reference Asset may not accurately reflect the prevailing spot price of silver due to market dislocations, liquidity constraints, or basis risk between futures and spot prices. Any such disruptions or price dislocations could cause 3x Silver ETF’s performance to differ materially from the performance investors expect based on movements in the spot price of silver.

The gold-silver price ratio has historically been volatile, and changes in this ratio may significantly affect silver prices independently of broader precious metals trends.

The gold-silver ratio (the amount of silver required to purchase one ounce of gold) is a widely followed metric that has historically fluctuated significantly over time. Changes in the gold-silver ratio may reflect changing relative valuations between the two metals and may affect investor sentiment and trading activity in silver. Some investors trade silver based on expectations regarding the gold-silver ratio, which may contribute to silver price volatility. There can be no assurance that historical relationships between gold and silver prices will continue in the future, and silver prices may move independently of gold prices.

Risks Related to Investing in Bitcoin-Linked Instruments (3x Bitcoin ETF)

3x Bitcoin ETF invests in Bitcoin-Linked Instruments, which are financial instruments that reference or derive their value from bitcoin or Bitcoin Futures Contracts. Bitcoin is a digital asset that operates on a decentralized peer-to-peer network without governmental oversight or central bank intervention. Bitcoin and other digital assets represent a new and rapidly evolving asset class that has experienced extreme price volatility. The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. The price of bitcoin has experienced periods of rapid appreciation and depreciation, including declines of more than 50% over relatively short periods. For example, between late January and early February 2026, bitcoin prices declined from approximately $90,000 to approximately $60,000 in a matter of days, a decline of approximately 33%, with the broader correction from October 2025 through February 2026 representing an approximately 50% decline from peak to trough. Had 3x Bitcoin ETF been in existence during this period, it would have experienced declines of approximately three times these percentages, which would likely have resulted in total or near-total loss of an investor’s investment. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Bitcoin has a limited operating history compared to traditional asset classes, and there is no assurance that bitcoin will maintain its long-term value or that widespread adoption will continue. The value of bitcoin depends significantly on acceptance by users, merchants, and institutional investors, and a decline in acceptance could adversely affect the price of bitcoin. Digital assets such as bitcoin have a limited operating history relative to traditional asset classes, and the medium-to-long term value of an investment in bitcoin is subject to a number of factors relating to the capabilities and development of blockchain technologies, including the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers, and miners, and the potential for malicious activity.

3x Bitcoin ETF does not invest directly in physical bitcoin but rather seeks to achieve its investment objective through exposure to Bitcoin-Linked Instruments, which include Bitcoin Futures Contracts. Bitcoin Futures Contracts may trade at a significant premium or discount to the spot price of bitcoin, and there is no assurance that the relationship between bitcoin futures prices and spot bitcoin prices will remain stable. The bitcoin futures market has a limited operating history. As of the date of this prospectus, the markets for bitcoin futures have been operating for less than a decade, and the market for bitcoin has been in existence for less than two decades. The futures market for bitcoin may be less liquid than futures markets for more traditional commodities. 3x Bitcoin ETF seeks to provide three times (3x) the daily performance of bitcoin, which amplifies both gains and losses. Due to this leverage, in a single day, an investor in 3x Bitcoin ETF could lose a substantial portion or all of their investment if the price of bitcoin declines significantly. An investment in 3x Bitcoin ETF is not suitable for all investors, may be deemed speculative, and should be considered only by persons who can bear the risk of total loss associated with an investment in 3x Bitcoin ETF. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closure of bitcoin trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

Digital assets face significant regulatory uncertainty, and adverse regulatory actions, including potential classification as securities, could materially harm the value of bitcoin or ether.

The regulatory environment for digital assets, including bitcoin, is evolving and uncertain both in the United States and internationally. Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting, or imposing onerous conditions or prohibitions on the use of bitcoin, mining activity, digital wallets, the provision of services related to trading and custody of bitcoin, the operation of the Bitcoin network, or the digital asset markets generally. Regulatory changes, interpretations, or enforcement actions by the SEC, CFTC, IRS, FinCEN, state regulators, or foreign regulatory bodies could adversely affect the value of bitcoin and Bitcoin Futures Contracts, 3x Bitcoin ETF’s ability to achieve its investment objective, and 3x Bitcoin ETF’s operations. In particular, the SEC has brought enforcement actions alleging that certain digital asset trading platforms have operated as unregistered securities exchanges, and the outcome of such actions may result in substantial restructuring of the digital asset market. The treatment of digital assets for U.S. federal, state, and local income tax purposes is uncertain, and future guidance or regulations could result in adverse tax consequences for holders of digital assets or 3x Bitcoin ETF. Future regulatory developments are impossible to predict and could include restrictions on the use or trading of bitcoin, enhanced reporting requirements, changes to the tax treatment of digital assets, or actions that could eliminate or severely limit the market for bitcoin. Changes in the governance of the bitcoin network may not receive sufficient support from users and miners, which may negatively affect the network’s ability to grow and respond to challenges.

Cybersecurity breaches, hacking, and technological failures affecting digital asset networks or exchanges may result in loss of assets or market disruptions.

Bitcoin and bitcoin-related infrastructure are subject to significant cybersecurity risks, including hacking, theft, malware attacks, phishing, ransomware, and other malicious activities. 3x Bitcoin ETF, the Sponsor, and 3x Bitcoin ETF’s service providers rely on information technology systems that could be directly or indirectly adversely affected by cybersecurity incidents or other disruptions. A successful security breach or cyberattack could result in a partial or total loss of 3x Bitcoin ETF’s assets in a manner that may not be covered by insurance or the liability provisions of custody agreements. Digital asset exchanges, custodians, and wallets have experienced security breaches resulting in the loss of significant amounts of bitcoin. Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly, and market-wide declines in liquidity. The bankruptcies of several prominent digital asset market participants, including FTX Trading Ltd., Celsius Network LLC, Voyager Digital Ltd., BlockFi Inc., Genesis Global Capital, LLC, and Three Arrows Capital, and the collapse of the stablecoin TerraUSD, have caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly, and market-wide declines in digital asset trading prices and liquidity. While 3x Bitcoin ETF invests in Bitcoin Futures Contracts rather than physical bitcoin, the price of bitcoin futures may be adversely affected by cybersecurity incidents, fraud, market manipulation, or operational failures involving bitcoin exchanges, custodians, wallets, or the bitcoin network itself. A disruption of the internet or the bitcoin network would affect the ability to transfer bitcoin and, consequently, could adversely impact the value of bitcoin and Bitcoin Futures Contracts.

Contango and backwardation in futures markets may cause the Fund to experience negative roll yield and significantly underperform the spot price of the underlying asset over time.

The bitcoin futures market may experience significant contango (where futures prices are higher than spot prices) or backwardation (where futures prices are lower than spot prices). Bitcoin futures typically trade in contango during normal market conditions, reflecting the cost of leverage and strong demand for forward exposure. However, during periods of market stress or forced de-risking, the bitcoin futures market can shift into backwardation. In late 2025 and early 2026, as bitcoin prices declined significantly from their all-time highs, the bitcoin futures market entered backwardation, with the CME bitcoin annualized basis falling to approximately negative 2%, its deepest backwardation since the FTX collapse in November 2022. This backwardation signaled extreme caution among traders and reduced demand for leveraged long exposure. By mid-2026, as markets stabilized, the bitcoin futures term structure returned to contango. Previous episodes of backwardation in bitcoin futures (November 2022, March 2023, August 2023, and late 2025) have historically aligned closely with major or local market bottoms, though backwardation does not automatically indicate a price floor. The costs associated with rolling (buying and selling) Bitcoin Futures Contracts, including the impact of contango and backwardation, may have a significant negative impact on 3x Bitcoin ETF’s performance over time and may prevent 3x Bitcoin ETF from achieving its investment objective. 3x Bitcoin ETF’s rebalancing and roll strategies may be anticipated by market participants and may impact the price that 3x Bitcoin ETF must pay for futures contracts. The price and performance of bitcoin futures should be expected to differ from the current “spot” prices of bitcoin, and these differences could be significant. The bitcoin futures market has a limited trading history, bitcoin has a limited history, and the price of bitcoin referenced in Bitcoin Futures Contracts could differ from the global bitcoin price, which could adversely affect the value of the Shares. If the price referenced in Bitcoin Futures Contracts fails to track the global bitcoin price, shareholders could experience significant losses. Large holders of bitcoin, sometimes referred to as “whales,” could adversely affect the price of bitcoin through large-scale sales, and such concentrated ownership creates risks that do not exist in more mature asset classes. Momentum pricing of bitcoin may result in speculation regarding future appreciation in the value of bitcoin, which inflates prices and leads to increased volatility, and bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices.

Digital asset trading platforms are largely unregulated, and investors may be exposed to fraud, manipulation, operational failures, and inadequate customer protections.

Physical bitcoin trading platforms on which bitcoin trades are relatively new and largely unregulated or may not be complying with existing regulations, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments. In the United States, digital asset trading platforms may not be subject to, or may not comply with, regulations governing the operation of national securities exchanges or designated contract markets. Several digital asset trading platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. Over the past several years, some digital asset trading platforms have been closed due to fraud, manipulative activity, business failure, or security breaches. In many of these instances, customers of such platforms were not compensated or made whole for the partial or complete losses of their account balances. The marketplace may lose confidence in digital asset trading platforms, which could adversely affect the price of bitcoin.

Bitcoin’s functionality depends on the internet and technology infrastructure, and disruptions to internet connectivity or infrastructure failures may adversely affect the network.

The Bitcoin network is dependent upon the internet. A significant disruption of the internet connectivity could disrupt the functioning of the Bitcoin network until the disruption is resolved, and such disruption could adversely affect the price of bitcoin. Advances in quantum computing could eventually compromise the cryptographic protocols that secure the Bitcoin network, potentially exposing private keys to malicious actors, and undermining the security and integrity of the Bitcoin network. In addition to reliance on the internet, the Bitcoin network relies on the open source protocol and software that governs the creation, issuance, and transfer of bitcoin. The Bitcoin software source code is publicly available, and there is a possibility that the Bitcoin protocol could have undiscovered flaws that could result in the loss of some or all assets held by participants in the Bitcoin network.

There may also be network-scale attacks against the Bitcoin protocol which result in the loss of some or all assets.

Blockchain forks and airdrops may create operational difficulties, tax uncertainty, and disputes regarding the value and treatment of resulting digital assets.

A fork occurs when a single cryptocurrency splits into two separate cryptocurrencies due to changes in the underlying software protocol. 3x Bitcoin ETF may not be able to recognize the economic benefit of a fork. The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin network could result in a “fork” in the network’s blockchain, resulting in the operation of multiple separate networks. To the extent 3x Bitcoin ETF is not able to participate in a fork or recognize the economic benefit of a fork or an “air drop” (a distribution of units of a digital asset to holders of another digital asset), 3x Bitcoin ETF’s performance relative to a direct investment in bitcoin may be adversely affected. There can be no assurance that any fork of the Bitcoin network will not adversely affect the price of bitcoin or 3x Bitcoin ETF’s investment in Bitcoin-Linked Instruments.

Digital asset trading platforms for ether are largely unregulated, and investors may be exposed to fraud, manipulation, operational failures, and inadequate customer protections.

Physical bitcoin trading platforms on which bitcoin trades are relatively new and largely unregulated or may not be complying with existing regulations, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments. In the United States, digital asset trading platforms may not be subject to, or may not comply with, regulations governing the operation of national securities exchanges or designated contract markets. Several digital asset trading platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. Over the past several years, some digital asset trading platforms have been closed due to fraud, manipulative activity, business failure, or security breaches. In many of these instances, customers of such platforms were not compensated or made whole for the partial or complete losses of their account balances. The marketplace may lose confidence in digital asset trading platforms, which could adversely affect the price of bitcoin and the value of 3x Bitcoin ETF’s investments in Bitcoin-Linked Instruments.

Bitcoin mining consumes significant energy, and halving events that reduce mining rewards may affect miner economics, network security, and bitcoin prices.

Bitcoin mining operations consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Miners may be forced to cease operations during an electricity shortage or power outage, or in response to government regulation of energy usage. A significant reduction in the hashrate securing the Bitcoin network could reduce the security of the network and could adversely affect the price of bitcoin. Additionally, the profitability of bitcoin mining is dependent on the price of bitcoin and the costs of electricity. Bitcoin miners face a structural squeeze as the block subsidy “halving” cuts revenue approximately every four years, even as network hash rate compounds. A “halving” is a scheduled event in which the reward for mining new bitcoin is cut in half. The most recent bitcoin halving took place in April 2024 and reduced the amount of newly mined bitcoin from 6.25 to 3.125 per block. The next halving is expected to occur in approximately 2028. If the price of bitcoin does not increase sufficiently to compensate for the reduced block rewards and increasing competition, mining operations may become unprofitable, which could lead to a decline in network hashrate and network security.

Bitcoin has been used for illicit activities including money laundering and ransomware, and regulatory crackdowns on such uses could adversely affect bitcoin prices and adoption.

If the Bitcoin network is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in bitcoin could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off. Bitcoin may be used to facilitate illicit activities including money laundering, sanction evasion, and terrorist financing. Bitcoin transactions have been and may continue to be used to purchase illegal goods or services. The use of bitcoin for illicit purposes could result in significant reputational harm, regulatory scrutiny, and enforcement actions, and could adversely affect the price of bitcoin. Regulatory authorities may take actions to restrict or prohibit the use of bitcoin, which could adversely affect the price of bitcoin and 3x Bitcoin ETF’s ability to achieve its investment objective.

Bitcoin faces competition from other digital assets and blockchain networks that may offer superior technology, which may limit bitcoin’s adoption and adversely affecting its price.

The further development and acceptance of the Bitcoin network is subject to a variety of factors that are difficult to evaluate. The Bitcoin network faces significant obstacles to increasing the usage of bitcoin without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping, or reversing of the development or acceptance of the Bitcoin network may adversely affect the price of bitcoin. A decline in the adoption of bitcoin could negatively impact the value of an investment in 3x Bitcoin ETF. Consumer use of bitcoin as a means of payment for goods and services remains limited. A lack of expansion by bitcoin into retail and commercial markets, or a contraction of such use, may result in a reduction in the price of bitcoin. Despite the first-mover advantage of the Bitcoin network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin network, or technological, regulatory, or other developments, could result in a decline in popularity and acceptance of bitcoin, and other digital assets and digital asset networks could become more widely accepted and used than the Bitcoin network. In addition, central bank digital currencies may be attractive to some users due to lesser perceived volatility, greater trustworthiness, and/or any applicable federal insurance, and may compete with bitcoin for user adoption.

Bitcoin network congestion may result in delayed transaction confirmations and significantly increased transaction fees, which could adversely affect bitcoin’s utility and value.

The Bitcoin network may experience periods of congestion during which transactions may be delayed or fail to be confirmed. The Bitcoin network charges transaction fees to transact on the network, and these fees may vary significantly based on network congestion and the complexity of the transaction. Periods of high network activity may result in significantly elevated transaction fees. High transaction fees or slow transaction times may reduce the demand for bitcoin and negatively affect the price of bitcoin. While “Layer 2” solutions such as the Lightning Network and other scaling mechanisms have been developed to address Bitcoin network congestion, there is no guarantee that such solutions will be successful in addressing the Bitcoin network’s scalability limitations. The Fund does not transact directly on the Bitcoin network, but the value of Bitcoin Futures Contracts is related to the utility and adoption of the Bitcoin network.

Bitcoin’s decentralized governance may result in slow or inadequate responses to technical issues, security vulnerabilities, or necessary protocol upgrades.

Governance of the Bitcoin network is by voluntary consensus and open competition with no central authority. As a result, there is no central body that can make formal decisions regarding the governance of the Bitcoin network or determine the direction of protocol changes. Governance challenges, such as lack of consensus, may stymie the Bitcoin network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the Bitcoin network, especially long-term problems. Several prominent developers have departed the Bitcoin network in recent years, and the departure of key contributors, or the perception that such persons are no longer able to contribute to the Bitcoin network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, could negatively affect the price of bitcoin.

Competition from physical bitcoin ETPs and reliance on a limited number of authorized participants may adversely affect the Fund’s liquidity and share pricing.

The availability of ETPs for bitcoin may affect the price of bitcoin and may affect the liquidity, pricing, and performance of Bitcoin Futures Contracts. The approval and launch of physical bitcoin ETPs in January 2024 resulted in significant changes to the bitcoin market structure, including increased institutional participation and changes to trading volumes on spot and futures markets. The existence of competing products that provide exposure to bitcoin may affect demand for 3x Bitcoin ETF and may result in 3x Bitcoin ETF charging lower fees or experiencing reduced asset growth. If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin may not exist and, as a result, the price of the Shares may fall or otherwise diverge from the net asset value per Share. The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or bitcoin trading counterparties.

Bitcoin markets operate 24/7, but the Fund can only trade during exchange hours, creating potential gaps between NAV and market price and exposure to overnight price movements.

Unlike the Shares, which can be bought and sold only during regular Exchange trading hours, bitcoin spot markets operate continuously, 24 hours a day, seven days a week. Bitcoin Futures Contracts traded on the CME are subject to the trading hours of that exchange. As a result, significant price movements in bitcoin may occur at times when the Shares are not trading on the Exchange or when Bitcoin Futures Contracts are not trading on the CME. Investors may be unable to react to such price movements until the Exchange or CME reopens for trading. By the time trading resumes, the price of the Shares may differ significantly from the net asset value of the Fund. Additionally, trading halts or disruptions on digital asset trading platforms could affect the price of bitcoin, even while the Shares are trading on the Exchange.

Bitcoin is subject to varying and potentially adverse international regulatory treatment that may limit its use, restrict trading, and adversely affect its price.

Various foreign jurisdictions have adopted, or are considering adopting, laws, regulations, or directives affecting digital assets and digital asset networks, including the Bitcoin network. Such laws, regulations, or directives may conflict with those of the United States and may negatively impact the global acceptance and adoption of bitcoin. Some jurisdictions have taken steps to restrict or ban the use or ownership of digital assets, including bitcoin. The adoption of restrictive measures by major economies could significantly reduce the demand for bitcoin. The Markets in Crypto-Assets Regulation (“MiCA”) in the European Union creates a comprehensive regulatory framework for digital assets that may affect the global market for bitcoin. The extraterritorial application of foreign laws and regulations may create compliance challenges for entities operating in the digital asset markets. Changes in international regulatory frameworks or enforcement priorities could adversely affect the price of bitcoin and 3x Bitcoin ETF’s investments in Bitcoin-Linked Instruments.

Risks Related to Investing in Ether-Linked Instruments (3x Ether ETF)

3x Ether ETF invests in Ether-Linked Instruments, which are financial instruments that reference or derive their value from ether or Ether Futures Contracts. Ether is the native digital asset of the Ethereum blockchain network. Like bitcoin, ether has experienced extreme price volatility and represents a relatively new and speculative asset class. The trading prices of ether have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of ether over the course of 2017, followed by steep drawdowns throughout 2018. These drawdowns notwithstanding, ether prices increased significantly again during 2019, decreased significantly in the first quarter of 2020, and increased significantly over the remainder of 2020 and the first quarter of 2021. Beginning in the fourth quarter of 2021 and continuing through 2022, digital asset prices, including ether, declined significantly, before increasing again in 2023. More recently, ether prices experienced significant volatility in early 2026, declining from above $4,000 to approximately $2,100 between late January and early February 2026, a decline of approximately 47%. Had 3x Ether ETF been in existence during this period, it would have experienced declines of approximately three times this percentage, which would likely have resulted in total or near-total loss of an investor’s investment. Extreme changes in the price of ether may occur in the future. Various factors may affect the price of ether, including adoption of the Ethereum network, competition from other blockchain platforms and digital assets, technological developments, regulatory changes, statements by influencers and the media, and general economic conditions.

The Ethereum network and its native digital asset, ether, are a relatively new technological innovation with a limited operating history. Ether has a relatively limited history of existence and operations compared to traditional commodities and asset classes. There is a limited established performance record for the price of ether and, in turn, a limited basis for evaluating an investment in ether. The Ethereum network has undergone significant changes, including the transition in its consensus mechanism from proof-of-work to proof-of-stake in September 2022 (commonly known as “the Merge”). Such changes may affect the price of ether and the functioning of Ether Futures Contracts. There can be no assurance that future upgrades to the Ethereum network will be successful or will not create unforeseen problems. The Fund does not participate in staking and does not receive staking rewards. The Fund seeks to provide three times (3x) the daily performance of ether, which amplifies both gains and losses.

Digital asset markets in the United States exist in a state of regulatory uncertainty. Adverse legislative or regulatory developments could significantly harm the value of ether or the Shares, such as by banning, restricting, or imposing onerous conditions or prohibitions on the use of ether, validation activity, digital wallets, the provision of services related to trading and providing custody services for ether, the operation of the Ethereum network, or the digital asset markets generally. The SEC has at various times expressed views regarding whether certain digital assets, including ether, may be securities. Regulatory changes or interpretations could obligate an Authorized Participant, the Trust, or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust. While the Fund invests in Ether Futures Contracts traded on a CFTC-registered exchange, regulatory uncertainty regarding the classification of ether could adversely affect the ether markets and the Fund. The treatment of digital assets for U.S. federal, state, and local income tax purposes is uncertain, and investors should consult their tax advisors regarding the tax treatment of an investment in the Fund.

The Fund invests in Ether Linked Instruments, which include Ether Futures Contracts. The ether futures market may experience significant contango or backwardation. Futures contracts with a longer term to expiration may be priced higher than futures contracts with a shorter term to expiration (“contango”), or lower (“backwardation”). Ether futures typically trade in contango during normal market conditions, similar to bitcoin futures. However, during the market stress in late 2025 and early 2026, as ether prices declined significantly alongside bitcoin and other digital assets, the ether futures market experienced periods of backwardation, with near-term contracts trading at premiums to longer-dated contracts. This backwardation reflected cautious forward pricing and weaker near-term expectations among market participants. By mid-2026, as digital asset markets stabilized, the ether futures term structure generally returned to contango. The costs associated with rolling (buying and selling) Ether Futures Contracts and the impact of margin requirements, collateral requirements, and other limits may have a negative impact on performance and prevent the Fund from achieving its objective. The price and performance of ether futures should be expected to differ from the current “spot” prices of ether (the prices of ether that can be purchased immediately). These differences could be significant. A Fund that invests in futures contracts, as opposed to holding physical ether directly, may not closely track the spot price of ether, which could cause the Fund’s returns to differ materially from the spot price returns over any period.

The Fund does not participate in staking or receive staking rewards, which may cause the Fund to underperform relative to investments that do participate in staking.

Ether and Other Digital Assets Are Largely Unregulated and May Be More Susceptible to Fraud and Manipulation

Ether is largely unregulated and may be more susceptible to fraud and manipulation than more regulated investments. Ether spot markets are largely unregulated compared to regulated securities markets and, as a result, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments. The SEC has stated publicly that it believes that a significant number of digital asset trading platforms are engaged in activity that would cause such platforms to be deemed securities exchanges under the U.S. federal securities laws and, therefore, are operating unlawfully. Market manipulation may occur in the ether markets. Factors that may contribute to market manipulation include the lack of minimum capital requirements for market participants, limited governmental oversight of participants in spot markets, the potential anonymity of participants, and the potential for market makers to be able to execute a large number of trades based on artificial, non-supply-and-demand-related factors. The value of an investment in the Fund could decline significantly and without warning, including to zero.

Cybersecurity breaches and security threats may result in loss of ether holdings, disruption to the Ethereum network, or theft of private keys.

Cybersecurity incidents and security threats may result in a loss of the Fund’s assets or damage to the reputation of the Fund. Such security threats to the Fund’s assets include malware attacks, phishing, social engineering, denial of service attacks, credential-stuffing, and other unauthorized access attempts. Digital assets and their associated networks face numerous cybersecurity threats, ranging from individual hackers to organized crime groups and state-sponsored actors. As an asset class, digital assets have been the target of frequent cybersecurity attacks. Cyberattacks on digital asset exchanges, custodians, and other market participants have resulted in the loss of significant amounts of digital assets. A breach at a digital asset trading platform, custodian, prime broker, or other participant in the digital asset ecosystem, even if the Fund does not transact with such entity directly, could negatively affect overall investor confidence in digital assets and could affect the trading price of ether. A disruption of the internet or a digital asset network would affect the ability to transfer digital assets and, consequently, would impact their value.

In addition to reliance on the internet, the Ethereum network relies on the open source protocol and software that governs the creation, issuance, and transfer of ether. The Ethereum software source code is publicly available, and there is a possibility that the Ethereum protocol could have undiscovered flaws that could result in the loss of some or all assets held by participants in the Ethereum network. There may also be network-scale attacks against the Ethereum protocol which result in the loss of some or all assets.

Advances in quantum computing could eventually compromise the cryptographic protocols that secure the Ethereum network, potentially exposing private keys to malicious actors, and undermining the security and integrity of the Ethereum network.

Smart contract vulnerabilities, coding errors, and blockchain technology failures may result in loss of funds, network disruptions, or exploitation by malicious actors.

The Ethereum network is an open-source project that operates on a decentralized computer network. There is no central authority responsible for the operation of the Ethereum network or for addressing issues that may arise in connection with such network. Blockchain technologies are new and evolving, and they are subject to unique risks. Smart contracts, including those relating to decentralized finance applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether. Vulnerabilities in smart contracts could be exploited by malicious actors and cause significant losses of digital assets. There have been numerous instances of smart contract exploits resulting in the theft of digital assets.

Ethereum blockchain forks may create operational difficulties, require the Fund to choose between competing chains, and cause uncertainty regarding the value of ether.

The Ethereum network is subject to changes to its protocol, known as “forks.” Forks occur when a portion of the network adopts a change to the software while another portion does not, resulting in two separate blockchains. A “hard fork” occurs when the change is not backward-compatible, resulting in a permanent split. A “soft fork” occurs when the change is backward-compatible. A hard fork could result in two separate digital assets, each with its own value. It is possible that proposed changes to the Layer 1 Ethereum network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Ethereum network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Ethereum network to suffer reduced adoption or causing nodes, users, or validators to migrate to other blockchain networks. The price of Ether Futures Contracts in which the Fund invests may reflect the impact of these forks. The Fund will not receive the benefits of any forks or airdrops.

Ether faces competition from other digital assets and blockchain networks that may offer superior technology, which may limit Ethereum’s adoption and adversely affecting ether’s value.

Ether faces competition from numerous other digital assets and blockchain networks. Alternative digital assets and blockchain networks have been and continue to be developed that may compete with ether and the Ethereum network for market share or reduce demand for ether. If an alternative digital asset or blockchain network were to achieve greater adoption or utility than ether or the Ethereum network, the price of ether could decline. Ethereum competes with other smart contract platforms, including but not limited to Solana, Cardano, Avalanche, Polkadot, and other “Layer 1” blockchain networks. Additionally, central bank digital currencies (“CBDCs”) may be attractive to some users due to lesser perceived volatility, greater trustworthiness, and/or any applicable federal insurance, and may compete with ether for user adoption. Stablecoins—digital assets designed to maintain a stable value relative to a fiat currency—may also compete with ether for certain use cases.

Ethereum’s decentralized governance may result in slow or inadequate responses to technical issues, security vulnerabilities, or necessary protocol upgrades.

Governance of the Ethereum network is by voluntary consensus and open competition with no central authority. As a result, there is no central body that can make formal decisions regarding the governance of the Ethereum network or determine the direction of protocol changes. Changes in the governance of the Ethereum network may not receive sufficient support from users and validators, which may negatively affect the Ethereum network’s ability to grow and respond to challenges. Governance challenges, such as lack of consensus, may stymie the Ethereum network’s utility and ability to grow. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the Ethereum network, especially long-term problems. The departure of key developers or contributors to the Ethereum network, whether or not such departure is voluntary, could negatively affect the price of ether.

Ether valuation is uncertain and highly volatile, and pricing sources may be unreliable, illiquid, or subject to manipulation, affecting Fund valuations.

The value of ether is determined by the value that market participants place on ether through their transactions. This market currently lacks the breadth and depth found in more established markets, such as those for equity securities or government debt obligations. Pricing for ether may therefore be subject to greater volatility and may reflect market sentiment to a greater degree than more established assets. Ether spot prices are provided on a reasonable efforts basis and delays may occur both because of the delay in third parties communicating the information and because of delays inherent in posting information over the internet. The price of Ether Futures Contracts traded on the CME may differ materially from ether spot prices available on digital asset trading platforms, and such price differences could be significant and could persist for extended periods. Additionally, ether markets trade continuously around the world, while the Shares trade on the Exchange only during regular market hours. Price movements in ether markets may occur outside of the Fund’s trading hours that are not reflected in the price of the Shares until the Exchange reopens.

The ether market may experience periods of illiquidity that could impair the Fund’s ability to execute transactions at favorable prices or rebalance its portfolio.

The markets for ether and Ether Futures Contracts are still developing and may be subject to periods of illiquidity. The Fund’s ability to enter and exit ether futures positions may be impaired during periods of market stress, limited liquidity, or significant volatility. Market disruptions and governmental interventions may prevent market makers from operating in an orderly fashion, which could lead to significant volatility in the price of ether and ether futures. The liquidity of ether markets could be significantly affected by events such as the insolvency of a major digital asset trading platform or custodian. In such situations, the Fund may be unable to buy or sell Ether Futures Contracts at desired prices, which could result in significant losses. The withdrawal of authorized participants from participation in creation and redemption transactions could adversely affect the liquidity of the Shares.

Ether has limited acceptance as a means of payment for goods and services, which may constrain its utility and long-term value as a digital asset.

Consumer use of ether as a means of payment for goods and services remains limited. Ether’s use as a medium of exchange has not gained as widespread acceptance as its use as a speculative investment or store of value. A lack of expansion by ether into retail and commercial markets, or a contraction of such use, may result in a reduction in the price of ether. The further development and acceptance of the Ethereum network is subject to a variety of factors that are difficult to evaluate. The Ethereum network faces significant obstacles to increasing the usage of ether without resulting in higher fees or slower transaction settlement times. The slowing, stopping, or reversing of the development or acceptance of the Ethereum network may adversely affect the price of ether.

Environmental concerns regarding blockchain energy consumption may result in adverse regulatory action, reputational harm, or reduced adoption of digital assets.

While the Ethereum network transitioned from proof-of-work to proof-of-stake in September 2022, significantly reducing its energy consumption, concerns about the environmental impact of blockchain technology and digital assets more broadly may negatively affect the market for ether. Ongoing public debate regarding the environmental impact of digital asset mining and validation activities could lead to reduced investment in the digital asset industry or restrictive legislation and regulations. Any negative publicity associated with environmental concerns related to digital assets could reduce the demand for ether and negatively impact the price of ether. Investors, including institutional investors, may adopt investment policies that restrict or prohibit investments in products with exposure to digital assets due to environmental, social, and governance (“ESG”) considerations.

Large-Scale Sales of Ether May Adversely Affect the Price of Ether

Large-scale sales of ether, including sales by major holders of ether or by holders of newly created or previously undisclosed or dormant ether, or liquidation of ether by exchanges, custodians, or trading platforms that have experienced hacks or failures, may increase the supply of ether and negatively affect the price of ether. Concentrated ownership of ether by a relatively small number of large holders (sometimes called “whales”) may contribute to price volatility if such holders were to sell significant amounts of ether. Additionally, the availability of physical ether exchange-traded products may affect the price of ether as such products may increase or decrease demand for ether. Large-scale redemptions from ether exchange-traded products could result in significant selling pressure on ether markets.

Competition from physical ether ETPs and reliance on a limited number of authorized participants may adversely affect the Fund’s liquidity and share pricing.

The availability of physical exchange-traded products (“ETPs”) for ether may affect the price of ether and may affect the liquidity, pricing, and performance of Ether Futures Contracts. The approval and launch of physical ether ETPs in July 2024 resulted in changes to the ether market structure, including increased institutional participation and changes to trading volumes on spot and futures markets. The existence of competing products that provide exposure to ether may affect demand for the Fund and may result in the Fund charging lower fees or experiencing reduced asset growth. Investors seeking exposure to ether may prefer physical ether ETPs, which hold ether directly and may more closely track the spot price of ether. If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether futures may not exist and, as a result, the price of the Shares may fall or otherwise diverge from the net asset value per Share. The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or ether trading counterparties.

The ether futures market is smaller and less liquid than other futures markets, which may increase volatility, widen bid-ask spreads, and increase trading costs.

The CME ether futures market has a relatively short operating history, with CME ether futures first becoming available in February 2021. The ether futures market is significantly smaller and less liquid than the CME bitcoin futures market and may be significantly smaller and less liquid than other commodity futures markets. Because of the limited size and liquidity of the ether futures market, the Fund may be required to pay more to enter positions in Ether Futures Contracts or may receive less when exiting such positions than it would if the market were more liquid. The Fund may be unable to enter or exit positions at desired prices in times of market stress or volatility. Position limits imposed by the CME or the CFTC may limit the Fund’s ability to achieve its investment objective. If the Fund reaches the applicable position limit, it will not be able to enter into new positions even if it would otherwise be necessary to achieve the Fund’s investment objective. In addition, if ether futures markets experience illiquidity, the Fund’s exposure to Ether Futures Contracts may be limited, which could prevent the Fund from achieving its investment objective.

A significant concentration of ether ownership among a small number of holders may result in price manipulation, increased volatility, or sudden large-scale sales.

A significant portion of ether is held by a relatively small number of holders. It is possible that one or more of these holders could sell all or a substantial portion of their holdings, resulting in a significant decrease in the price of ether. Additionally, if a large holder were to attempt to liquidate a substantial position, this may place significant selling pressure on the market, reducing the price of ether. Certain holders of ether may have acquired ether at prices significantly below then-current market prices and may therefore be more likely to sell their holdings. Large transfers of ether between addresses, which are publicly visible on the Ethereum blockchain, may cause significant short-term volatility in ether prices. There is no requirement that these large holders maintain their investment in ether, and sales by such holders could occur at any time without notice.

Ether has been used for illicit activities including money laundering, and regulatory crackdowns on such uses could adversely affect ether prices and the Fund.

Ether has been used for illicit purposes, including money laundering, sanctions evasion, fraud, and ransomware payments. The perception that ether is used for illicit purposes may damage its reputation and negatively affect the demand for ether. Governments and regulators may seek to impose restrictions on the use of digital assets, including ether, due to concerns about illicit activity. Regulatory actions taken to address illicit uses of digital assets could negatively affect the price of ether or the ability of the Fund to operate. The Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) and the Office of Foreign Assets Control (“OFAC”) have issued guidance and taken enforcement actions relating to the use of digital assets in connection with illegal activity. Negative publicity associated with the use of ether for illegal purposes could adversely affect investor sentiment toward ether and the Fund.

Ethereum network congestion may result in delayed transactions and significantly increased gas fees, which could adversely affect ether’s utility and value.

The Ethereum network may experience periods of congestion during which transactions may be delayed or fail to be confirmed. The Ethereum network charges transaction fees (commonly called “gas fees”) to transact on the network. These fees may vary significantly based on network congestion and the complexity of the transaction. Periods of high network activity may result in significantly elevated gas fees. High transaction fees or slow transaction times may reduce the demand for ether and negatively affect the price of ether. While “Layer 2” solutions and other scaling mechanisms have been developed to address Ethereum network congestion, there is no guarantee that such solutions will be successful in addressing the Ethereum network’s scalability limitations. The Fund does not transact directly on the Ethereum network, but the value of Ether Futures Contracts is related to the utility and adoption of the Ethereum network.

Vulnerabilities in DeFi protocols and the broader Ethereum ecosystem may result in loss of funds, network instability, or reputational harm to ether.

The Ethereum network supports a significant number of decentralized applications, including decentralized finance (“DeFi”) applications. DeFi applications are complex software programs that facilitate lending, borrowing, trading, and other financial activities using digital assets. The failure or exploitation of DeFi applications built on Ethereum could negatively affect investor confidence in the Ethereum network and reduce the price of ether. DeFi applications have experienced numerous security breaches, resulting in the loss of significant amounts of digital assets. The collapse of certain DeFi protocols and centralized lending platforms in 2022 caused significant declines in digital asset prices and reduced confidence in digital asset markets. Regulatory uncertainty regarding DeFi applications may lead to restrictions that could negatively affect the demand for ether.

Ether markets operate 24/7, but the Fund can only trade during exchange hours, creating potential gaps between NAV and market price and exposure to overnight price movements.

Unlike the Shares, which can be bought and sold only during regular Exchange trading hours, ether spot markets operate continuously, 24 hours a day, seven days a week. Ether Futures Contracts traded on the CME are subject to the trading hours of that exchange. As a result, significant price movements in ether may occur at times when the Shares are not trading on the Exchange or when Ether Futures Contracts are not trading on the CME. Investors may be unable to react to such price movements until the Exchange or CME reopens for trading. By the time trading resumes, the price of the Shares may differ significantly from the net asset value of the Fund. Additionally, trading halts or disruptions on digital asset trading platforms could affect the price of ether, even while the Shares are trading on the Exchange.

Ether is subject to varying and potentially adverse international regulatory treatment that may limit its use, restrict trading, and adversely affect its price.

Various foreign jurisdictions have adopted, or are considering adopting, laws, regulations, or directives affecting digital assets and digital asset networks, including the Ethereum network. Such laws, regulations, or directives may conflict with those of the United States and may negatively impact the global acceptance and adoption of ether. Some jurisdictions have taken steps to restrict or ban the use or ownership of digital assets, including ether. The adoption of restrictive measures by major economies could significantly reduce the demand for ether. The Markets in Crypto-Assets Regulation (“MiCA”) in the European Union creates a comprehensive regulatory framework for digital assets that may affect the global market for ether. The extraterritorial application of foreign laws and regulations may create compliance challenges for entities operating in the digital asset markets. Changes in international regulatory frameworks or enforcement priorities could adversely affect the price of ether and the Fund.

Ether has a limited performance history compared to traditional assets, making it difficult to evaluate its long-term viability and predict future performance.

Ether and the Ethereum network have a limited history compared to many other asset classes. Ether was launched in 2015, and the Ethereum network has been in operation for approximately a decade. There is a limited basis upon which to evaluate how the Ethereum network will perform over time. Historical performance of ether is not indicative of future results. The limited track record of ether makes it difficult to predict its long-term viability. Various factors could limit the utility of ether or lead to its obsolescence, including competition from other digital assets, technological changes, and changes in user preferences. An investment in the Fund is speculative and involves a high degree of risk. The Fund is not a complete investment program.

Risks Related to Investing in Crude Oil-Linked Instruments (3x Crude Oil ETF)

3x Crude Oil ETF invests in Crude Oil-Linked Instruments, which are financial instruments that reference or derive their value from light, sweet crude oil or Crude Oil Futures Contracts. The Fund does not invest directly in physical crude oil; rather, the Fund obtains its crude oil exposure primarily through futures contracts and may also invest in other Linked Instruments. The price of crude oil is highly volatile and is affected by numerous factors beyond the control of the Sponsor, including global and regional supply and demand for oil; actions by the Organization of the Petroleum Exporting Countries and its allies (“OPEC+”) and other oil-producing nations regarding production levels and export policies; geopolitical events and military conflicts, particularly in major oil-producing regions such as the Middle East, Russia, and other areas; changes in technology, including advancements in extraction techniques such as hydraulic fracturing (“fracking”) and the development of alternative energy sources; environmental regulations and climate change policies, including emissions standards and carbon pricing mechanisms; and global economic conditions and rates of economic growth. For example, on March 9, 2026, WTI crude oil futures experienced their widest single-day trading range in history, with prices swinging from approximately $119 per barrel to approximately $81 per barrel during the trading session, a range of approximately $38 per barrel, or more than 30% from high to low. This extreme volatility was driven by geopolitical tensions in the Middle East. Had 3x Crude Oil ETF been in existence during this period, it would have experienced volatility of approximately three times these movements, which could have resulted in total or near-total loss of an investor’s investment depending on the timing of entry and exit.

The Fund is not directly linked to the “spot” price of crude oil.

The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. While prices of futures contracts on crude oil are related to the prices in the underlying cash market (i.e., the “spot market”), they have typically performed very differently from, and commonly underperform, the spot price of crude oil over extended periods. This difference is primarily due to a variety of factors, including the current (and expected future) costs of storing and transporting crude oil, geopolitical and supply risks, interest charges incurred to finance the purchase of the commodity, insurance costs, and market expectations concerning future supply and demand for crude oil.

Because the Fund invests in futures contracts rather than physical crude oil, the Fund’s performance may not track the spot price of crude oil, and the Fund may significantly underperform a similar investment that is directly linked to the spot price of crude oil.

Crude oil prices have historically experienced significant volatility, including periods where crude oil prices have declined dramatically, including to negative levels. The Fund seeks to provide three times (3x) the daily performance of light, sweet crude oil, which amplifies both gains and losses. In a single day, an investor in the Fund could lose a substantial portion or all of their investment if the price of crude oil declines significantly. Due to the Fund’s 3x leverage, a single-day movement in crude oil prices of approximately 33% could result in the total loss of an investor’s investment in the Fund.

Contango and backwardation in crude oil futures markets may cause the Fund to experience negative roll yield and significantly underperform the spot price of crude oil over time.

The crude oil futures market has historically exhibited significant contango, particularly during periods of oversupply or economic downturn. “Contango” occurs when the prices of futures contracts with longer-dated expirations are higher than the prices of futures contracts with shorter-dated expirations. Conversely, “backwardation” occurs when the prices of futures contracts with shorter-dated expirations are higher than the prices of futures contracts with longer-dated expirations. Historically, the crude oil market has been in contango approximately 42% of the time and in backwardation approximately 58% of the time, though prolonged periods of either condition can occur. In 2026, following the outbreak of conflict in the Middle East in late February, the crude oil futures market moved into steep backwardation, with front-month prices trading at significant premiums to deferred contracts. For example, during certain periods in 2026, front-month WTI futures traded at premiums of $20 or more above contracts for delivery one year later, reflecting near-term supply fears and tight physical markets. This backwardation has persisted even following announcements of temporary ceasefires, indicating that the market continues to price in supply risk. While backwardation can benefit the Fund through positive roll yield, this condition typically reflects supply disruption and elevated near-term prices, which may not persist.

In a contango market, the Fund will typically experience “negative roll yield” when it sells expiring futures contracts at lower prices and purchases longer-dated contracts at higher prices. This roll process, which occurs as the Fund maintains its futures exposure, effectively erodes the Fund’s value over time even if spot crude oil prices remain flat. The costs associated with rolling futures contracts can be substantial—for example, historical front-month roll costs in contango markets have exceeded 8% annually in certain periods. During periods of “extraordinary contango,” such as occurred in April 2020 when the May 2020 West Texas Intermediate (“WTI”) crude oil futures contract traded at negative prices, these roll costs can be even more severe. If all or a significant portion of the futures contracts held by the Fund at a future date were to reach a negative price, investors in the Fund could lose their entire investment.

In a backwardation market, the Fund may benefit from “positive roll yield” when it sells expiring contracts at higher prices and purchases longer-dated contracts at lower prices. However, backwardation typically occurs during periods of tight supply or high near-term demand, which may not persist, and there is no assurance that the Fund will benefit from positive roll yield during any particular period. The effects of contango and backwardation may cause the Fund’s performance to differ significantly from the spot price of crude oil over time. It is possible that during certain time periods, futures contract prices may not be correlated to spot market prices and may be substantially lower or higher than spot market prices for crude oil due to supply, demand, or other economic or regulatory factors.

Geopolitical events, military conflicts, and OPEC+ production decisions may cause significant and rapid fluctuations in crude oil prices.

Crude oil prices are significantly affected by geopolitical events, particularly in major oil-producing regions. The crude oil market is sensitive to political instability, armed conflicts, terrorist attacks, economic sanctions, trade disputes, and diplomatic tensions involving major oil-producing nations. Events such as the Russia-Ukraine conflict, tensions in the Middle East, disruptions to shipping routes such as the Strait of Hormuz, and sanctions on oil-producing countries can cause significant and rapid fluctuations in crude oil prices. Historical examples include substantial price increases following supply disruptions from the Arab oil embargo of the 1970s, the Gulf War, the Russia-Ukraine conflict, and more recently the 2026 U.S.-Iran conflict, as well as substantial price declines following demand shocks such as those experienced during the COVID-19 pandemic.

The Organization of the Petroleum Exporting Countries and its allies (“OPEC+”) exert significant influence over global crude oil supplies and prices. OPEC+ member nations collectively control a substantial portion of the world’s crude oil production and reserves. Decisions by OPEC+ to increase or decrease production quotas, or the failure of member nations to comply with agreed-upon production levels, can cause significant volatility in crude oil prices. In 2026, OPEC+ announced cautious increases in production quotas beginning in July 2026, signaling a measured shift towards higher supply while remaining responsive to market conditions and geopolitical developments. However, these increases remained small relative to global demand and were primarily aimed at signaling stability rather than materially increasing supply during the period of heightened geopolitical tension. Additionally, non-OPEC producers, including the United States, have increased their market share due to technological advancements such as hydraulic fracturing (“fracking”) and horizontal drilling, which can lead to supply imbalances and price volatility. Political instability, economic sanctions, or policy changes in major oil-producing nations outside of OPEC+ may also significantly impact global crude oil supply and prices.

Global crude oil supply and demand imbalances, including oversupply conditions and storage constraints, may cause substantial price volatility.

The global crude oil market is subject to significant supply and demand imbalances that can cause substantial price volatility. Factors affecting crude oil supply include oil field discoveries and development, production capacity and utilization rates, refinery outages and maintenance schedules, natural disasters affecting production or transportation infrastructure, pipeline capacity and transportation logistics, and the availability of crude oil storage capacity. The crude oil market has historically experienced periods of significant oversupply, which can result in inventory accumulation, storage constraints, and downward pressure on prices. During extreme oversupply conditions, storage facilities may reach capacity, potentially leading to further price declines as producers struggle to find buyers or storage for their production.

Factors affecting crude oil demand include global economic growth rates, industrial production levels, consumer demand for transportation fuels, seasonal fluctuations in heating and cooling needs, competition from alternative energy sources such as natural gas and renewable energy, government policies promoting energy efficiency or electric vehicles, and changes in consumer behavior. A global economic slowdown, recession, or pandemic may significantly reduce demand for crude oil, resulting in price declines that could be sudden and severe. Seasonal fluctuations in demand may also cause periodic price volatility, with demand typically higher during summer driving season and winter heating season in the Northern Hemisphere.

Margin requirements, collateral obligations, and CFTC position limits may restrict the Fund’s ability to achieve its investment objective or require alternative investments.

The Fund’s investments in futures contracts are subject to margin and collateral requirements established by the exchanges on which such contracts are traded and by the Fund’s futures commission merchant (“FCM”). The Fund must maintain sufficient margin and collateral to support its futures positions, and increases in margin requirements by exchanges or the FCM could adversely affect the Fund’s ability to achieve its investment objective. In times of market volatility, margin requirements may increase significantly and on short notice. The Fund’s FCM may also impose its own risk management limits on the Fund’s positions that are more restrictive than exchange limits, which could limit the Fund’s ability to invest in futures contracts necessary to achieve its investment objective.

The CFTC and U.S. designated contract markets have established accountability levels and position limits on the maximum net long or net short futures contracts in crude oil that any person or group of persons under common trading control may hold, own, or control. The Fund may approach or reach these limits, which could restrict the Fund’s ability to create additional Creation Units, or de-lever a Fund. If the Fund is unable to achieve its desired exposure to crude oil due to position limits or accountability levels, the Fund’s performance may not correspond to its investment objective. Additionally, regulatory changes to position limits or the imposition of new restrictions could further constrain the Fund’s investment strategy.

Reduced liquidity in crude oil futures markets during periods of market stress may increase trading costs, widen bid-ask spreads, and result in tracking error.

The Fund’s ability to achieve its investment objective depends in part on the liquidity of the crude oil futures markets. While the crude oil futures market is generally one of the most liquid commodity futures markets, liquidity can vary significantly based on market conditions, time of day, and the specific contract month being traded. Front-month contracts typically have the highest liquidity, while contracts further out on the futures curve may have significantly lower liquidity. During periods of market stress, extreme volatility, or disruption, liquidity in Crude Oil Futures Contracts may decline substantially, making it more difficult or costly for the Fund to execute transactions, rebalance its portfolio, or meet redemption requests. Reduced liquidity may result in wider bid-ask spreads, greater price impact when the Fund executes trades, and potentially significant tracking error relative to the Fund’s Investment Objective.

The Fund’s performance may differ from WTI crude oil due to basis risk, price differentials with other crude oil benchmarks, and portfolio rebalancing effects.

The Fund’s investments in Crude Oil Futures Contracts are based on West Texas Intermediate (“WTI”) light, sweet crude oil, which is one of several benchmark crude oil grades traded globally. Other benchmark crude oil grades, such as Brent crude oil from the North Sea, may trade at different prices than WTI crude oil due to differences in quality, geographic location, transportation costs, and local supply and demand factors. The price differential between WTI and other crude oil benchmarks can vary significantly over time. Additionally, the Fund’s performance may differ from the performance of WTI crude oil futures due to factors such as trading costs, rebalancing activities, the timing of trades, and differences between the Fund’s portfolio composition and its benchmark. These tracking differences may be particularly pronounced during periods of high volatility or market disruption.

Risks Related to Investing in Natural Gas-Linked Instruments (3x Natural Gas ETF)

3x Natural Gas ETF invests in Natural Gas-Linked Instruments, which are financial instruments that reference or derive their value from natural gas or Natural Gas Futures Contracts. The Fund does not invest directly in physical natural gas; rather, the Fund obtains its natural gas exposure primarily through futures contracts and may also invest in other Linked Instruments. The price of natural gas is highly volatile and is affected by numerous factors beyond the control of the Sponsor, including weather patterns and seasonal demand for heating and cooling; natural gas production levels and storage inventories; the development of liquefied natural gas (“LNG”) export capacity and global LNG trade flows; pipeline capacity and infrastructure constraints; competition from alternative energy sources, including renewable energy and coal; environmental regulations and climate change policies; and global and regional economic conditions. Natural gas prices have historically exhibited extreme volatility, with prices capable of moving significantly in a single trading session. For example, in 2026, natural gas futures experienced multiple days with declines exceeding 3-4% in a single session due to factors such as unexpected storage build data and shifting demand forecasts. In prior years, natural gas prices have experienced even more extreme volatility, including a peak-to-trough decline of approximately 38% during certain market stress periods. Had 3x Natural Gas ETF been in existence during such periods, it would have experienced declines of approximately three times these percentages, which could have resulted in total or near-total loss of an investor’s investment.

The Fund is not directly linked to the “spot” price of natural gas.

The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. While prices of futures contracts on natural gas are related to the prices in the underlying cash market (i.e., the “spot market”), they have typically performed very differently from, and commonly underperform, the spot price of natural gas over extended periods. This difference is primarily due to a variety of factors, including the current (and expected future) costs of storing natural gas, injection and withdrawal schedules at storage facilities, pipeline transportation costs, interest charges incurred to finance the purchase of the commodity, and market expectations concerning future supply and demand for natural gas.

Because the Fund invests in futures contracts rather than physical natural gas, the Fund’s performance may not track the spot price of natural gas, and the Fund may significantly underperform a similar investment that is directly linked to the spot price of natural gas.

Natural gas prices have historically been among the most volatile of all commodity prices, experiencing rapid and significant price movements over short periods. Natural gas volatility has historically been approximately twice that of crude oil volatility. The Fund seeks to provide three times (3x) the daily performance of natural gas, which amplifies both gains and losses. In a single day, an investor in the Fund could lose a substantial portion or all of their investment if the price of natural gas declines significantly. Due to the Fund’s 3x leverage, a single-day movement in natural gas prices of approximately 33% could result in the total loss of an investor’s investment in the Fund. Natural gas prices have historically experienced single-day price movements in excess of 10% on multiple occasions.

Contango and backwardation in natural gas futures markets may cause the Fund to experience significant negative roll yield and substantially underperform the spot price of natural gas over time.

The natural gas futures market has historically exhibited significant contango, particularly during periods of oversupply, mild weather conditions, or high storage inventories. “Contango” occurs when the prices of futures contracts with longer-dated expirations are higher than the prices of futures contracts with shorter-dated expirations. Conversely, “backwardation” occurs when the prices of futures contracts with shorter-dated expirations are higher than the prices of futures contracts with longer-dated expirations. Historically, the natural gas market has been in contango over 80% of the time, significantly more frequently than crude oil markets. In 2026, the natural gas futures market has generally remained in contango, with the forward curve reflecting market expectations for higher prices in future winter periods due to anticipated increases in demand from new liquefied natural gas (“LNG”) export terminals coming online and expectations that supply growth will moderate. However, the degree of contango has varied, with the curve steepening during periods of mild weather and high storage builds, and flattening during periods of stronger-than-expected demand or supply disruptions. The persistent contango in natural gas markets has historically resulted in significant negative roll yield for natural gas ETFs and similar investment products.

In a contango market, the Fund will typically experience “negative roll yield” when it sells expiring futures contracts at lower prices and purchases longer-dated contracts at higher prices. This roll process, which occurs as the Fund maintains its futures exposure, effectively erodes the Fund’s value over time even if spot natural gas prices remain flat. The costs associated with rolling futures contracts can be substantial in natural gas markets. For example, the United States Natural Gas Fund (UNG), a leading natural gas ETF, experienced cumulative losses exceeding 88% over a ten-year period, with a significant portion of those losses attributable to negative roll yield rather than declines in the spot price of natural gas. In a contango market, the Fund may experience substantial negative roll yield as it sells expiring contracts and purchases longer-dated contracts. This may cause the Fund’s performance to significantly underperform the spot price of natural gas over extended periods.

In a backwardation market, the Fund may benefit from “positive roll yield” when it sells expiring contracts at higher prices and purchases longer-dated contracts at lower prices. However, backwardation in natural gas markets typically occurs during periods of tight supply, unusually cold weather, or high near-term demand, which may not persist, and there is no assurance that the Fund will benefit from positive roll yield during any particular period. The effects of contango and backwardation may cause the Fund’s performance to differ significantly from the spot price of natural gas over time. It is possible that during certain time periods, futures contract prices may not be correlated to spot market prices and may be substantially lower or higher than spot market prices for natural gas due to supply, demand, weather, or other economic or regulatory factors.

Weather patterns and seasonal demand fluctuations, including polar vortex events and mild winters, significantly affect natural gas prices and may cause substantial Fund volatility.

Natural gas prices are significantly affected by weather conditions, particularly temperature extremes that affect heating and cooling demand. The demand for natural gas has traditionally been cyclical, with significantly higher demand during winter months for heating purposes and lower demand during summer months. Severe winter weather, including polar vortex events, can cause rapid and substantial increases in natural gas prices due to increased heating demand, while mild winter weather can result in significant price declines due to reduced demand and inventory accumulation. Summer weather may also affect natural gas demand through air conditioning load, though this effect is typically less pronounced than winter heating demand.

Weather forecasting uncertainty creates significant price risk in natural gas markets. Weather forecasts are inherently uncertain, and unexpected changes in temperature forecasts can cause rapid price movements. Natural gas traders closely monitor weather forecasts, and revisions to short-term and medium-term forecasts can trigger substantial price volatility. The Fund’s performance may be significantly affected by weather-related price movements that are difficult to predict.

Natural gas storage capacity constraints and inventory deviations from market expectations may cause significant and rapid price movements.

Natural gas storage facilities play a critical role in balancing natural gas supply and demand and significantly influence natural gas prices. Natural gas storage inventories are closely monitored by market participants, and deviations from expected injection or withdrawal rates can cause significant price movements. During periods of high production and low demand, storage facilities may approach capacity limits, which can result in significant downward pressure on natural gas prices as producers struggle to find storage or buyers for their production. Conversely, low storage inventories heading into winter heating season may result in higher prices due to concerns about supply adequacy.

The Energy Information Administration (EIA) publishes weekly natural gas storage reports that are closely followed by market participants. Significant deviations between actual storage changes and market expectations can trigger substantial price movements. The natural gas market is also subject to injection season (typically April through October) and withdrawal season (typically November through March) dynamics, which can create predictable seasonal patterns in storage activity and, consequently, natural gas prices.

U.S. natural gas supply and demand imbalances, including shale production fluctuations and competition from renewable energy, may cause substantial price volatility.

The U.S. natural gas market is subject to significant supply and demand imbalances that can cause substantial price volatility. Factors affecting natural gas supply include production levels from shale basins (particularly the Marcellus and Permian basins), associated gas production from oil drilling operations, import and export volumes (including LNG exports), pipeline capacity and transportation infrastructure, and the availability of natural gas storage capacity. The development of hydraulic fracturing (“fracking”) and horizontal drilling technology has significantly increased U.S. natural gas production, which has at times resulted in periods of oversupply and downward pressure on prices.

Factors affecting natural gas demand include weather-related heating and cooling demand, industrial production levels (particularly in petrochemical and manufacturing sectors), electric power generation demand (as natural gas competes with coal, nuclear, and renewable energy sources), LNG export demand, and overall economic activity. Competition from clean power companies, fluctuations in the supply and demand of alternative energy fuels, energy conservation measures, changes in consumer preferences regarding the use of renewable energy sources to replace fossil fuels, and tax and other government regulations can significantly affect the prices of natural gas. A shift away from natural gas for power generation due to environmental policies or the economics of renewable energy could reduce demand for natural gas and adversely affect natural gas prices.

U.S. LNG export dynamics and global natural gas market conditions, including demand from Europe and Asia, may significantly affect domestic natural gas prices.

The development of U.S. liquefied natural gas (LNG) export capacity has increasingly linked U.S. natural gas prices to global natural gas and LNG markets. LNG exports represent a significant and growing source of demand for U.S. natural gas, and changes in global LNG demand, particularly from Europe and Asia, can affect U.S. natural gas prices. Global LNG supply and demand dynamics, including the availability of LNG from other producing countries such as Qatar, Australia, and Russia, may affect the competitiveness of U.S. LNG exports and, consequently, domestic natural gas prices. Geopolitical events affecting global energy markets, trade disputes, or changes in import policies by major LNG-consuming nations could significantly impact U.S. natural gas prices.

Pipeline capacity constraints and infrastructure disruptions may cause regional price dislocations and natural gas market volatility.

Natural gas transportation infrastructure, including pipelines, compressor stations, and processing facilities, plays a critical role in natural gas pricing. Regional price differentials between natural gas production areas and consumption centers are significantly affected by pipeline capacity constraints. Disruptions to pipeline infrastructure due to maintenance, accidents, natural disasters, or regulatory issues can cause significant regional price dislocations and overall market volatility. The development of new pipeline capacity, or the retirement of existing capacity, can also affect regional supply-demand balances and natural gas prices.

Margin requirements, collateral obligations, and CFTC position limits on natural gas may restrict the Fund’s ability to achieve its investment objective.

The Fund’s investments in futures contracts are subject to margin and collateral requirements established by the exchanges on which such contracts are traded and by the Fund’s futures commission merchant (“FCM”). The Fund must maintain sufficient margin and collateral to support its futures positions, and increases in margin requirements by exchanges or the FCM could adversely affect the Fund’s ability to achieve its investment objective. In times of market volatility, margin requirements may increase significantly and on short notice. The Fund’s FCM may also impose its own risk management limits on the Fund’s positions that are more restrictive than exchange limits, which could limit the Fund’s ability to invest in futures contracts necessary to achieve its investment objective.

The CFTC and U.S. designated contract markets have established accountability levels and position limits on the maximum net long or net short futures contracts in natural gas that any person or group of persons under common trading control may hold, own, or control. The NYMEX Henry Hub Natural Gas futures contract is subject to a spot-month position limit of 2,000 contracts for physical-delivery contracts, with a conditional spot-month limit exemption allowing up to 10,000 contracts in cash-settled natural gas referenced contracts per designated contract market. The Fund may approach or reach these limits, which could restrict the Fund’s ability to create additional Creation Units, or require the Fund to de-lever.

If the Fund is unable to achieve its desired exposure to natural gas due to position limits or accountability levels, the Fund’s performance may not correspond to its investment objective. If the Fund exceeds accountability levels on the NYMEX and is required by such exchange to limit its positions, it may then, if permitted under applicable regulatory requirements, purchase futures contracts on other exchanges that trade listed natural gas futures or invest in other Natural Gas-Related Investments. Additionally, regulatory changes to position limits or the imposition of new restrictions could further constrain the Fund’s investment strategy.

Reduced liquidity in natural gas futures markets during periods of market stress or weather disruptions may increase trading costs and result in tracking error.

The Fund’s ability to achieve its investment objective depends in part on the liquidity of the natural gas futures markets. While the natural gas futures market is generally liquid, liquidity can vary significantly based on market conditions, time of day, and the specific contract month being traded. Front-month contracts typically have the highest liquidity, while contracts further out on the futures curve may have significantly lower liquidity. During periods of market stress, extreme volatility, weather-related disruptions, or other market disruptions, liquidity in Natural Gas Futures Contracts may decline substantially, making it more difficult or costly for the Fund to execute transactions, rebalance its portfolio, or meet redemption requests. Reduced liquidity may result in wider bid-ask spreads, greater price impact when the Fund executes trades, and potentially significant tracking error relative to the Fund’s Investment Objective.

The Fund’s daily returns may not correlate with the spot price of natural gas due to futures market dynamics, roll costs, and other factors.

To the extent that investors use the Fund as a means of indirectly investing in natural gas, there is the risk that the daily changes in the price of the Fund’s Shares, on a percentage basis, will not closely track the daily changes in the spot price of natural gas, on a percentage basis. This could happen if the price of Shares traded on the Exchange does not correlate closely with the value of the Fund’s NAV; the changes in the Fund’s NAV do not correlate closely with the changes in the price of the Reference Asset Futures Contracts; or the changes in the price of the Reference Asset Futures Contracts do not closely correlate with the changes in the cash or spot price of natural gas. This is a risk because if these correlations do not exist, then investors may not be able to use the Fund as a cost-effective way to indirectly invest in natural gas or as a hedge against the risk of loss in natural gas-related transactions.

Risks Related to the Management of the Fund

Daily rebalancing of a Fund’s portfolio may impact trading in the underlying futures contracts.

Daily rebalancing will cause a Fund to adjust its portfolio positions. This trading activity will contribute to the trading volume of the underlying futures contracts and may adversely affect the market price of such underlying futures contracts.

The Fund’s daily returns may not correlate with its Investment Objective due to factors including fees, transaction costs, financing costs, and portfolio rebalancing.

In order to achieve a high degree of correlation with its Investment Objective, each Fund seeks to rebalance its portfolio daily. Being materially under- or over-exposed to the Investment Objective may prevent a Fund from achieving a high degree of correlation with that Investment Objective. Market disruptions or closures, large movements of assets into or out of a Fund, large rebalances, regulatory restrictions, cash drag from uninvested cash, market volatility, accountability levels, position limits, margin requirements, and daily price fluctuation limits set by the exchanges and other factors will adversely affect a Fund’s ability to adjust exposure to requisite levels. The target amount of portfolio exposure may be impacted by changes to the value of a Fund’s underlying Reference Asset each day. Other things being equal, more significant movement, up or down, will require more significant adjustments to a Fund’s portfolio. Because of this, it is unlikely that a Fund will be perfectly exposed at the end of each day, and the likelihood of being materially under- or over-exposed is higher on days when the underlying Reference Asset prices are volatile at or near the close of the trading day. These risks may be particularly acute for certain Funds due to the volatility inherent in their underlying Reference Assets.

Each Fund seeks to achieve its investment objective even during periods when the performance of the Reference Asset is flat or when the Reference Asset is moving in a manner that may cause the value of a Fund to decline.

Each Fund is not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in instruments in Linked Instruments that, in combination, provide exposure to the Reference Asset consistent with each Fund’s investment objective. This is the case even during periods in which the underlying Reference Asset is flat or moving in a manner which causes the value of the Fund to decline. Each Fund can lose money regardless of the performance of its Reference Asset, due to the effects of daily rebalancing, volatility, fees, compounding and other factors.

A number of factors may affect a Fund’s ability to produce returns that correlate to the Investment Objective.

While each Fund seeks to meet its Investment Objective, there is no guarantee it will do so. A number of factors may affect each Fund’s ability to achieve a high degree of correlation with its Investment Objective, and there is no guarantee that a Fund will achieve a high degree of correlation. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Linked Instruments in a manner that correlates to the Fund’s objective; (2) an imperfect correlation between the performance of the Linked Instruments held by the Fund and the performance of the Fund’s underlying Reference Asset; (3) bid-ask spreads on such Linked Instruments; (4) fees, expenses, transaction costs, financing costs and margin requirements associated with the use of Linked Instruments and commission costs; (5) holding or trading Linked Instruments in a market that has become illiquid or disrupted; (6) the Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) changes to the Fund’s Reference Asset that are not disseminated in advance; (8) the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of the Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; (10) accounting standards; (11) differences caused by the Fund obtaining exposure to only a representative sample of the components of the Reference Asset, overweighting or underweighting certain components of the Reference Asset or obtaining exposure to assets that are not included in the Reference Asset; (12) the inability of the Fund to fully invest cash received in exchange for Creation Unit purchases, resulting in cash drag; and (13) disruptions or illiquidity in the futures markets for the Fund’s underlying Reference Asset. Any of these factors could decrease correlation between the performance of a Fund and its Reference Asset and may hinder the Fund’s ability to meet its daily investment objective. Failure to achieve a high degree of correlation may prevent the Fund from achieving its investment objective, and the percentage change of the Fund’s NAV each day may differ, perhaps significantly in amount, and possibly even direction, from its stated multiple (3x) times the return of its Reference Asset on a given day.

Being materially under- or overexposed to a Fund’s Reference Asset may prevent a Fund from achieving a high degree of correlation with its Reference Asset. Market disruptions or closures, large movements of assets into or out of a Fund, large rebalances, regulatory restrictions, or market volatility and other factors will adversely affect the Fund’s ability to maintain a high degree of correlation.

Fees are charged regardless of a Fund’s returns and may result in depletion of assets.

Each Fund is subject to the fees and expenses described herein which are payable irrespective of the Fund’s returns, as well as the effects of commissions, trading spreads, and embedded financing, borrowing costs and fees associated with futures contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities. These fees and expenses have a negative impact on Fund returns.

The Sponsor may change a Fund’s investment objective, Reference Asset, or strategies at any time.

The Sponsor has the authority to change each Fund’s investment objective, Reference Asset, or investment strategy at any time without shareholder approval. Although such changes may be subject to applicable regulatory approvals, the Sponsor may determine to operate a Fund in accordance with its new investment objective, Reference Asset or strategy while those approvals are pending. Changes in the Fund’s investment objective, Reference Asset or strategy, may occur without shareholder approval and with limited advance notice to shareholders and may expose shareholders to losses on their investments in a Fund.

A change to the investment objective, Reference Asset or strategies or the liquidation of the Fund could occur at a time that is disadvantageous to shareholders.

Each Fund may be liquidated at any time, including a time that is disadvantageous to shareholders.

The Sponsor has the authority to liquidate a Fund at any time without shareholder approval. There is also the risk that a Fund will liquidate shortly after it has suffered sudden and substantial losses as a result of volatile markets. Liquidation of a Fund may occur without shareholder approval and with limited advance notice to shareholders and may expose shareholders to losses on their investments in the Fund. Liquidation of a Fund could occur at a time that is disadvantageous to shareholders. When a Fund’s assets are sold as part of the Fund’s liquidation, the resulting proceeds distributed to shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Each Fund uses investment techniques that may be considered aggressive.

Some investment techniques of a Fund, such as its use of Linked Instruments, may be considered aggressive. Risks associated with Linked Instruments include potentially dramatic price changes (losses) in the value of the instruments and imperfect correlations between the price of the contract and the underlying Reference Asset. The use of Linked Instruments may increase the volatility of a Fund and may involve a small investment of cash relative to the magnitude of the risk assumed.

Historical correlation trends between a Fund’s Reference Asset and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.

To the extent that an investor purchases a Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the Fund or its Reference Asset and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or non-existent. The diversification or other benefits sought by an investor in a Fund may also become limited or cease to exist if the Sponsor determines to change a Fund’s Reference Asset or otherwise modify the Fund’s investment objective or strategy.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations of the Fund, is closed, or when trading is restricted or suspended on such exchanges in the Fund’s futures contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Fund. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Fund declines during the period of delay. A Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Investors may be adversely affected by an overstatement or understatement of a Fund’s NAV due to the valuation method employed or errors in the NAV calculation.

Under normal circumstances, the NAV of a Fund reflects the value of the Linked Instruments held by the Fund, as of the time the NAV is calculated. The NAV includes, in part, any unrealized profits or losses on open Linked Instrument positions. In calculating the NAV of a Fund, futures contracts are generally valued at their daily settlement prices on the applicable exchange. In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect fair value of an investment, or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. The fair value of an investment determined by the Sponsor may be different from other value determinations of the same investment. Such fair value prices generally would be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable. Errors in calculation of a Fund’s NAV also may cause the Fund NAV to be overstated or understated and may affect the performance of the Fund and the value of an investment in the Shares.

Calculation of a benchmark may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the benchmark and/or the value of the Shares as applicable. Additionally, benchmark calculations are subject to error and may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of the Shares.

Competing claims of intellectual property rights may adversely affect a Fund and an investment in the Shares.

The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties could allege ownership as to such rights and may bring legal action asserting their claims. The expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect a Fund. Additionally, as a result of such action, a Fund could potentially change its investment objective, strategies or Reference Asset. Each of these factors could have a negative impact on the performance of a Fund.

Authorized Participants with large holdings in a Fund are able to effect transactions which could adversely affect an investment in the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

The value of the Shares will be adversely affected because a Fund is required to indemnify Wilmington Trust, National Association (the “Trustee”) and/or the Sponsor.

Under the Trust Agreement of VS Trust, as amended and restated from time to time, among the Trustee, the Sponsor, and the holders of Shares (the “Trust Agreement”), the Trustee and the Sponsor each has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any such sale would decrease the value of an investment in a Fund.

Although the Shares are limited liability investments, certain circumstances, such as the bankruptcy of a Fund, could increase a shareholder’s liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any gains or income recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Agreement.

There may be circumstances that could prevent or make it impractical for a Fund to operate in a manner consistent with its investment objective and principal investment strategy.

There may be circumstances outside the control of the Sponsor and/or a Fund that could prevent or make it impractical to re-position the Fund’s portfolio investments, to process purchase or redemption orders, or to otherwise operate the Fund in a manner consistent with its investment objective and principal investment strategy. Examples of such circumstances include: market disruptions; significant market volatility, particularly late in a trading day; natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the trading or operation of the Fund; and other extraordinary events.

While the Sponsor has implemented and tested a business and a disaster recovery plan designed to address circumstances such as those described above, these and other circumstances may prevent a Fund from being operated in a manner consistent with its investment objective and/or principal investment strategy.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, a Fund and its service providers are susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of a Fund’s third-party service providers (including, but not limited to, the Sponsor, U.S. Bancorp Fund Services LLC (the “Administrator”), the Custodian, FCM and U.S. Bancorp Fund Services LLC (the “Transfer Agent”)) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. A Fund and its shareholders could be negatively impacted as a result. While a Fund has established business continuity plans and systems to prevent such cyber-attacks, there are inherent limitations in such plans and risk management systems including the possibility that certain risks have not been identified. Furthermore, a Fund cannot control the cyber security plans and systems of the Fund’s service providers, market makers, Authorized Participants or issuers of securities in which the Fund invests.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to a Fund.

Investors cannot be assured that the Sponsor will be able to continue to service a Fund for any length of time. If the Sponsor discontinues its activities on behalf of a Fund, the Fund may be adversely affected, as there may be no entity servicing the Fund for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the National Futures Association (the “NFA”) were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render advice to a Fund. If the Sponsor were unable to provide services and/or advice to a Fund, the Fund would be unable to pursue its investment objectives unless and until the Sponsor’s ability to provide services and advice to the Fund was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of a Fund.

The Trust does not have a board of directors or an audit committee, which may result in less oversight of the Funds’ operations and may expose shareholders to risks that would not be present in funds overseen by a board of directors.

Unlike registered investment companies, which are required by the Investment Company Act of 1940 to have a board of directors that includes independent directors, the Trust is not required to, and does not, have a board of directors or an audit committee of the board of directors. The Trust is a Delaware statutory trust and the Funds are commodity pools that are not registered as investment companies under the Investment Company Act. As a result, the Funds do not have the benefit of independent oversight that a board of directors provides to registered investment companies. Shareholders do not have the ability to elect directors or otherwise have a voice in the governance of the Trust.

Shareholders do not have the statutory rights normally associated with ownership of shares of a corporation and have limited voting and distribution rights.

As interests in a Delaware statutory trust, the Shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the Trust does not have a board of directors, the Funds may enact splits or reverse splits without shareholder approval, and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor. Shareholders take no part in the management or control of the Trust and have no voice in the Trust’s operations or business, other than certain limited voting rights as set forth in the Trust Agreement. The Sponsor may amend the Trust Agreement without shareholder consent, except that shareholders have the right to vote on amendments only if expressly required under Delaware or applicable federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. Because shareholders have limited voting rights, they may not be able to prevent amendments to the Trust Agreement or changes to the Trust or the Funds that they do not agree with or that may adversely affect their interests.

The Sponsor may amend the Trust Agreement without Shareholder consent, which could adversely affect the rights of Shareholders.

The Sponsor has the right to amend the Trust Agreement as it applies to the Funds without the consent of Shareholders, provided that Shareholders have the right to vote only if expressly required under Delaware or federal law, the rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. As a result, the Sponsor could make changes to the Trust Agreement, the operations of the Funds, or the rights of Shareholders without obtaining Shareholder approval. Such amendments may include, among other things, changes to the investment objective, strategies, or Reference Asset of a Fund; the fees and expenses charged to a Fund or its Shareholders; the rights of Shareholders with respect to redemptions, voting, or distributions; the circumstances under which a Fund may be terminated or liquidated; and the duties, liabilities, and indemnification of the Sponsor and other service providers.

Because Shareholders have no ability to vote on or otherwise block most amendments to the Trust Agreement, there can be no assurance that future amendments will not adversely affect the rights or interests of Shareholders. The protections available to Shareholders in connection with amendments to the Trust Agreement are more limited than those typically available to shareholders of registered investment companies, where amendments to fundamental investment policies and other material changes generally require shareholder approval.

Risks Related to the Trading of the Fund Shares

The market price of Shares may differ from NAV and may be affected by demand factors independent of the pricing of the Fund’s Reference Asset.

The intraday market price of Shares may deviate from its intraday IIV or end of day NAV price and that deviation may be caused by market forces unrelated to the value of the Fund’s underlying Reference Asset or a change to the value of the Fund’s investments, such as market perception or increased or decreased demand for Shares.

The lack of active trading markets for the Shares may result in losses upon the sale or disposition of such Shares.

Although the Shares are publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If investors need to sell their Shares at a time when an active market for such Shares does not exist, the price investors receive for their Shares, assuming that investors are able to sell them at all, likely will be lower than the price that investors would receive if an active market did exist.

The NAV per Share may not correspond to the market price per Share.

The NAV per Share of a Fund changes as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price per Share of a Fund may be different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a premium or discount to NAV). The price at which an investor may be able to sell Shares at any time, especially in times of market volatility, may be significantly less than the NAV per Share of a Fund at the time of sale. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per Share of a Fund.

Authorized Participants or their customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of the Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Share of a Fund closely over time.

Investors who purchase Shares in the secondary market and pay a premium purchase price over a Fund’s intraday indicative value (“IIV”), which is also known as the indicative optimized portfolio value, could incur significant losses in the event such investor sells the Fund Shares at a time when such premium is no longer present in the marketplace.

Also, the NAV of a Share may not correspond to its market price due to differences in timing. NAV calculation times vary by Fund; see the section entitled “Creation and Redemption Transactions” for each Fund’s NAV calculation time. The Shares of a Fund trade on the Exchange during the hours the Exchange is open for trading, typically from 9:30 a.m. to 4:00 p.m. (Eastern Time).

Early NAV calculation times for certain Funds may result in wider trading spreads and premiums or discounts to NAV during trading hours after the NAV is calculated.

Certain Funds, including 3x Gold ETF, 3x Silver ETF, 3x Crude Oil ETF and 3x Natural Gas ETF, calculate their NAV based on the settlement prices of their underlying futures contracts, which are determined before the close of regular trading on the Exchange. For example, gold and silver futures on COMEX settle at approximately 1:30 p.m. and 1:25 p.m. (Eastern Time), respectively, and crude oil and natural gas futures on NYMEX settle at 2:30 p.m. (Eastern Time). However, Shares of the Funds continue to trade on the Exchange until 4:00 p.m. (Eastern Time). As a result, during the period between the determination of the NAV and the close of trading on the Exchange, trading spreads and the resulting premium or discount on Shares may widen, and the difference between the price of Shares and the NAV of Shares may increase. This could result in investors who purchase Shares after the NAV is calculated paying a premium over NAV, or investors who sell Shares after the NAV is calculated receiving less than NAV. During this period, liquidity in the underlying futures markets may also be reduced, which may further affect the market price of Shares. Additionally, because the IIV is calculated using settlement prices that do not change after the futures markets close, the IIV disseminated during this period may not accurately reflect the true intraday value of the Fund’s holdings. Investors should be aware that the NAV calculation times for each Fund are set forth in the section entitled “Creation and Redemption Transactions” and should consider these timing differences when making investment decisions.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to NAV per Share or the IIV.

The Exchange may halt trading in the Shares of a Fund, which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted by the Exchange due to market conditions or for other reasons in accordance with applicable Exchange rules and procedures. In addition, trading in Shares is subject to trading halts caused by market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., the Dow Jones Industrial Average) or in the price of a Fund’s Shares. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.

Risks Related to Regulation, External Factors and Federal Income Tax Consequences

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

Each Fund is not subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies registered under the 1940 Act. These protections include, but are not limited to, provisions in the 1940 Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances), require a board of directors that must include disinterested directors, limit leverage, impose a fiduciary duty on the fund’s managers with respect to the receipt of compensation for services, require shareholder approval for certain fundamental changes, limit sales loads, and require proper valuation of fund assets.

Shareholders’ tax liability will exceed cash distributions on the Shares.

Shareholders of each Fund are subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of a Fund’s taxable income, whether or not they receive cash distributions from the Fund. Each Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, Fund shareholders will not receive cash distributions equal to their share of their Fund’s taxable income or the tax liability that results from such income. Each Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

The U.S. Internal Revenue Service (the “IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by a Fund.

U.S. federal income tax rules applicable to partnerships, which a Fund is anticipated to be treated as under the Internal Revenue Code of 1986, as amended (the “Code”), are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. Each Fund applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations (as defined below). It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which a Fund will distribute to shareholders, will contain information regarding the income items and expense items of a Fund. If you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Investors could be adversely affected if the current treatment of short-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, short-term capital gains are taxed to non-corporate investors at reduced U.S. federal income tax rates. This tax treatment may be adversely affected, changed or repealed by future changes in, or the expiration of, tax laws at any time.

Shareholders of a Fund may recognize significant amounts of ordinary income and short-term capital gains.

Due to a Fund’s investment strategy, it may realize and pass through to shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

Changes in U.S. federal income tax law could affect an investment in the Shares.

Recently enacted legislation commonly known as the “One Big Beautiful Bill Act” has made significant changes to U.S. federal income tax rules. As of the date of this Prospectus, the impact of the One Big Beautiful Bill Act, including on the Shares, is unclear. Prospective investors are urged to consult their tax advisors regarding the effect of the One Big Beautiful Bill Act prior to investing in the Shares.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of a Fund.

The U.S. derivatives markets and market participants have been subject to comprehensive regulation, not only by the CFTC but also by self-regulatory organizations, including the NFA and the exchanges on which the derivatives contracts are traded and/or cleared. As with any regulated activity, changes in regulations may have unexpected results. For example, changes in the amount or quality of the collateral that traders in derivatives contracts are required to provide to secure their open positions, or in the limits on number or size of positions that a trader may have open at a given time, may adversely affect the ability of a Fund to enter into certain transactions that could otherwise present lucrative opportunities. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in a Fund or the ability of the Fund to continue to implement its investment strategy.

In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has made and will continue to make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a legislative framework for OTC derivatives, including certain Linked Instruments in which a Fund may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and, pursuant to regulations that have been and will continue to be adopted by the regulators, requires the clearing and exchange trading of many types of OTC derivatives transactions.

While certain regulations have been promulgated and are already in effect, the full impact of the Dodd-Frank Act on a Fund remains uncertain. The legislation and the related regulations that have been and may be promulgated in the future may negatively impact a Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, new requirements, including capital requirements and mandatory clearing of OTC derivatives transactions, which may increase derivative counterparties’ costs and are expected to generally be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearing house account maintenance fees, may increase the cost of a Fund’s investments and the cost of doing business, which could adversely affect investors.

Regulatory and exchange accountability levels may restrict the creation of Creation Units and the operation of the Trust.

Many U.S. commodities exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in derivatives traded on such exchanges.

In connection with these limits, the Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. In December 2016, the CFTC re-proposed rules on position limits with respect to the 25 physical delivery commodity futures and options contracts. The re-proposed position limits would apply with respect to contracts traded on all U.S. and certain foreign exchanges on an aggregate basis. In addition, the CFTC proposed amendments to the requirement of U.S. commodities exchanges to establish corresponding speculative position limits (the “Position Limit Rules”). The re-proposed Position Limit Rules are based on the position limit rules previously proposed in 2013 by the CFTC. In December 2016, the CFTC also adopted final regulations requiring that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be aggregated for position limit purposes. The CFTC may further revise or finalize the Position Limit Rules in the future.

Although it is unclear what future position limit rules will be, the Sponsor is subject to current position and accountability limits established by the CFTC and exchanges. Accordingly, it may be required to reduce the size of outstanding positions or not enter into new positions that would otherwise be taken for a Fund or not trade certain markets on behalf of the Fund in order to comply with those limits or any futures limits established by the CFTC and the relevant exchanges. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of derivatives positions and potentially subjecting a Fund to substantial losses or periods in which the Fund does not create additional Creation Units. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for a Fund. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, respectively, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of a Fund at unfavorable prices, the Fund may incur substantial losses and the value of the Shares may be adversely affected.

Further, in October 2012, CFTC rules became effective, which require each registered FCM to establish risk-based limits on position and order size. As a result, the Trust’s FCMs may be required to reduce their internal limits on the size of the positions they will execute or clear for a Fund, and the Trust may seek to use additional FCMs, which may increase the costs for the Fund and adversely affect the value of the Shares.

The Trust may apply to the CFTC or to the relevant exchanges for relief from certain position limits. If the Trust is unable to obtain such relief, a Fund’s ability to issue new Creation Units, or the Fund’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities cause the Trust to exceed applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares, as traded on an exchange, and the net asset value of the Fund. Accordingly, the inability to create additional Creation Units or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV.

DESCRIPTION OF THE FUNDS’ REFERENCE ASSETS

Each Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of its Reference Asset, as measured by the daily changes in the price of a specified portfolio of short-term futures contracts on the Reference Asset (a “Futures Benchmark”). The Funds do not seek to track three times (3x) of any index.

Overview of the Gold Market

Gold is a precious metal that has been used as a store of value and medium of exchange for thousands of years. The global gold market is one of the largest and most liquid commodity markets in the world. Gold is traded on regulated futures exchanges, including COMEX (a division of CME Group), as well as in over-the-counter spot markets, and through exchange-traded products. The price of gold is quoted in U.S. dollars per troy ounce and is influenced by a variety of factors, including macroeconomic conditions, inflation expectations, interest rates, currency movements (particularly the U.S. dollar), central bank monetary policies, geopolitical events, and supply and demand dynamics. Gold supply comes primarily from mining production and recycled gold, while demand is driven by jewelry fabrication, investment demand (including bars, coins, and ETPs), central bank purchases, and industrial applications. Gold has historically been viewed as a “safe haven” asset during periods of economic uncertainty and market volatility.

Overview of the Silver Market

Silver is a precious metal with both investment and industrial applications. The global silver market is smaller and typically more volatile than the gold market. Silver is traded on regulated futures exchanges, including COMEX, as well as in over-the-counter spot markets and through exchange-traded products. The price of silver is quoted in U.S. dollars per troy ounce. Unlike gold, which is primarily used for investment and jewelry, silver has significant industrial applications, including electronics, solar photovoltaic cells, electric vehicle components, medical devices, and various manufacturing processes. Silver supply comes primarily from mining production (including as a byproduct of lead, zinc, copper, and gold mining) and recycled silver. Demand is driven by industrial fabrication, jewelry and silverware, investment demand, and photography. Silver prices are influenced by industrial demand cycles, investment sentiment, currency movements, inflation expectations, and supply disruptions, and may be more volatile than gold prices due to the smaller market size and the dual nature of silver as both a precious metal and an industrial commodity.

Overview of Bitcoin Market

Bitcoin is a digital asset that operates on the Bitcoin blockchain, a decentralized, peer-to-peer network that allows for the transfer and storage of value without the need for a central intermediary such as a bank or payment processor. The Bitcoin network was created in 2009 by an individual or group using the pseudonym “Satoshi Nakamoto,” who published the Bitcoin whitepaper in October 2008. The Bitcoin network has operated continuously since its launch in January 2009, making it the oldest and most established blockchain network.

The Bitcoin network operates using a proof-of-work consensus mechanism, in which participants known as “miners” compete to validate transactions and add new blocks to the blockchain by solving complex cryptographic puzzles. Miners who successfully add a block to the blockchain are rewarded with newly created bitcoin (the “block reward”) and transaction fees paid by users. This mining process secures the network and processes transactions without relying on a central authority.

Governance of the Bitcoin network is decentralized and operates through voluntary consensus among network participants, including miners, node operators, developers, and users. There is no central authority or formal governance body that controls the Bitcoin network. Changes to the Bitcoin protocol require broad consensus among network participants, and significant changes have historically been rare. The decentralized nature of Bitcoin governance means that decisions about protocol changes can be slow and contentious, and there is no guarantee that the network will be able to adapt to future challenges or implement desired improvements.

Bitcoin’s primary use case is as a store of value and medium of exchange. Bitcoin is used by individuals and institutions as an investment asset, a hedge against inflation and currency debasement, and for peer-to-peer transfers of value. The Bitcoin ecosystem includes spot trading platforms, futures exchanges, custodians, wallet providers, payment processors, and a growing number of institutional participants. Bitcoin is the largest digital asset by market capitalization.

Bitcoin Tokenomics.

Bitcoin has a fixed maximum supply of 21 million bitcoin, which is hardcoded into the Bitcoin protocol. As of the date of this prospectus, approximately 19.7 million bitcoin have been mined and are in circulation. New bitcoin are issued through the mining process as block rewards paid to miners who successfully add blocks to the blockchain. The block reward is subject to a programmatic “halving” event approximately every four years (or every 210,000 blocks), which reduces the rate at which new bitcoin are issued by 50%. The most recent halving occurred in April 2024, reducing the block reward from 6.25 bitcoin to 3.125 bitcoin per block. Future halvings are expected to continue until approximately the year 2140, when the maximum supply of 21 million bitcoin is expected to be reached. The fixed supply and predictable issuance schedule are designed to create scarcity and are often cited as reasons for bitcoin’s potential as a store of value. However, there can be no assurance that the fixed supply will support bitcoin’s long-term value, and the decreasing block reward may affect miner incentives and network security over time.

Bitcoin Network Usage.

Bitcoin network usage is measured by metrics including transaction volume, active addresses, hash rate (the total computational power securing the network), and the number of nodes operating on the network. The Bitcoin network processes hundreds of thousands of transactions daily and is supported by a global network of nodes that validate and relay transactions. Bitcoin is traded on numerous spot trading platforms worldwide, as well as through regulated futures contracts on the CME. The approval and launch of spot bitcoin exchange-traded products in January 2024 resulted in increased institutional participation in the bitcoin market. Bitcoin is also held by a growing number of corporations, asset managers, and sovereign entities as part of treasury or reserve management strategies.

Overview of the Ether Market

Ether is the native digital asset of the Ethereum network, a decentralized, open-source blockchain platform that enables the creation and execution of smart contracts and decentralized applications (“dApps”). The Ethereum network was proposed in late 2013 by Vitalik Buterin and launched in July 2015 following a public crowdsale in 2014 that raised approximately 31,500 bitcoin to fund development. Ethereum was designed to extend the functionality of blockchain technology beyond simple value transfer by enabling programmable transactions through smart contracts—self-executing code that runs on the Ethereum blockchain.

The Ethereum network originally operated using a proof-of-work consensus mechanism similar to Bitcoin. In September 2022, Ethereum completed a significant upgrade known as “The Merge,” which transitioned the network from proof-of-work to a proof-of-stake consensus mechanism. Under proof-of-stake, network participants known as “validators” stake (lock up) ether as collateral to participate in validating transactions and proposing new blocks. Validators are selected to propose and attest to blocks based on the amount of ether they have staked and other factors. Validators who successfully perform their duties receive rewards in the form of newly issued ether and transaction fees, while validators who act maliciously or fail to perform their duties may have a portion of their staked ether “slashed” (forfeited) as a penalty. The 3x Ether ETF does not participate in staking or receive staking rewards.

Governance of the Ethereum network involves a combination of core developers, the Ethereum Foundation (a non-profit organization that supports Ethereum development), validators, node operators, and the broader community. While there is no formal on-chain governance mechanism, significant protocol changes are proposed through Ethereum Improvement Proposals (“EIPs”) and are implemented through network upgrades (“hard forks”) that require broad consensus among network participants. The Ethereum Foundation plays a significant role in coordinating development and funding research, but does not have unilateral control over the network. The governance process has successfully implemented significant upgrades, including The Merge, but the informal nature of governance means that future upgrades may be delayed or contentious.

Ether serves multiple functions within the Ethereum ecosystem. It is used to pay transaction fees (known as “gas”) for executing transactions and smart contracts on the network. It is also used as collateral for validators participating in the proof-of-stake consensus mechanism. Beyond its utility within the network, ether is used as an investment asset and store of value, similar to bitcoin. The Ethereum network hosts a large and diverse ecosystem of decentralized applications, including decentralized finance (“DeFi”) protocols, non-fungible token (“NFT”) marketplaces, decentralized exchanges, lending and borrowing platforms, and various other applications. Ether is the second largest digital asset by market capitalization.

Ether Tokenomics.

Unlike bitcoin, ether does not have a fixed maximum supply. However, the transition to proof-of-stake and the implementation of EIP-1559 in August 2021 introduced mechanisms that affect ether’s supply dynamics. EIP-1559 introduced a “base fee” for each transaction that is burned (permanently removed from circulation) rather than paid to validators. This burn mechanism can result in deflationary pressure on ether’s supply when network activity is high and more ether is burned than is issued as validator rewards. Conversely, when network activity is low, issuance may exceed burning, resulting in net inflation. Since The Merge, the issuance rate of new ether has decreased significantly compared to the prior proof-of-work system, and there have been extended periods during which ether’s supply has been net deflationary. New ether is issued as rewards to validators for participating in the consensus process. The issuance rate depends on the total amount of ether staked on the network. As of the date of this prospectus, the annualized issuance rate is approximately [___]% of total supply. The combination of reduced issuance under proof-of-stake and the EIP-1559 burn mechanism has resulted in ether’s supply dynamics being significantly different from bitcoin’s fixed supply model. There can be no assurance that these mechanisms will continue or that they will have a positive effect on ether’s long-term value.

Ethereum Network Usage.

The Ethereum network is one of the most actively used blockchain networks, processing millions of transactions and hosting thousands of decentralized applications. Network usage is measured by metrics including transaction volume, active addresses, total value locked (“TVL”) in DeFi protocols, gas consumption, and the number of validators and nodes. The Ethereum ecosystem includes a wide range of applications across DeFi, NFTs, gaming, identity, and enterprise use cases. Ether is traded on numerous spot trading platforms worldwide, as well as through regulated futures contracts on the CME. The approval and launch of spot ether exchange-traded products in 2024 resulted in increased institutional participation in the ether market. “Layer 2” scaling solutions, which process transactions off the main Ethereum blockchain before settling on it, have become increasingly popular and have affected both network usage patterns and ether demand. The continued growth and adoption of the Ethereum ecosystem is uncertain and depends on a variety of factors, including competition from other blockchain platforms, regulatory developments, and the successful implementation of future network upgrades.

Overview of the Crude Oil Market

Crude oil is one of the world’s most actively traded commodities and is essential to the global economy as a primary source of energy and a feedstock for petrochemicals. Light, sweet crude oil, the Reference Asset for the 3x Crude Oil ETF, refers to crude oil with relatively low density (“light”) and low sulfur content (“sweet”), which is easier and less expensive to refine into gasoline, diesel, and other petroleum products. The benchmark for light, sweet crude oil in the United States is West Texas Intermediate (“WTI”), which is deliverable at Cushing, Oklahoma, a major crude oil storage and pipeline hub.

Crude oil is traded on regulated futures exchanges, including the New York Mercantile Exchange (“NYMEX”), a subsidiary of CME Group, as well as in over-the-counter spot and forward markets. The crude oil futures market is one of the most liquid commodity futures markets in the world. Crude oil prices are influenced by a variety of factors, including global supply and demand dynamics, production decisions by the Organization of the Petroleum Exporting Countries and its allies (“OPEC+”), geopolitical events and conflicts in major oil-producing regions, economic growth rates, currency movements (particularly the U.S. dollar), inventory levels and storage capacity, refinery utilization and seasonal demand patterns, competition from alternative energy sources, and government policies related to energy and the environment. Crude oil prices have historically been highly volatile and have experienced significant price movements, including to negative levels, during periods of extreme supply and demand imbalances.

Overview of the Natural Gas Market

Natural gas is a fossil fuel used for heating, electricity generation, industrial processes, and as a feedstock for petrochemicals. The benchmark for natural gas in the United States is based on delivery at the Henry Hub in Louisiana, a major natural gas pipeline interconnection point that serves as the pricing point for natural gas futures contracts traded on NYMEX. Natural gas is traded on regulated futures exchanges, including NYMEX, as well as in over-the-counter spot and forward markets.

Natural gas prices are influenced by a variety of factors, including weather patterns and seasonal demand for heating and cooling, natural gas production levels and drilling activity, storage inventory levels, pipeline capacity and infrastructure constraints, the development of liquefied natural gas (“LNG”) export capacity and global LNG trade flows, competition from alternative energy sources (including renewable energy, coal, and fuel oil), environmental regulations and climate change policies, and regional and global economic conditions. Natural gas prices have historically been among the most volatile of all commodity prices, experiencing rapid and significant price movements over short periods. The natural gas futures market has historically exhibited significant contango, which has resulted in material negative roll yield for natural gas-focused investment products over extended periods.

FUND INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

3x Gold ETF

The Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of gold, as measured by the daily changes in the price of the Gold Futures Benchmark.

The Fund will not invest in physical gold, but rather seeks to achieve its investment objective primarily through investment in Gold Futures Contracts, cash, and Cash Equivalents. To the extent that Gold Futures Contracts become unavailable for investment (for example, due to price limits, accountability levels, or increased margin rates, each of which is described below), the Fund may invest in: (i) Gold-Linked ETPs; (ii) Gold-Linked ETFs; (iii) exchange traded options on gold, shares of Gold-Linked ETPs or of Gold-Linked ETFs; and (iv) cash and Cash Equivalents.

3x Silver ETF

The Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of silver, as measured by the daily changes in the price of the Silver Futures Benchmark.

The Fund will not invest in physical silver, but rather seeks to achieve its investment objective primarily through investment in Silver Futures Contracts, cash, and Cash Equivalents. To the extent that Silver Futures Contracts become unavailable for investment (for example, due to price limits, accountability levels, or increased margin rates, each of which is described below), the Fund may invest in: (i) Silver-Linked ETPs; (ii) Silver-Linked ETFs; (iii) exchange traded options on silver shares of Silver-Linked ETPs or of Silver-Linked ETFs; and (iv) cash and Cash Equivalents.

3x Bitcoin ETF

The Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of bitcoin, as measured by the daily changes in the price of the Bitcoin Futures Benchmark.

The Fund will not invest in physical bitcoin, but rather seeks to achieve its investment objective primarily through investment in Bitcoin Futures Contracts, cash, and Cash Equivalents. To the extent that Bitcoin Futures Contracts become unavailable for investment (for example, due to price limits, accountability levels, or increased margin rates, each of which is described below), the Fund may invest in: (i) Bitcoin-Linked ETPs; (ii) Bitcoin-Linked ETFs; (iii) exchange traded options on bitcoin, shares of Bitcoin-Linked ETPs or of Bitcoin-Linked ETFs; and (iv) cash and Cash Equivalents.

3x Ether ETF

The Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of ether, as measured by the daily changes in the price of the Ether Futures Benchmark.

The Fund will not invest in physical ether, but rather seeks to achieve its investment objective primarily through investment in Ether Futures Contracts, cash, and Cash Equivalents. To the extent that Ether Futures Contracts become unavailable for investment (for example, due to price limits, accountability levels, or increased margin rates, each of which is described below), the Fund may invest in: (i) Ether-Linked ETPs; (ii) Ether-Linked ETFs; (iii) exchange traded options on ether, shares of Ether-Linked ETPs or of Ether-Linked ETFs; and (iv) cash and Cash Equivalents.

3x Crude Oil ETF

The Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of light, sweet crude oil, as measured by the daily changes in the price of the Crude Oil Futures Benchmark.

The Fund will not invest in physical light, sweet crude oil, but rather seeks to achieve its investment objective primarily through investment in Crude Oil Futures Contracts, cash, and Cash Equivalents. To the extent that Crude Oil Futures Contracts become unavailable for investment (for example, due to price limits, accountability levels, or increased margin rates, each of which is described below), the Fund may invest in: (i) Crude Oil-Linked ETPs; (ii) Crude Oil-Linked ETFs; (iii) exchange traded options on light, sweet crude oil or shares of Crude Oil-Linked ETPs or of Crude Oil-Linked ETFs; and (iv) cash and Cash Equivalents.

3x Natural Gas ETF

The Fund seeks daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of natural gas, as measured by the daily changes in the price of the Natural Gas Futures Benchmark.

The Fund will not invest in physical natural gas, but rather seeks to achieve its investment objective primarily through investment in Natural Gas Futures Contracts, cash, and Cash Equivalents. To the extent that Natural Gas Futures Contracts become unavailable for investment (for example, due to price limits, accountability levels, or increased margin rates, each of which is described below), the Fund may invest in: (i) Natural Gas-Linked ETPs; (ii) Natural Gas-Linked ETFs; (iii) exchange traded options on shares of Natural Gas-Linked ETPs or Natural Gas-Linked ETFs; and (iv) cash and Cash Equivalents.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. A Fund generally deposits cash and/or securities with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearinghouse to protect the clearing house against non-payment by the Fund. The clearing house becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require a Fund to deposit collateral in excess of the clearing house’s margin requirements for the FCM’s own protection.

Certain futures contracts, including stock index contracts and certain commodity futures contracts, settle in cash. The cash settlement amount reflects the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions and exchange fees, constitutes the profit or loss to the trader. Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of variation margin, which are the amounts of cash that a Fund agrees to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying Reference Asset and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to a Fund since futures contracts are exchange traded and the exchange’s clearing house, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If trading is not possible or if a Fund determines not to close a futures position in anticipation of adverse price movements, the Fund may be required to make daily cash payments of variation margin.

Futures Account Agreements

Each Fund has entered into a written agreement (each, a “Futures Account Agreement”) with one or more FCMs governing the terms of futures transactions of a Fund cleared by such FCM. Each FCM has its own agreement and other documentation used for establishing customer relationships. As such, the terms of the Futures Account Agreement and other documentation that a Fund has with a particular FCM may differ in material respects from that with another FCM.

Most Futures Account Agreements do not require the FCM to enter into new transactions or maintain existing transactions with a Fund. In general, each FCM is permitted to terminate its agreement with a Fund at any time in its sole discretion. In addition, an FCM generally will have the discretion to set margin requirements and/or position limits that would be in addition to any margin requirements and/or position limits required by applicable law, set by the exchange, or set by the clearing house that clears the futures contracts in which a Fund transacts. As a result, a Fund’s ability to engage in futures transactions or maintain open positions in such contracts will be dependent on the willingness of its FCMs to continue to accept or maintain such transactions on terms that are economically appropriate for a Fund’s investment strategy.

When a Fund has an open futures contract position, it is subject to at least daily variation margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts may require only a small initial investment in the form of a deposit or margin, they may involve a high degree of leverage. A Fund with open positions is subject to maintenance or variance margin on its open positions. If a Fund has insufficient cash to meet daily variation margin requirements, it may need to sell Linked Instruments at a time when such sales are disadvantageous. Futures markets are highly volatile and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.

Margin posted by a Fund to an FCM typically will be held by relevant exchange’s clearing house (in the case of clearing house-required margin) or the FCM (in the case of “house” margin requirements of the FCM). In the event that market movements favorable to a Fund result in the Fund having posted more margin than is required, the Fund typically would have a right to return of margin from the FCM. However, the timing of such return may be uncertain. As a result, it is possible that a Fund may face liquidity constraints including potential delays in its ability to pay redemption proceeds, where margin is not immediately returned by an FCM.

In the event that a Fund fails to comply with its obligations under a Futures Account Agreement (including, for example, failing to deliver the margin required by an FCM on a timely basis), the Futures Account Agreement typically will provide the FCM with broad discretion to take remedial action against the Fund. Among other things, the FCM typically will have the right, upon the occurrence of such a failure by a Fund, to terminate any or all futures contracts in the Fund’s account with that FCM, to sell the collateral posted as margin by the Fund, to close out any open positions of the Fund in whole or in part, and to cancel any or all pending transactions with the Fund. Futures Account Agreements typically provide that the Fund will remain liable for paying to the relevant FCM, on demand, the amount of any deficiency in a Fund’s account with that FCM.

The Futures Account Agreement between the Fund and an FCM generally requires the Fund to indemnify and hold harmless the FCM, its directors, officers, employees, agents and affiliates (collectively, “indemnified persons”) from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by the indemnified persons, in connection with: (1) any failure by the Fund to perform its obligations under the Futures Account Agreement and the FCM’s exercise of its rights and remedies thereunder; (2) any failure by the Fund to comply with applicable law; (3) any action reasonably taken by the indemnified persons pursuant to the Futures Account Agreement to comply with applicable law; and (4) any actions taken by the FCM in reliance on instructions, notices and other communications that the FCM and its relevant personnel, as applicable, reasonably believes to originate from a person authorized to act on behalf of the Fund.

To the extent that the Fund trades in futures contracts on U.S. exchanges, the assets deposited by the Fund with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments —principally U.S. government obligations to margin futures and forward contract positions.

Each Fund uses Marex Capital Markets Inc. (“Marex”), StoneX Financial Inc. (“StoneX”), Straits Financial LLC, RBC Capital Markets LLC (“RBC Capital”), Clear Street LLC (“Clear Street”), ADM Investor Services, Inc. (“ADMIS”), and Plus500US Financial Services, LLC (“Plus500”), each in its capacity as a registered FCM, as its FCM. Each FCM, except RBC Capital and Plus500, serves as a clearing broker to the Trust and each Fund and as such arranges for the clearing of a Fund’s futures transactions. RBC Capital serves as an executing broker to the Trust and each Fund and as such arranges for the execution of a Fund’s futures transactions. Plus500 serves as an executing broker to the Trust and each Fund and, as such, arranges for the execution of a Fund’s futures transactions; its clearing activity is run through Marex.

Each FCM acts as a clearing and/or executing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to a clearing FCM. The FCMs used by a Fund may change from time to time. The above discussion relating to an FCM also would apply to other firms that serve as an FCM to a Fund in the future. Each FCM in its capacity as a registered FCM, serves as a clearing broker to the Trust and a Fund and certain other funds of the Trust and as such arranges for the execution and clearing of a Fund’s futures transactions. Each FCM acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to an FCM as applicable. Each FCM is registered as an FCM with the CFTC, is a member of the NFA and a clearing member of the CBOT, CME, NYMEX, or another major U.S. commodity exchange. No FCM is affiliated with or acts as a supervisor of the Trust, the Funds, the Sponsor, the Trustee, the Administrator, Transfer Agent, or the Custodian. No FCM acts as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering or has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. No FCM provides any commodity trading advice regarding a Fund’s trading activities. Investors should also note that the Sponsor may select additional clearing brokers or replace any FCM as a Fund’s clearing broker.

Options

An option is a contract that gives the purchaser of the option, in return for the premium paid, the right to buy an underlying reference instrument, such as a specified security, currency, index, or other instrument, from the writer of the option (in the case of a call option), or to sell a specified reference instrument to the writer of the option (in the case of a put option) at a designated price during the term of the option. The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price and the volatility of the underlying reference instrument, the remaining term of the option, supply, demand, interest rates and/or currency exchange rates. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. Put and call options are traded on national securities exchanges and in the OTC market. Options traded on national securities exchanges are within the jurisdiction of the SEC or other appropriate national securities regulator, as are securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all option positions entered into on a national securities exchange in the United States are cleared and guaranteed by the Options Clearing Corporation, thereby reducing the risk of counterparty default. Furthermore, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the OTC market, potentially permitting a Fund to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements. There is no assurance, however, that higher than anticipated trading activity or other unforeseen events might not temporarily render the capabilities of the Options Clearing Corporation inadequate, and thereby result in the exchange instituting special procedures which may interfere with the timely execution of a Fund’s orders to close out open options positions. There are no specific limitations on the amount a Fund may invest in any particular type of option. The Sponsor expects to manage each Fund’s exposure to Linked Instruments, including options, such that the Funds avoid meeting the definition of an investment company under the Investment Company Act of 1940.

Cash Equivalents

Cash Equivalents are cash-like instruments or high-quality securities that are designed to provide liquidity, serve as margin, or otherwise collateralize a Fund’s investments. Cash Equivalents may consist of short-term instruments with maturities of less than three months, including: (a) U.S. Government securities, including bills, notes and bonds differing as to maturity and rates of interest, which are either issued or guaranteed by the U.S. Treasury or by U.S. Government agencies or instrumentalities; (b) certificates of deposit issued against funds deposited in a bank or savings and loan association; (c) bankers’ acceptances, which are short-term credit instruments used to finance commercial transactions; (d) repurchase agreements and reverse repurchase agreements; (e) bank time deposits, which are monies kept on deposit with banks or savings and loan associations for a stated period of time at a fixed rate of interest; (f) commercial paper, which are short-term unsecured promissory notes; and (g) money market funds.

ETPs

Each Fund may invest in long positions in ETPs that have investment objectives similar to that of a Fund or short positions in ETPs that have investment objectives opposite to that of a Fund.

U.S. Derivatives Exchanges

Derivatives exchanges, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the CBOE (which includes the CBOE Futures Exchange (the “CFE”)), the CME (which includes, among others, the Chicago Board of Trade (“CBOT”), NYMEX, the Intercontinental Exchange (“ICE”) and the Minneapolis Grain Exchange, LLC (“MGEX”).

Each derivatives exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfil their contractual obligations. Thus, members effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearing house do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Regulations

Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate OTC derivatives markets, including certain OTC foreign exchange markets.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of the Fund. If the Sponsor were unable to provide services and/or advice to the Fund, the Fund would be unable to pursue its investment objective unless and until the Sponsor’s ability to provide services and advice to the Fund was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Fund.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC.

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (each Fund itself is not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Each Fund’s investments in Linked Instruments will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations.

Daily Limits

Most U.S. futures exchanges limit the amount of fluctuation in some futures contract or options contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit. In addition, the exchanges on which the Funds’ futures contracts are traded impose position limits and accountability levels. For example, COMEX gold futures are subject to a spot-month position limit of [ ] contracts; COMEX silver futures are subject to a spot-month position limit of [ ] contracts; CME bitcoin futures are subject to a spot-month position limit of [ ] contracts; CME ether futures are subject to a spot-month position limit of [ ] contracts; NYMEX crude oil futures are subject to a spot-month position limit of [ ] contracts; and NYMEX natural gas futures are subject to a spot-month position limit of 2,000 contracts for physical-delivery contracts, with a conditional spot-month limit exemption allowing up to 10,000 contracts in cash-settled natural gas referenced contracts per designated contract market.

Margin

“Initial” or “original” margin is the minimum dollar amount that a counterparty to a cleared derivatives contract must deposit with its commodity broker in order to establish an open position. “Maintenance” or “variation” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells.

The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a percentage of the aggregate purchase or sales price of the contract.

Brokerage firms may require higher amounts of margin than exchange minimums. These requirements may change without warning.

Margin requirements are computed each day or intraday by a commodity broker and the relevant exchange. At the close of each trading day or intraday, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the customer’s position.

PERFORMANCE OF THE OFFERED COMMODITY POOLS AND OTHER POOLS OPERATED BY THE COMMODITY POOL OPERATOR

Because the offered commodity pools (i.e., the Funds) do not yet have any performance, performance for the Funds is not presented below.

The following performance information for other commodity pools is presented in accordance with CFTC regulations.

All summary performance information is as of June 30, 2026. Performance information is set forth, in accordance with CFTC regulations, since each Fund’s inception of trading.

Name of Pool:	-1x Short VIX Futures ETF (SVIX)
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 29, 2022
Aggregate Gross Capital Subscriptions	$3,041,281,028
Net Asset Value	$200,341,972
Net Asset Value per Share	$23.88
Worst Monthly Draw-down:	(38.89)% (April 2025)
Worst Peak-to-Valley Draw-down:	(73.99)% (June 2024 to April 2025)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rate of Return:

	2026	2025	2024	2023	2022
January	(6.29)%	0.52%	0.26%	23.03%	n/a
February	(7.63)%	(5.13)%	9.23%	(3.31)%	n/a
March	(25.08)%	(16.1)%	2.79%	(4.95)%	(5.60)%
April	23.67%	(38.89)%	(6.96)%	15.93%	(25.42)%
May	16.00%	14.59%	14.78%	7.71%	7.67%
June	5.80%	9.46%	5.09%	36.17%	(8.53)%
July		11.79%	(8.73)%	7.74%	23.56%
August		13.62%	(26.61)%	2.42%	(3.11)%
September		8.16%	(15.39)%	(9.72)%	(16.97)%
October		(7.33)%	(16.57)%	(7.52)%	17.53%
November		2.20%	30.52%	33.52%	16.85%
December		19.74%	(13.84)%	9.18%	3.12%
Annual	(1.58)%	(4.47)%	(32.80)%	158.16%	(2.41)%

Draw-down: Losses experienced by the commodity pool over a specified period.

Name of Pool:	2x Long VIX Futures ETF (UVIX)
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 29, 2022
Aggregate Gross Capital Subscriptions	$5,330,678,890
Net Asset Value	$295,142,944
Net Asset Value per Share	$61.68
Worst Monthly Draw-down:	(49.28)% (June 2023)
Worst Peak-to-Valley Draw-down:	(99.97)% (April 2022 – June 2026)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rate of Return:

	2026	2025	2024	2023	2022
January	3.39%	(11.03)%	(7.92)%	(37.52)%	n/a
February	6.68%	5.11%	(23.10)%	(0.79)%	n/a
March	37.91%	16.84%	(10.72)%	(12.43)%	11.00%
April	(39.16)%	20.72%	3.57%	(30.06)%	47.39%
May	(27.91)%	(34.74)%	(28.93)%	(21.18)%	(33.62)%
June	(18.87)%	(23.60)%	(13.51)%	(49.28)%	5.10%
July		(22.69)%	7.07%	(18.92)%	(37.50)%
August		(29.58)%	(31.41)%	(14.47)%	(2.90)%
September		(18.19)%	16.63%	12.62%	33.54%
October		(0.61)%	28.19%	(4.63)%	(30.74)%
November		(14.20)%	(47.37)%	(47.24)%	(30.82)%
December		(32.76)%	6.25%	(21.30)%	(11.98)%
Annual	(45.87)%	(83.21)%	(75.29)%	(95.31)%	(60.99)%

Draw-down: Losses experienced by the commodity pool over a specified period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Funds are newly formed and have no operating history.

CHARGES

Breakeven Tables

The projected twelve month breakeven analysis for the Funds is set forth in the Breakeven Tables below. For purposes of calculating the amounts in the Breakeven Tables for the Funds, the analysis assumes that the constant NAV is equal to the amount shown. This amount is the expected NAV of the Shares on the first day of the Funds’ operations.

Dollar Amount and Percentage of Expenses

	3x Gold ETF (3x Gold ETF)
Expenses(1)	$	%
Selling price per share	15.00
Management fee	0.28	1.85%
Brokerage commissions and fees(2)	0.04	0.25%
Variable create/redeem fees(3)	-0.03	-0.23%
Other expenses(4)	0.07	0.45%
Total fees and expenses	0.35	2.33%
Interest income(5)	-0.30	-2.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)	0.05	0.33%

	3x Silver ETF (3x Silver ETF)
Expenses(1)	$	%
Selling price per share	15.00
Management fee	0.28	1.85%
Brokerage commissions and fees(2)	0.04	0.25%
Variable create/redeem fees(3)	-0.03	-0.23%
Other expenses(4)	0.07	0.45%
Total fees and expenses	0.35	2.33%
Interest income(5)	-0.30	-2.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)	0.05	0.33%

	3x Bitcoin ETF (3x Bitcoin ETF)
Expenses(1)	$	%
Selling price per share	15.00
Management fee	0.28	1.85%
Brokerage commissions and fees(2)	0.06	0.40%
Variable create/redeem fees(3)	-0.03	-0.23%
Other expenses(4)	0.07	0.45%
Total fees and expenses	0.37	2.48%
Interest income(5)	-0.08	-0.50%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)	0.30	1.98%

	3x Ether ETF (3x Ether ETF)
Expenses(1)	$	%
Selling price per share	15.00
Management fee	0.28	1.85%
Brokerage commissions and fees(2)	0.18	1.20%
Variable create/redeem fees(3)	-0.03	-0.23%
Other expenses(4)	0.07	0.45%
Total fees and expenses	0.49	3.28%
Interest income(5)	-0.08	-0.50%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)	0.42	2.78%

	3x Crude Oil ETF (3x Crude Oil ETF)
Expenses(1)	$	%
Selling price per share	15.00
Management fee	0.28	1.85%
Brokerage commissions and fees(2)	0.13	0.86%
Variable create/redeem fees(3)	-0.03	-0.23%
Other expenses(4)	0.07	0.45%
Total fees and expenses	0.44	2.93%
Interest income(5)	-0.30	-2.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)	0.14	0.93%

	3x Natural Gas ETF (3x Natural Gas ETF)
Expenses(1)	$	%
Selling price per share	15.00
Management fee	0.28	1.85%
Brokerage commissions and fees(2)	0.26	1.72%
Variable create/redeem fees(3)	-0.03	-0.23%
Other expenses(4)	0.07	0.45%
Total fees and expenses	0.57	3.80%
Interest income(5)	-0.30	-2.00%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)	0.27	1.80%

(1)	The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. The actual NAV of the Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by the Fund during a year of an investor’s investment.

(2)	The expenses detailed in the table above include the cost of rolling futures positions and daily rebalancing.

(3)	Authorized Participants are generally required to pay variable create and redeem fees of up to 0.20% of the value of each order they place. These variable transaction fees offset brokerage commissions incurred by the Fund and are reflected in “Brokerage commissions and fees.” Please see “Creation and Redemption of Shares — Creation and Redemption Transaction Fee.”

(4)	Other Fund Fees and Expenses including: Professional fees (primarily legal, auditing and tax-preparation related costs); Custodian and Administrator fees and expenses, Distribution and Marketing fees (primarily fees paid to the Marketing Agent, costs related to regulatory compliance activities and other costs related to the trading activities of the Fund); Business Permits and Licenses; General and Administrative expenses (primarily insurance and printing), and Other Expenses. The expenses presented are based on actual expenses experienced by each Fund for the current fiscal year, and do not represent the maximum amounts payable under the contracts with third-party service providers. The per-share cost of these fixed or estimated fees has been calculated assuming the $100,000,000 in assets for each Fund.

(5)	Based on applying applying the estimated interest rate earned by the operating series in VS Trust at July 6, 2026.

(6)	The breakeven amount reflected in the Breakeven Table does not reflect brokerage commissions or transaction fees paid by individual investors who purchased Fund shares in the secondary market or Authorized Participants when creating or redeeming a Creation Unit.

Management Fee

Each Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 1.85% per annum of its average daily net assets.

“Average daily net assets” is calculated by dividing the month-end net assets of each Fund by the number of calendar days in such month. For the avoidance of doubt, average daily net assets is based on the value of each Fund’s net assets (i.e., the value of its total assets less total liabilities) and does not include the notional value of each Fund’s derivatives positions or the Fund’s leveraged investment exposure.

No other Management Fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Fund that the Sponsor pays directly.

Data Licensing and Reference Asset Calculation Fees

Each Fund pays fees for futures data from CME Group (which includes COMEX and NYMEX) and other applicable data providers. These fees cover data relating to the futures contracts used to calculate each Fund’s Reference Asset. Specifically, 3x Gold ETF and 3x Silver ETF pay fees for COMEX gold and silver futures data, respectively; 3x Bitcoin ETF and 3x Ether ETF pay fees for CME bitcoin and ether futures data, respectively; and 3x Crude Oil ETF and 3x Natural Gas ETF pay fees for NYMEX crude oil and natural gas futures data, respectively.

The Funds do not track a published third-party index. Each Fund’s Reference Asset price is calculated internally by the Sponsor based on the daily settlement price of the applicable front-month futures contract for the Fund’s underlying Reference Asset (i.e., gold and silver futures on COMEX, bitcoin and ether futures on CME, and crude oil and natural gas futures on NYMEX), as described in this Prospectus. The Sponsor uses the settlement prices provided by the applicable exchange to calculate each Fund’s Reference Asset price at the time of the Fund’s NAV calculation. The Funds may also pay fees for the use of third-party licensor trademarks and other intellectual property rights associated with the futures contracts and related data used in connection with the Funds’ investment strategies.

Recurring and Non-Recurring Fees and Expenses

Each Fund pays all of its fees and expenses, including recurring, non-recurring, routine and unusual fees and expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

Each Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments. On average, total charges paid to FCMs are expected to be less than $[7.00] per round-turn trade, although brokerage commissions and trading fees are determined on a contract-by-contract basis. Each Fund bears other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of Linked Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

●	dealers in securities or commodities;

●	financial institutions;

●	regulated investment companies;

●	real estate investment trusts;

●	partnerships and persons in their capacity as partners;

●	tax-exempt organizations;

●	insurance companies;

●	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

●	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

●	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	an individual that is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	an individual that is a non-resident alien;

●	a foreign corporation;

●	a foreign estate; or

●	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax advisor.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares.

If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax advisor concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. Each Fund is a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the 1940 Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Chapman and Cutler LLP has acted as counsel to the Trust in connection with this registration statement. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by the Funds, in the opinion of Chapman and Cutler LLP, each Fund is classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Chapman and Cutler LLP has relied are: (1) each Fund has not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (2) for each taxable year, 90% or more of the Fund’s gross income has been and is expected to continue to be qualifying income. Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. The Sponsor will use its best efforts to operate a Fund in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

While it is expected that each Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities a Fund is undertaking and the possibility of future changes in the Fund’s circumstances, it is possible that the Fund will not so qualify for any particular year. Chapman and Cutler LLP has no obligation to advise the Fund or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Each Fund’s taxation as a partnership depends on the Fund’s ability to meet, on a continuing basis, through actual operating results, the qualifying income exception, the compliance of which will not be reviewed by Chapman and Cutler LLP. Accordingly, no assurance can be given that the actual results of the Fund’s operations for any taxable year will satisfy the qualifying income exception.

If for any reason a Fund becomes taxable as a corporation for U.S. federal income tax purposes, the Fund’s items of income and deduction would not pass through to the Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. Each Fund would be required to pay income tax at corporate rates on its net income. Distributions by a Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the Fund’s earnings and profits, and the payment of these distributions would not be deductible by the Fund. These consequences would have a material adverse effect on a Fund, the Fund’s shareholders and the value of the Shares.

If at the end of any taxable year a Fund fails to meet the qualifying income exception, the Fund may still qualify as a partnership if the Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) a Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether a Fund would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving a Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and a Fund retains its partnership qualification, the Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that a Fund qualifies to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in a Fund is required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of the Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. The Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in the Fund’s portfolio. The Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in the Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. A Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in the Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund. Income or loss from transactions involving certain derivative instruments, will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.

The character and timing of income that a Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and the U.S. Congress (“Congress”) sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice (the “IRS Notice”) seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The IRS Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As a Fund passes through its items of income, gain and loss to shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of the Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts (as defined herein). A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency forward contracts. The Sponsor expects substantially all of a Fund’s futures contracts and foreign currency forward contracts to qualify as Section 1256 Contracts. Swap agreements and non-currency forward contracts are generally not Section 1256 Contracts. Section 1256 Contracts held by a Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at its fair market value on the last Business Day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as short-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the short-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a Fund. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to a Fund’s investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Fund with respect to non-Section 1256 Contracts will be short-term.

Allocation of a Fund’s Gains and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items is determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “— Monthly Allocation and Revaluation Conventions” and “— Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of the Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the Exchange on the first Business Day of the next succeeding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month of a Fund’s operations, the shareholders at the close of trading at month-end received that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets. This results in the allocation of items of a Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, a Fund generally uses a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the creation/redemption price of the Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a Fund’s assets at the time it acquires the Shares or (2) a purchaser of newly issued Shares will not be allocated its entire share in the loss in the Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the shareholders under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise a Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Fund.

Section 754 Election

Each Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in the Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of a Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, a Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, a Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund interests and its share of inside basis.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “— U.S. Shareholders — Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “— U.S. Shareholders — Disposition of Shares” below. Each Fund does not currently expect to make any cash distributions.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If a Fund disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. The maximum rate is currently 20%. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Medicare Tax on Investment Income

Certain U.S. Shareholders that are individuals, estates or trusts must pay an additional 3.8% tax on their “net investment income.” U.S. Shareholders should consult their own tax advisors regarding the effect, if any, of this tax on their investment in a Fund.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of the Fund’s losses and deductions, (3) the U.S. Shareholder’s share of the Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of a Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct the Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity and (3) the ability of individuals to take certain itemized deductions (including the Management Fees) was suspended for taxable years starting 2018 and following. To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares. Prospective shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in a Fund.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. Each Fund has elected to treat such expenses as ratably deductible over 180 months, beginning with the month a Fund is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions, which remain non-deductible for individuals under current law. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among the Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the Exchange on the first Business Day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. The Sponsor is authorized to revise a Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by a Fund

Each Fund will file a partnership tax return with the IRS. Accordingly, tax information will be provided to shareholders on a Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but generally not later than March 15. Each Schedule K-1 provided to a shareholder will set forth the shareholder’s share of such Fund’s tax items (i.e., income, gain, loss, deduction and other items) in a manner sufficient for a shareholder to complete its tax return with respect to its investment in the Fund’s Shares. Each shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to a Fund its name and address and the other information and forms as may be reasonably requested by a Fund for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request. The beneficial owners who are of a type, as identified by the nominee through whom their Shares are held, that do not ordinarily have U.S. federal tax return filing requirements, collectively, Certain K-1 Unitholders, have designated the managing Owner as their tax agent (the “Tax Agent”) in dealing with the Trust. In light of such designation and pursuant to Treasury Regulation section 1.6031(b)-1T(c), as amended from time to time, the Trust will provide to the Tax Agent Certain K-1 Unitholders’ statements (as such term is defined under Treasury Regulation section 1.6031(b)-1T(a)(3), as amended from time to time).

Given the lack of authority addressing structures similar to that of the Funds, it is not certain that the IRS will agree with the manner in which tax reporting by a Fund will be undertaken. Therefore, shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by a Fund and any nominee will be undertaken.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of a Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Under the Code, adjustments in tax liability with respect to a Fund’s items generally will be made at the Fund level in a partnership proceeding rather than in separate proceedings with each shareholder. Pursuant to the Trust Agreement, the Sponsor will represent a Fund as the “partnership representative” of the Fund. A partnership’s designated “partnership representative’ has broad authority to resolve a partnership audit and any such resolution will be binding on all partners. Shareholders will have no statutory right to notice and will have no right to participate in the audit proceeding.

Underpayments of tax are determined and paid at the partnership level following any adjustment to the partnership’s items of income, gain, loss, deduction or credit. Adjustments resulting from an IRS audit may require each shareholder to adjust a prior year’s liability, and possibly may result in an audit of its return. Any audit of a shareholder’s return could result in adjustments not related to a Fund’s returns as well as those related to the Fund’s returns.

Foreign Tax Credits

Subject to generally applicable limitations, and rules enacted by the One Big Beautiful Bill Act, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, the Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisors regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisors could be required to maintain a list of persons investing in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, a Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of the Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business. If a Fund has any “effectively connected income,” then a non-U.S. Shareholder would also be subject to a 10% withholding tax upon a sale or exchange of such non-U.S. Shareholder’s Shares. The IRS has temporarily suspended this withholding for interests in publicly traded partnerships until regulations implementing such withholding are issued.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides a Fund with a timely and properly completed and executed IRS Form W-8BEN, Form W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) (“Withholdable Payments”). Pursuant to proposed regulations, the U.S. Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. As a general matter, the rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The withholding rules generally apply to Withholdable Payments.

The rules may subject a non-U.S. Shareholder’s share of Withholdable Payments received by a Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.

Prospective shareholders should consult their own advisors regarding the requirements under FATCA with respect to their own situation.

Regulated Investment Companies (“RICs”)

The treatment of a RIC’s investment in a Fund will depend, in part, on whether the Fund is classified as a qualified publicly traded partnership (a “PTP”) for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat gross income and gross gains derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC.

Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification or gross income tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s gross assets and earning its proportionate share of the partnership’s gross income and gross gains for purposes of the asset and income tests relevant to determining whether an entity qualifies as a RIC.

It is intended that a Fund is and will continue to be a qualified PTP. The IRS has previously privately ruled that positions in regard to futures contracts similar to those used by the Funds produced income permissible under the RIC qualification tests. If the income of a Fund were determined to be permissible under the RIC qualification tests, it will not affect the classification of a Fund as a partnership. However, under such circumstances, the Fund would not be a qualified PTP. Prospective RIC investors should consult a tax advisor regarding the treatment of an investment in the Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”), to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as a Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Each Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. Any tax-exempt shareholder that recognizes UBTI will be required to compute such UBTI separately for each line of unrelated business if such shareholder has more than one unrelated trade or business. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain tax-exempt shareholders that are private educational institutions will be subject to a 1.4% excise tax on their net investment income.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. Each Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisors to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

Euroclear System

Any participant of Euroclear that holds Shares through Euroclear will be deemed to have represented to and agreed with a Fund and Euroclear as a condition to Shares being in Euroclear to furnish to Euroclear (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as Euroclear may request from time to time in order to comply with its United States tax reporting obligations. If a participant in Euroclear fails to provide such information, Euroclear may, amongst other courses of action, block trades in the Shares and related income distributions of such participant.

Euroclear is a Belgium-based financial services company that specializes in the settlement of securities transactions as well as the safekeeping and asset servicing of these securities. Euroclear settles domestic and international securities transactions, covering bonds, equities, derivatives and investment funds. Euroclear provides securities services to financial institutions located in more than 90 countries.

In addition to its role as an International Central Securities Depository (ICSD), Euroclear also acts as the Central Securities Depository (CSD) for Belgian, Dutch, Finnish, French, Irish, Swedish and UK securities.

Each of the Euroclear CSDs are regulated by the relevant authorities within their respective home countries. Incorporated in Belgium, Euroclear SA/NV is subject to the supervision of the Belgium Financial Services and Markets Authority (FSMA). The National Bank of Belgium (NBB) also has oversight. Euroclear plc is authorized as a service company by the Financial Conduct Authority in the United Kingdom.

PART TWO
GENERAL POOL DISCLOSURE

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

USE OF PROCEEDS

Each Fund seeks to use substantially all of the proceeds of the offering of Shares of the Fund to make portfolio investments in a manner consistent with its investment objective. Each Fund also may hold cash or Cash Equivalents, primarily as collateral for Linked Instruments and pending investment in Linked Instruments.

The Sponsor, a registered commodity pool operator, is responsible for the management of all Fund investments, including cash management activities of a Fund, such as investing in cash equivalents that may be used as margin for the Fund’s portfolio holdings.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a member of a national clearing agency, and (3) have entered into an agreement with the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of at least 10,000 Shares. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is governed by the terms of the Authorized Participant Agreement and Authorized Participant Procedures Handbook, and all such procedures are at the discretion of the Sponsor. By placing a purchase order, an Authorized Participant agrees to deposit cash or Linked Instruments with the Custodian of a Fund (unless as provided otherwise by this Prospectus). Purchases and redemptions made by Authorized Participants primarily in cash rather than through in-kind delivery of Linked Instruments, if not offset by a transaction fee (as described below), may cause a Fund to incur certain costs, including brokerage costs or taxable capital gains or losses, that may decrease the Fund’s net asset value.

If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant may also agree to enter into or arrange for an exchange of a futures contract for related position (“EFCRP”) or block trade with the Fund whereby the Authorized Participant would also transfer to the Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an EFCRP to effect an order to redeem Creation Units.

An EFCRP is a technique permitted by the rules of certain futures exchanges that, as utilized by a Fund in the Sponsor’s discretion, would allow the Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to the Fund. A block trade is a technique that permits a Fund to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit in order to compensate the Administrator, the Custodian and the Transfer Agent of a Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Fund of up to 0.20% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. The Sponsor may waive a fixed or variable transaction fee for any number of reasons, including to maintain similar costs structures as competitive investment vehicles. Authorized Participants may sell the Shares included in the Creation Units they purchase from a Fund to other investors.

The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash or Linked Instruments required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to the Administrator, the Custodian and the Transfer Agent without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement, the related procedures attached thereto and the Authorized Participant Procedures Handbook may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act, as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the 1934 Act and regulated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Marketing Agent to create one or more Creation Units.

Purchase orders must be placed by the following times:

Fund Name	Create Cut-off
3x Gold ETF	11:30 a.m. (Eastern Time)
3x Silver ETF	11:25 a.m. (Eastern Time)
3x Bitcoin ETF	2:00 p.m. (Eastern Time)
3x Ether ETF	2:00 p.m. (Eastern Time)
3x Crude Oil ETF	12:30 p.m. (Eastern Time)
3x Natural Gas ETF	12:30 p.m. (Eastern Time)

The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of the Fund closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which the Marketing Agent receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next Business Day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the value of the Creation Unit on the purchase order date plus the applicable transaction fees.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (the “CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (“T+1”), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the second Business Day following the purchase order date (“T+2”). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Delivery of Exchange of Futures Contract for Related Position (“EFCRP”) Futures Contracts or Block Trades

In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to a Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Fund’s account at its FCM. If the cash is not received by the market close on the second Business Day following the purchase order date (T+2); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.

Suspension or Rejection of Purchase Orders

The Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date: (1) for any period during which any of the Exchange, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of a Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying futures contracts; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

●	It determines that the purchase order is not in proper form;

●	The Sponsor believes that the purchase order would have adverse tax consequences to the Fund or its shareholders;

●	The order would be illegal; or

●	Circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator, or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more Creation Units. Redemption orders must be received prior to the times set forth in the table below, or earlier if, for example, the Exchange or other exchange material to the valuation or operation of a Fund closes before the cut-off time.

Fund Name	Redeem Cut-off
3x Gold ETF	11:30 a.m. (Eastern Time)
3x Silver ETF	11:25 a.m. (Eastern Time)
3x Bitcoin ETF	2:00 p.m. (Eastern Time)
3x Ether ETF	2:00 p.m. (Eastern Time)
3x Crude Oil ETF	12:30 p.m. (Eastern Time)
3x Natural Gas ETF	12:30 p.m. (Eastern Time)

If a redemption order is received prior to the applicable cut-off time, the day on which the Marketing Agent receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. Individual shareholders may not redeem directly from the Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for a Fund to receive the Creation Units required for settlement up to the second Business Day following the redemption order date (T+2). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement.

Upon request of an Authorized Participant made at the time of a redemption order, the Sponsor at its sole discretion may determine, in addition to delivering redemption proceeds, to transfer futures contracts to the Authorized Participant pursuant to an EFCRP or to a block trade sale of futures contracts to the Authorized Participant.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to the Fund, an EFCRP or block trade with the Fund as described in “— Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of a Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of the Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the second Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, the Fund’s DTC account has been credited with the Creation Units to be redeemed. A Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a DVP basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to a Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the second Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

In the event that the Authorized Participant shall have requested, and the Sponsor shall have determined to permit the Authorized Participant to receive futures contracts pursuant to an EFCRP, as well as the cash redemption proceeds, in the redemption process, futures contracts required for settlement shall be transferred directly from a Fund’s account at its FCM to the account of the Authorized Participant at its FCM.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the Exchange, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of a Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying futures contracts; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate Foreside Fund Services, LLC for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to Foreside Fund Services, LLC of up to $500 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.20% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may, in its sole discretion, agree to a delivery date for creation or redemption proceeds other than T+2 (i.e., the second Business Day following the order date). Such arrangements may result in additional charges to the Authorized Participant. Any such special settlement arrangements will be agreed upon by the Sponsor and the Authorized Participant prior to the submission of the relevant purchase or redemption order.

LITIGATION

There is no material litigation against VS Trust or the Sponsor.

Each FCM (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchants — Litigation and Regulatory Disclosure Relating to FCMs” beginning on page 106, each FCM has advised the Sponsor that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.

DESCRIPTION OF THE SHARES; THE FUNDS

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisors concerning the implications to such prospective investors of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

The Funds issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the Delaware Statutory Trust Act (“DSTA”). The Trust is managed by the Sponsor, whose principal office is located at 2000 PGA Boulevard, Suite 4440, Palm Beach Gardens, FL 33408. The telephone number of the Sponsor and the Trust is (866) 261-0273.

The books and records of the Fund are maintained as follows: all marketing materials are maintained at the offices of U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202. Creation Unit creation and redemption books and records, certain financial books and records and certain trading and related documents received from FCMs are maintained by U.S. Bank National Association, 1555 N. River Center Dr. Milwaukee, Wisconsin 53212.

Certain Trust books and records are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

The Funds

The Funds are separate series of the Trust. The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to that Fund and shareholders of each Fund are not subject to the losses or liabilities of the other Fund, or any other series of the Trust. If any creditor or shareholder in a Fund asserted against the Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to the Fund are enforceable only against the assets of the Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of a Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in the Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

The Trustee

Wilmington Trust, National Association, a national banking association, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of the Funds. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by a Fund, as appropriate, and is indemnified by the Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of a Fund and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of a Fund and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

SERVICE PROVIDERS; CERTAIN MATERIAL TERMS OF THE TRUST AGREEMENT

The Sponsor

Volatility Shares LLC is the Sponsor of the Trust and the Funds. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator.

Specifically, with respect to the Trust, the Sponsor:

●	manages and directs the Funds’ portfolio of Linked Instruments and other assets, including cash and cash equivalents;

●	selects the Funds’ service providers;

●	negotiates various agreements and fees;

●	performs such other services as the Sponsor believes that the Trust may require from time to time; and

●	selects FCMs and Linked Instrument counterparties, if any.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency. An investment in the Shares of the Fund offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 2000 PGA Boulevard, Suite 4440, Palm Beach Gardens, FL 33408. The telephone number of the Sponsor and the Trust is (866) 261-0273.

Background and Principals

Volatility Shares LLC, the Sponsor, is a limited liability company formed in Delaware on July 25, 2019. The Sponsor was formed for the purpose of sponsoring exchange-traded investment vehicles.

The Sponsor currently serves as the commodity pool operator of the Trust and the Funds. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on October 14, 2019. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity pool operator was originally approved on October 14, 2019. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The NFA approved the Sponsor as a Swaps Firm on October 14, 2019. The Sponsor is also subject to periodic examinations by the CFTC and NFA staff. Its principal place of business is 2000 PGA Boulevard, Suite 4440, Palm Beach Gardens, FL 33408. The telephone number of the Sponsor and the Trust is (866) 261-0273. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Justin Young*	Principal of the Sponsor (since 10/4/2019)
Associated Person of the Sponsor (since 12/12/2019)
Principal Executive Officer (since 4/8/2021)
Principal Financial Officer (since 4/8/2021)
Principal Accounting Officer of the Trust (since 4/8/2021)
Stuart Barton	Principal of the Sponsor (since 10/2/2019)
Associated Person of the Sponsor (since 10/14/2019)
Chang Kim*	Principal of the Sponsor (since 1/26/2022)
Chief Compliance Officer (since 1/26/2022)
Charles Lowery*	Principal of the Sponsor (since 7/6/2023)
Head of Product Management (since 7/6/2023)
Chief Investment Officer (since 1/1/2025)

*	Denotes principal of the Sponsor who participates in making trading decisions for the Funds.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor. Of the Principals listed below, Justin Young, Stuart Barton, Chang Kim and Charles Lowery participate in making trading or operational decisions for the Funds or supervise persons engaged in making trading or operational decisions for the Funds.

Justin Young holds a BA in American Studies from Georgetown University. From April 2017 to December 2023, he served as Managing Partner of Invest In Vol LLC (overseeing operations at an investment adviser); from August 2015 to April 2017, he was Vice President of Rex Shares LLC (overseeing product development at an ETF sponsor); from April 2011 to August 2015 he was Head of Capital Markets for Global X Management Company LLC (overseeing capital markets operations for an ETF sponsor); and from July 2009 to April 2011 he was an Associate of NYSE Euronext (working on a number of listing matters for a national securities exchange).

Stuart Barton holds a PhD in Economic History from the University of Cambridge, an MBA from the University of Surrey, and a B.Sc in engineering from the University of Cape Town. From December 2023 to January 2025, he served as Chief Investment Officer at Volatility Shares LLC (overseeing portfolio management and operations at an investment adviser and ETF sponsor); since February 2025 he no longer serves as the Chief Investment Officer of the Sponsor but remains a Principal of the Sponsor by virtue of his ownership in the Sponsor; from March 2017 to December 2023, he served as Managing Partner of Invest In Vol LLC (overseeing operations at an investment adviser); from September 2016 to March 2017 he was Chief Investment Officer of Rex Shares (overseeing investments at an ETF sponsor); from September 2014 to September 2017 he was Managing Partner at Corpus Capital Partners LLC (overseeing operations at a commodity pool operator); from October 2010 to September 2014 he was a Ph.D. Candidate (completed Ph.D.) at the University of Cambridge, UK; from January 2008 to October 2010 he was unemployed and engaged in travel; from June 2007 to January 2008 he was Senior Equity Derivatives Trader at HSBC’s Hong Kong office (traded derivatives at an investment bank); from September 2004 to June 2007 he was Senior Equity Derivatives Trader at Barclays Capital PLC in New York (traded derivatives at a broker-dealer); and from August 2001 to September 2004 he was Equity Derivatives Trader at Barclays Capital PLC in London.

Chang Kim holds a BA in Film Studies from Yale University. From January 2021 to December 2021, he served as the CEO of The Library Shop, Inc. (overseeing operations at an e-commerce business); from September 2009 to December 2020, he served as a Portfolio Manager and the COO at Global X Management Company LLC (overseeing operations at an ETF sponsor).

Charles Lowery holds a BS in Business Administration from Georgetown University. From April 2023 to January 2025, he served as the Head of Product Management at Volatility Shares LLC (overseeing portfolio management and operations at an Investment Adviser and ETF sponsor); from March 2017 to April 2023, he was Director of ETF Portfolio Management at Milliman Financial Risk Management LLC (overseeing portfolio management and operations at an ETF sponsor); and from October 2006 to July 2016, he was a portfolio manager at ProShare Advisors LLC (managing trading and portfolio management for ETFs).

Corpus Partners LLC became a Principal of the Sponsor on March 14, 2025. It has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Justin Young Holdings LLC became a Principal of the Sponsor on March 14, 2025. It has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of the Funds) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

The Sponsor, its principals, as well as their affiliates, reserve the right to trade commodity interests for their own accounts including Shares of the Funds. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading. The Sponsor currently does not own any Shares of the Funds.

Management; Voting by Shareholders

The shareholders of the Funds take no part in the management or control of the Trust and have no voice in the Trust’s operations or business. For example, shareholders do not have the right to elect directors, the Funds may enact splits or reverse splits without shareholder approval, and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds, and shareholders have the right to vote only if expressly required under Delaware or applicable federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing. See “Risk Factors—Risks Specific to the Funds—Shareholders do not have the statutory rights normally associated with ownership of shares of a corporation and have limited voting and distribution rights.”

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of the Funds are listed for trading on the Exchange and provide institutional and retail investors with direct access to the Funds. Each Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC.

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor or elected third-party service providers will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as any reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.volatilityshares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any substantial change in the fees paid by the Trust or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.volatilityshares.com.

Net Asset Value

The net asset value (“NAV”) in respect of a Fund means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, consistently applied under the accrual method of accounting. In particular, the NAV includes any unrealized profit or loss on open futures contracts (and Linked Instruments, if any), and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of the Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining the NAV. Each Fund’s NAV is calculated on each day other than a day when the Exchange is closed for regular trading. Each Fund computes its NAV only once each at the time identified in the table below (the “NAV Calculation Time”), or an earlier time as set forth on www.volatilityshares.com.

Fund Name	NAV Calculation Time
3x Gold ETF	1:30 p.m. (Eastern Time)
3x Silver ETF	1:25 p.m. (Eastern Time)
3x Bitcoin ETF	4:00 p.m. (Eastern Time)
3x Ether ETF	4:00 p.m. (Eastern Time)
3x Crude Oil ETF	2:30 p.m. (Eastern Time)
3x Natural Gas ETF	2:30 p.m. (Eastern Time)

For example, a Fund may calculate its NAV as of an earlier time if the Exchange or other exchange material to the valuation or operation of the Fund closes early. The Funds’ website at www.volatilityshares.com will display the end of day closing Reference Asset level, and NAV per Share for the Fund. The Fund will provide daily website disclosure, prior to market opening, of the Funds’ portfolio holdings. This website disclosure of the portfolio composition of the Fund will occur at the same time as the disclosure by the Fund of the portfolio composition to Authorized Participants so that all market participants are provided portfolio composition information at the same time.

In calculating the NAV of a Fund, the futures contracts on the Fund’s underlying Reference Asset (gold, silver, bitcoin, ether, crude oil, or natural gas, as applicable) are generally valued at their daily settlement prices on the applicable exchange (COMEX for gold and silver, CME for bitcoin and ether, and NYMEX for crude oil and natural gas). The value of a Fund’s non-exchange-traded Linked Instruments typically is determined by applying the then-current price of the applicable futures contract to the terms of the Fund’s non-exchange-traded Linked Instruments.

In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect the fair value of a Fund’s investment, or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such investment for such day. Such fair value prices would generally be determined based on available inputs about the current value of the underlying futures contracts on the Fund’s Reference Asset and would be based on principles that the Sponsor deems fair and equitable.

The Funds may use a variety of money market instruments. Money market instruments generally will be valued using market prices or at amortized cost.

Intraday Indicative Value (“IIV”)

The IIV is an indicator of the value of a Fund’s net assets at the time the IIV is disseminated. The IIV is calculated and disseminated every 15 seconds during a normal Business Day. A Business Day is defined as a day the United States equity markets are open for trading on the NYSE. The IIV may cease calculating at an earlier time if the Exchange or other information material to the valuation or operation of a Fund closes early. The IIV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the Business Day changes in the value of the Linked Instruments held by the Fund. The IIV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each Business Day. The IIV also should not be viewed as a precise value of the Shares. Because the market price per Share may differ from the IIV, the price at which an investor may be able to sell Shares at any time, and especially in times of market volatility, may be significantly less than the IIV at the time of sale. Neither a Fund nor the Sponsor is liable for any errors in the calculation of the IIV or any failure to disseminate IIV.

The Exchange disseminates the IIV. In addition, the IIV is published on the Exchange’s website and is available through on-line information services such as Bloomberg Finance L.P. and/or Reuters.

Termination Events

The Trust, or, as the case may be, the Funds, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its Shares of the Fund in a taxable year.

THE ADMINISTRATOR

The Trust, on behalf of itself and on behalf of each Fund, has appointed U.S. Bancorp Fund Services, LLC (the “Administrator”) as the Administrator of the Funds. The Administrator has entered into a fund administration agreement (the “Fund Administration Servicing Agreement”) with the Trust (for itself and on behalf of the Fund) in connection therewith. A copy of the Fund Administration Servicing Agreement is available for inspection at Administrator’s offices identified below. The Administrator is located at U.S. Bancorp Fund Services, LLC is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202. Pursuant to the Fund Administration Servicing Agreement between the Trust and the Administrator, the Administrator provides the Trust with, or arranges for, administrative and management services (other than investment advisory services). Pursuant to the Fund Administration Servicing Agreement, officers or employees of the Administrator may serve as the Trust’s principal executive officer, principal financial officer, and principal accounting officer. The Administrator oversees the payment of Fund-related expenses, and the Administrator manages the Trust’s relationships with its various service providers. As compensation for the services it provides, the Administrator receives a fee from the Funds. The Administrator also is entitled to certain out-of-pocket expenses for the services mentioned above.

THE TRANSFER AGENT AND FUND ACCOUNTANT

U.S. Bancorp Fund Services, LLC also serves as the transfer agent (“Transfer Agent”) and fund accountant (“Fund Accountant”) of the Funds. U.S. Bancorp Fund Services, LLC is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

The Transfer Agent has entered into a transfer agency servicing agreement (the “Transfer Agency Servicing Agreement”). The Fund Accountant has entered into a fund accounting servicing agreement (the “Fund Accounting Servicing Agreement”). Pursuant to the terms of the Transfer Agency Servicing Agreement, the Transfer Agent is responsible for processing purchase and redemption orders from Authorized Participants and maintaining records of the ownership of the Funds. As compensation for the services it provides, the Transfer Agent receives a fee from the Funds. Pursuant to the terms of the Fund Accounting Servicing Agreement, the Fund Accountant is responsible for portfolio accounting services, expense accrual and payment services, fund valuation and financial reporting services, tax accounting services and compliance control services. As compensation for the services it provides, the Fund Accountant receives a fee from the Funds.

THE CUSTODIAN

U.S. Bank National Association (the “Custodian”) serves as the Custodian of the Funds and has entered into a custody agreement (the “Custody Agreement”) with the Trust (for itself and on behalf of the Fund) in connection therewith. Pursuant to the terms of the Custody Agreement, the Custodian is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to the Custodian by the Funds. As compensation for the services it provides, the Custodian receives a fee from the Funds.

THE MARKETING AGENT

Foreside Fund Services, LLC (the “Marketing Agent”) serves as the Marketing Agent of the Funds. Its principal duties are: (i) to work with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent; (ii) maintain copies of confirmations of Creation Unit creation and redemption order acceptances; (iii) maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; and (iv) review and approve, prior to use, all Trust marketing materials for compliance with applicable SEC and FINRA advertising rules.

The Marketing Agent retains all marketing materials separately for the Funds, at their offices located at Three Canal Plaza, Suite 100 Portland, Maine 04101.

As compensation for the services it provides, the Marketing Agent receives a fee from the Funds.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of a Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of a Fund outstanding at any time. The representations, undertakings and agreements made on the part of a Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of a Fund by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate a Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Any participant of the Euroclear System that holds shares of a Fund in the Euroclear System will be deemed to have represented to and agreed with the applicable Fund and Euroclear Bank as a condition to a Fund shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in the Fund shares and related income distributions of such participant.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of the Fund constituting a Creation Unit.

CONFLICTS OF INTEREST

Sponsor

In the course of providing services, the Sponsor, its principals, officers, employees and their affiliates may simultaneously recommend the sale of a particular investment position for one account while recommending the purchase of the same investment position for another account if such recommendations are consistent with each client’s investment strategies. The Sponsor also may recommend the purchase or sale of investment positions that may also be recommended by Sponsor affiliates. More specifically, the Sponsor and its principals may recommend a Fund to its clients or the clients of any of its principals. In such a case, the principals may receive fees, both from managing their client accounts and also, indirectly, through the Sponsor’s fee collected from a Fund.

The Sponsor, its principals, officers and employees (and members of their families) and affiliates may participate directly or indirectly as investors in the Sponsor’s clients, such as a Fund. Thus, the Sponsor may recommend to clients the purchase or sale of investment positions in which it, or its officers, employees or related persons have a financial interest. The Sponsor may give advice and take actions in the performance of its duties to its clients that differ from the advice given or the timing and nature of actions taken, with respect to other clients’ accounts and/or employees’ accounts that may invest in some of the same investment positions recommended to clients.

In addition, the Sponsor, its affiliates and principals may trade for their own accounts. Consequently, non-customer and proprietary trades may be executed and cleared through any FCM or prime broker utilized by clients. It is possible that the Sponsor, including its officers and employees, may buy or sell investment positions or other instruments that the Sponsor has recommended to, or purchased for, its clients and may engage in transactions for their own accounts in a manner that is inconsistent with the Sponsor’s recommendations to a client. Personal transactions by the Sponsor, including its officers and employees, may raise potential conflicts of interest when such persons trade in an investment position that is owned by, or considered for purchase or sale for, a client, including conflicts that would arise if such proprietary accounts were to trade ahead of client accounts, place trades that are opposite to the trades of client accounts (such as a Fund), or receive preferential treatment in terms of allocation of resources or of investment opportunities. The Sponsor has adopted policies and procedures designed to detect and prevent such conflicts of interest and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with any fiduciary duty owned by the Sponsor to its clients and in accordance with applicable law.

The Funds

Each Fund seeks to engage in daily rebalancing to position its portfolio so that its exposure to its Reference Asset is consistent with its daily investment objective. The impact of changes to the value of each Fund’s underlying Reference Asset (gold, silver, bitcoin, ether, crude oil, or natural gas, as applicable) each day will affect whether that Fund’s portfolio needs to be rebalanced. The time and manner in which each Fund will rebalance its portfolio may vary from day to day depending upon market conditions and other circumstances, including the potential impact of the rebalance on the price of a Fund’s underlying investments. To limit participation during periods of market illiquidity, the Sponsor, on any given day, may vary the manner and period over which the Funds are rebalanced. The Sponsor believes that a Fund will enter an extended rebalance period most often during periods of extraordinary market conditions or illiquidity in the applicable futures contracts. Because multiple Funds may trade in related or correlated markets, the rebalancing activity of one Fund could potentially impact the price of futures contracts used by another Fund. Although the Sponsor will seek to utilize investment techniques that mitigate any such impacts, there is no guarantee that the Funds’ performance will not be adversely affected as a result.

FCMs

An FCM or its affiliates may own stock in, or have some other form of ownership interest in, one or more U.S. or foreign exchanges or swap execution facilities (each, a “Trading Facility”) or CFTC-registered derivatives clearing organization (each, a “Clearing House”) where a Fund’s transactions in futures and options (“Contracts”) may be executed and/or cleared. As a result, an FCM or its affiliates may receive financial or other benefits related to its ownership interest when Contracts are executed on a given Trading Facility or cleared through a given Clearing House, and the FCM would, in such circumstances, have an incentive to cause Contracts to be executed on that Trading Facility or cleared by that Clearing House. In addition, employees and officers of an FCM or its affiliates may also serve on the board of directors or on one or more committees of a Trading Facility or Clearing House.

In addition, Trading Facilities and Clearing Houses may from time to time have in place other arrangements that provide their members or participants with volume, market-making or other discounts or credits, may call for members or participants to pre-pay fees based on volume thresholds, or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that Trading Facility or Clearing House. An FCM or its affiliates may participate in and obtain financial benefits from such incentive programs.

When providing execution services to a Fund (either in conjunction with clearing services or in an execution-only capacity), an executing broker may direct orders to affiliated or unaffiliated market-makers, FCMs, other executing firms, individual brokers or brokerage groups for execution. When such affiliated or unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, where permitted by law and the rules of the applicable Trading Facility, an FCM may solicit a counterparty to trade opposite your order or enter into transactions for its own account or the account of other counterparties that may, at times, be adverse to your interests in a Contract. In such circumstances, that counterparty may make payments and/or pay a commission to the FCM in connection with that transaction. The results of a Fund’s transactions may differ from the results achieved by the FCM for its own account, its affiliates, or for other customers.

In addition, where permitted by applicable law (including, where applicable, the rules of the applicable Trading Facility), an FCM, its directors, officers, employees and affiliates may act on the other side of a Fund’s order or transaction by the purchase or sale for an account, or the execution of a transaction with a counterparty, in which the FCM or a person affiliated with the FCM has a direct or indirect interest, or may affect any such order with a counterparty that provides the FCM or its affiliates with discounts related to fees for Contracts or other products. In cases where an FCM has a counterparty, the FCM or its affiliates may be doing so because of the enhanced profit potential resulting from acting as executing broker or counterparty.

An FCM or its affiliates may act as, among other things, an investor, research provider, placement agent, underwriter, distributor, remarketing agent, structurer, securitizer, lender, investment manager, investment adviser, commodity trading advisor, municipal advisor, market maker, trader, prime broker, introducing broker or clearing broker. In those and other capacities, an FCM, its directors, officers, employees and affiliates may take or hold positions in, or advise other customers and counterparties concerning, or publish research or express a view with respect to, a Contract or with a related financial instrument that may not be consistent with, or may be contrary to, a Fund’s interests. Unless otherwise disclosed in writing, an FCM is not necessarily acting in the Fund’s best interest and are not assessing the suitability for the Fund of any Contract or related financial instrument. Acting in one or more of the capacities noted above may give an FCM or its affiliates access to information relating to markets, investments and products. An FCM and its affiliates are under no duty to make any such information available to the Sponsor, except to the extent the FCM has agreed in writing or as may be required under applicable law.

MATERIAL CONTRACTS

Sponsor Agreement

Volatility Shares is Sponsor of the Trust and the Funds, and serves as each Fund’s commodity pool operator pursuant to the terms of the Sponsor Agreement between the Sponsor and the Trust, for itself and on behalf of the Funds. Under the terms of the Sponsor Agreement, the Sponsor will furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of the assets of each Fund, consistent with the investment objectives and restrictions of a Fund.

Fund Administration Servicing Agreement

U.S. Bancorp Fund Services, LLC serves as the Administrator. U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Fund’s Administrator pursuant to the terms of the Fund Administration Servicing Agreement between the Trust, on behalf of itself and on behalf of each Fund, and the Administrator. The Administrator provides officers or employees of the Administrator to serve as the Trust’s principal executive officer, principal financial officer and principal accounting officer, the Administrator coordinates the payment of Fund-related expenses, and the Administrator manages the Trust’s relationships with its various service providers.

The Fund Administration Servicing Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Fund Administration Servicing Agreement, the Trust may terminate the Fund Administration Servicing Agreement on at least ninety (90) days’ prior written notice to the Administrator, and either party may terminate the Fund Administration Servicing Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Administrator, U.S. Bancorp Fund Services, LLC is indemnified under the Fund Administration Servicing Agreement.

Transfer Agency Servicing Agreement

U.S. Bancorp Fund Services, LLC also serves as each Fund’s Transfer Agent. Pursuant to the Transfer Agency Servicing Agreement between the Trust, on behalf of itself and each Fund, and the Transfer Agent, the Transfer Agent serves as each Fund’s transfer agent in connection with certain other activities. The Transfer Agent’s services include, among other things, assisting each Fund with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by each Fund or the Sponsor.

The Transfer Agency Servicing Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Transfer Agency Servicing Agreement, the Trust may terminate the Transfer Agency Servicing Agreement on at least ninety (90) days’ prior written notice to the Transfer Agent, and either party may terminate the Transfer Agency Servicing Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Transfer Agent, U.S. Bancorp Fund Services, LLC is indemnified under the Transfer Agency Servicing Agreement.

Fund Accounting Servicing Agreement

U.S. Bancorp Fund Services, LLC also serves as the Fund Accountant. U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

The Fund Accounting Servicing Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Fund Accounting Servicing Agreement, the Trust may terminate the Fund Accounting Servicing Agreement on at least ninety (90) days’ prior written notice to the Fund Accountant, and either party may terminate the Fund Accounting Servicing Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Fund Accountant, U.S. Bancorp Fund Services, LLC is indemnified under the Fund Accounting Servicing Agreement.

Custody Agreement

U.S. Bank National Association serves as each Fund’s Custodian. Pursuant to the Custody Agreement between the Trust, on its own behalf and on behalf of each Fund, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by each Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custody Agreement, the Custodian may deposit and/or maintain the investment assets of a Fund in a securities depository and may appoint a sub-custodian to hold investment assets of the Fund. The Custodian establishes and maintains one or more securities accounts and cash accounts for a Fund pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Fund.

The Custody Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Custody Agreement, the Trust may terminate the Custody Agreement on at least ninety (90) days’ prior written notice to the Custodian, and either party may terminate the Custody Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

Upon termination of the Custody Agreement, the parties agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of a new custodian. Upon the date set forth in such notice, the Custodian shall deliver directly to the successor custodian all Fund’s assets. In its capacity as Custodian, U.S. Bank National Association is indemnified under the Custody Agreement.

Marketing Agent Agreement

Pursuant to the Marketing Agent Agreement between the Trust and Foreside Fund Services, LLC, Foreside Fund Services, LLC assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Marketing Agent Agreement becomes effective on the date of the offering of the Shares of a Fund and the will continue for a two year period continuing automatically for successive periods of one year unless sooner terminated. Notwithstanding, this Marketing Agent Agreement may be terminated, without the payment of any penalty, upon no less than 60 days’ written notice, by either the Client or by Foreside.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

Plan Assets

ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly offered security” (the “Publicly Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant.

The Publicly Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of a Fund.

Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund is based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares of each Fund trade on the Exchange under the ticker symbol listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

Each Fund continuously offers Shares in Creation Units to Authorized Participants. Shares of a Fund are to be offered to Authorized Participants in Creation Units at the Fund’s NAV.

Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of a Fund on the Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Authorized Participants do not receive from a Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

[   ] is each Fund’s initial Authorized Participant and is a statutory underwriter of Fund Shares. Prior to a Fund’s Shares being listed on the Exchange, the initial Authorized Participant purchased two creation units of Fund Shares with a price per Share of $15.00.

As of the date of this Prospectus, ABN AMRO Clearing Chicago LLC, BofA Securities, Inc., Citadel Securities LLC, Goldman Sachs & Co. LLC, HRT Financial LP, J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Virtu Americas LLC have each executed an Authorized Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of a Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from a Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase or sell Shares through a commission/fee based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. In any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members, including to Foreside Fund Services, LLC, in connection with the offering of the Shares by a Fund will not exceed 10% of gross offering proceeds.

LEGAL MATTERS

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Fund. Chapman and Cutler LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax laws and “Purchases By Employee Benefit Plans” with respect to ERISA. Chapman and Cutler LLP has not represented, nor will it represent, the Trust, the Fund or the shareholders in matters relating to the Trust or the Funds.

Richards, Layton & Finger, P. A. has represented the Trust in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The combined financial statements of VS Trust and the individual financial statements of each of the funds comprising VS Trust that are not covered by this Prospectus (including -1x Short VIX Futures ETF (SVIX) and 2x Long VIX Futures ETF (UVIX)), management’s assessment of the effectiveness of internal control over financial reporting of VS Trust, and management’s assessment of the effectiveness of internal control over financial reporting of each of such individual funds (which are included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of Tait, Weller & Baker LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Funds covered by this Prospectus (3x Gold ETF, 3x Silver ETF, 3x Bitcoin ETF, 3x Ether ETF, 3x Crude Oil ETF, and 3x Natural Gas ETF) are included in this Prospectus. Such financial statements have been audited by Tait, Weller & Baker LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of the Funds. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The financial statements of the Funds covered by this Prospectus (3x Gold ETF, 3x Silver ETF, 3x Bitcoin ETF, 3x Ether ETF, 3x Crude Oil ETF, and 3x Natural Gas ETF) are included directly in this Prospectus and are not incorporated by reference from another document.

For information regarding VS Trust and the funds comprising VS Trust that are not covered by this Prospectus (including -1x Short VIX Futures ETF (SVIX) and 2x Long VIX Futures ETF (UVIX)), you should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2025, along with any amendments thereto, which have been incorporated by reference into this Prospectus. The Trust’s Annual Report on Form 10-K covers only VS Trust and the funds comprising VS Trust that are not covered by this Prospectus. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus.

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.volatilityshares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities. Investors should also read any updated Prospectus, supplements to this Prospectus, notices and press releases, and other important information about the Funds which are posted on the Sponsor’s website at www.volatilityshares.com.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. Each Fund receives information from transactions in investors’ accounts, including account balances, and from correspondence between investors and a Fund or third parties, such as the Fund’s service providers. The Sponsor, on behalf of the Fund, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfil legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for a Fund is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for a Fund including research firms. When the Fund enters into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within a Fund, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to incorporate by reference much of the information it files with the SEC, which means that the Trust can disclose important information to you by referring you to those publicly available documents. The information that is incorporated by reference in this prospectus is considered to be part of this prospectus. Because the Trust is incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that are incorporated herein by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. The Trust’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q contain the combined financial statements of VS Trust and the individual financial statements of each of the funds comprising VS Trust that are not covered by this Prospectus (including -1x Short VIX Futures ETF (SVIX) and 2x Long VIX Futures ETF (UVIX)). The financial statements of the Funds covered by this Prospectus (3x Gold ETF, 3x Silver ETF, 3x Bitcoin ETF, 3x Ether ETF, 3x Crude Oil ETF, and 3x Natural Gas ETF) are included directly in this Prospectus and are not incorporated by reference. This prospectus incorporates by reference the documents listed below that the Trust previously filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities offered hereby is terminated or completed:

●	The Trust’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 31, 2026;

●	The Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 13, 2026.

The Trust may furnish to the SEC certain material non-public information, including (i) information regarding its results of operations or financial condition for a completed quarterly or annual fiscal period under Item 2.02 of Form 8-K, (ii) in order to comply with SEC Regulation FD prohibiting selective disclosure of material information under Item 7.01 of Form 8-K, and (iii) any other information that may be permitted in the future to be furnished as a result of changes in SEC regulations (all such information, together with any exhibits filed on Form 8-K that are related to such disclosure, “Furnished Information”). Furnished Information is not incorporated herein by reference unless we expressly state otherwise.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. In addition, the Trust will also provide you with information regarding the other series of the Trust upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

Volatility Shares LLC
2000 PGA Boulevard, Suite 4440
Palm Beach Gardens, FL 33408
(866) 261-0273

These documents may also be accessed through the web at www.volatilityshares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus. Annual, quarterly and current reports and other information are on file with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

FUTURES COMMISSION MERCHANTS

Each Fund uses Marex Capital Markets Inc. (formerly E D & F Man Capital Markets Inc.) (“Marex”); StoneX Financial Inc. (“StoneX”); Straits Financial LLC; RBC Capital Markets LLC (“RBC Capital”); Clear Street LLC (“Clear Street”); ADM Investor Services, Inc. (“ADMIS”); and Plus500US Financial Services, LLC (“Plus500”), each in its capacity as a registered FCM, as its FCM. Each FCM, except RBC Capital, serves as a clearing broker to the Trust and each Fund and as such arranges for the clearing of a Fund’s futures transactions. RBC Capital serves as an executing broker to the Trust and each Fund and as such arranges for the execution of a Fund’s futures transactions.

Each FCM acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to an FCM.

Investors should be advised that no FCM is affiliated with or acts as a supervisor of a Fund or the Fund’s commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, no FCM is acting as an underwriter or sponsor of the offering of any Shares or interests in a Fund or has passed upon the merits of participating in this offering.

No FCM has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, no FCM provides any commodity trading advice regarding a Fund’s trading activities. Investors should not rely upon any such FCM in deciding whether to invest in a Fund or retain their interests in the Fund. Investors should also note that a Fund may select additional clearing brokers or replace any FCM as the Fund’s clearing broker.

Litigation and Regulatory Disclosure Relating to FCMs

Any material administrative, civil or criminal action, whether pending or concluded, within five years preceding the date of the date of this Prospectus, against any FCM, is disclosed below. An action is material if:

●	the action would be required to be disclosed in the notes to the FCM’s financial statements prepared pursuant to generally accepted accounting principles;

●	the action was brought by the CFTC (unless the action was concluded, did not result in civil monetary penalties exceeding $50,000, and did not involve allegations of fraud or other willful misconduct); or

●	the action was brought by any other federal or state regulatory agency, a non-United States regulatory agency or a self-regulatory organization and involved allegations of fraud or other willful misconduct.

Marex

CME/NYME/CEI Case 24-1753-BC

Pursuant to an offer of settlement, in which Marex Capital Markets, Inc. neither admitted or denied the Rule violations or factual findings upon which the penalty is based, on February 26, 2025, a Panel of the CME Business Conduct Committee (“Panel”) found that on various occasions between December 5, 2023, and February 20, 2024, Marex reported inaccurate and untimely large trader positions and open interest to the Exchange and Clearing House. On trade date December 19, 2023, positions in customer accounts were duplicated and reopened due to an incorrect setting to the firm’s back-office system, which caused the firm to report inaccurate open interest. The adjustments Marex submitted following these errors were late and resulted in significant position adjustments. Additionally, from December 5 through 7, 2023, and February 2 through 20, 2024, as a result of incorrect account setup issues and missed large trader adjustment deadlines, Marex: (1) submitted inaccurate large trader position reports to the Exchange; (2) failed to submit position change data to the Clearing House in a timely manner; and (3) failed to accurately report concurrent long and short positions as open positions and/or accurately report reductions to these positions. The Panel found that as a result of the foregoing, Marex violated CME Rules 561.A., 811, and 854.C. In accordance with the settlement offer, the Panel ordered Marex to pay a fine in the amount of $200,000 in connection with this case and companion cases NYMEX 24-1753-BC, COMEX 24-1753-BC, and CBOT 24-1753-BC ($70,000 allocated to CME).

United States District Court for the Southern District of New York, Civil Action No. 19-CV-8217

In a private litigation, plaintiffs alleged, among other things, that the Firm made certain fraudulent misrepresentations to them that they relied upon in connection with a futures account carried by the Firm in its capacity as a futures commission merchant. The plaintiffs alleged claims of common law fraud, negligence, breach of fiduciary duty, breach of contract, breach of the duty of good faith and fair dealing and misrepresentation/omission. On June 30, 2021, the Firm received the Opinion and Order in which the judge ruled against the plaintiffs and in favor of the Firm. Judgment was entered in favor of the Firm in the amount of $1,762,266.57, plus prejudgment interest and attorney’s fees and costs. On September 29, 2021, the Firm received an Opinion and Order in which the judge awarded the Firm $1,402,234.32 in attorneys’ fees and costs.

JAMS Arbitration

In a JAMS Arbitration, Claimants sought monetary damages relating to trading losses in Claimants’ futures trading accounts carried by the Firm (the “Accounts”). The Accounts were traded pursuant to a power of attorney granted by the Claimants to a registered commodity trading advisor. Claimants sought compensatory damages, punitive damages, disgorgement of commissions and margin interest, and forgiveness of margin debt plus interest, costs and attorneys’ fees. On September 23, 2021, the Claimants and the Firm settled the matter.

FINRA Arbitration

In a FINRA Arbitration, Claimants sought monetary damages relating to trading losses in Claimants’ equity trading account carried by the Firm (the “Account”). The Account was a portfolio margin account, and the Claimants alleged losses relating to the risk parameters and margin applied to the Account. Claimants sought compensatory damage plus interest, costs and attorneys’ fees. On June 22, 2023, the panel dismissed Claimants’ claims in their entirety. On September 20, 2023, Claimants filed a Petition to Vacate Arbitration Award in the Supreme Court of the State of New York, County of New York.

Cook County Litigation

In a private litigation, Plaintiff sought monetary damages relating to allegations of breach of contract and violation of the Illinois Wage Payment and Collections Act. Plaintiff sought damages plus interest, costs and attorneys’ fees. Plaintiff and the Firm settled the matter and, on September 29, 2023, an Agreed Order of Dismissal with Prejudice was filed.

Adversary Complaint

In an adversary complaint, Debtors seek to enforce the terms of a pledge agreement of a third-party and to recover collateral that is allegedly the property of Debtors (the “Pledged Assets”). The Firm previously had custody of the Pledged Assets. On January 4, 2023, the government provided instructions for the transfer of the Pledged Assets to a government-controlled account. The Complaint does not allege that the Firm engaged in any wrongdoing or any wrongful misconduct. The Firm is simply alleged to have been the custodian of the Pledged Assets subject to the Debtors’ purported claims. On January 5, 2023, the Firm filed a Response and Limited Objection to Debtors’ Turnover Motion. The Debtors’ Turnover Motion was denied by the Court on January 9, 2023. United States District Court for the Northern District of Illinois, Eastern Division No. 1:23-cv-14192. In a private litigation, Plaintiff alleges that the Firm and 2 of its employees (collectively, the “Defendants”), used Plaintiff’s software and trade secrets in their creation of a competing software platform. Plaintiff seeks unspecified damages and costs, as well as an injunction, prohibiting Defendants from using/benefitting from the alleged trade secrets, including the use of the competing software platform.

StoneX

MIAX Case 24-I-03

On August 19, 2025, the MIAX Futures Exchange, LLC Disciplinary Committee charged StoneX Financial Inc. with violating the aforementioned Rules and Resolution by offsetting May 2024 futures positions without the benefit of trade activity during the prohibition period. Additionally the Committee found that during the December 2024 delivery period StoneX reported inaccurate acquisition dates on long positions reported to the MIAX Futures Clearing House. StoneX paid a $50,000 fine.

NYME Case 22-1618-BC

Pursuant to an offer of settlement in which StoneX Financial Inc., a wholly owned subsidiary of StoneX Group, neither admitted nor denied the rule violations or factual findings upon which the penalty is based, on April 16, 2025, a Panel of the New York Mercantile Exchange Business Conduct Committee (“Panel”) found that on several occasions between April 2022, and August 2022, as well as in April 2024, StoneX Financial facilitated pre-hedging activity by a wholly owned subsidiary of StoneX Group (“StoneX Group Subsidiary”), as well as failed to make representations and disclosures in the negotiation of the block trades that it did not intend to act as an intermediary. Specifically, the Panel found that once a StoneX Financial employee received the solicitation from the counterparty to participate in a block trade in various Crude Oil, NY Harbor ULSD, RBOB, and Platinum futures contracts, but prior to the StoneX Group Subsidiary’s consummating the block trade with the counterparty, the StoneX Group Subsidiary executed Globex trades in the same product on the opposite side of the market. By facilitating the hedge transaction by the StoneX Group Subsidiary, StoneX Financial realized a profit garnered from pre-hedging activity executed on Globex through payment of referral fees on the subsequent execution opposite the counterparty. The Panel further found that StoneX Financial failed to diligently supervise its employee who engaged in the activity at issue by not providing sufficient compliance training and/or educational materials regarding NYMEX rules, and failed to diligently supervise his trading, to ensure compliance with NYMEX rules regarding block trades. The Panel concluded that StoneX Financial thereby violated NYMEX Rules 432.W. and 526. In accordance with the settlement offer, the Panel ordered StoneX Financial to pay a fine in the amount of $125,000 and to disgorge profits in the amount of $449,910.

ICE Case 2022-027

On October 18, 2023, a subcommittee of the Exchange’s Business Conduct Committee (“BCC”) determined that StoneX = may have violated Exchange Rules 4.15(a), 4.15(b), and 4.15(c) by failing to include a unique ID for Registered Operators on certain orders and trades it transmitted to the Exchange. For a period of over four years, from February 2018 through the beginning of August 2022, StoneX, acting as a Futures Commission Merchant, failed to assign, register, and populate unique IDs (Tag 116) for an extensive number of orders placed and traded on the Exchange. Specifically, certain customers using a third-party front-end trading software were inappropriately assigned the same generic ID for Tag 116 on orders and trades placed on the Exchange. The BCC further determined that StoneX may have additionally violated Rule 4.01(a) by failing to diligently supervise the accurate registration of unique IDs for customers; and 4.01(b) by failing to establish, administer, and enforce supervisory systems, policies, and procedures that are reasonably designed to achieve compliance with Exchange Rules. StoneX paid a fine of $300,000.

CME Case 22-1617-BC

Pursuant to an offer of settlement in which StoneX neither admitted nor denied the rule violations or factual findings upon which the penalty is based, on November 15, 2023, a Panel of the Chicago Mercantile Exchange (“CME”) Business Conduct Committee (“Panel”) found that from September 6, 2022, through September 28, 2022, StoneX submitted block trades to the Exchange with inaccurate execution times and failed to report block trades to the Exchange within the required time period following execution in Three-Month SOFR futures and Eurodollar options on futures markets. Additionally, the Panel found that StoneX failed to diligently supervise, monitor, and sufficiently train its employees as to relevant Exchange rules and Market Regulation Advisory Notices in a manner sufficient to ensure compliance with the same. The Panel thereby concluded that StoneX violated CME Rules 526, 526.F., and 432.W. In accordance with the settlement offer, the Panel ordered StoneX to pay a $70,000 fine. This action became final on November 15, 2023 and effective November 17, 2023.

CME Case 23-CH-2304

On March 16, 2023, pursuant to an offer of settlement in which StoneX neither admitted nor denied the rule violations upon which the penalty is based, the Clearing House Risk Committee found that StoneX violated Customer Gross Margining Technical Overview Requirements and CME Rule 980. In accordance with the settlement offer, the Committee imposed a $100,000.00 fine.

ICE Case 2020-022

On July 20, 2022, a subcommittee of the Exchange’s Business Conduct Committee (“BCC”) determined that StoneX and StoneX Markets LLC (“SX Markets”) may have violated Exchange Rule 4.04 in multiple instances between May 2020 and May 2021 by engaging in improper pre-hedging. In each instance, StoneX, acting in a broker/agency capacity, received an order from a customer and then sought to fill the customer order opposite the proprietary trading desk of its affiliate, SX Markets. However, prior to consummating each block trade opposite StoneX’s customer, traders at SX Markets solicited and/or executed a trade to pre-hedge the risk from the impending block trade that SX Markets would execute opposite StoneX’s customer. StoneX and SX Markets were able to realize profits in the amount of $225,606.80 by engaging in this activity.

In addition, the BCC found that StoneX and SX Markets may have separately violated Exchange Rule 4.04 by adopting a risk policy that may have motivated their employees to engage in the improper pre-hedging activity noted above for certain contracts. The BCC also found that StoneX and SX Markets may have violated Exchange Rule 4.01(a) by failing to diligently supervise its employee’s block trade activity and compliance with Exchange Rules.

Lastly, the BCC found that SX Markets may have violated Exchange Rule 4.07(c) by misreporting the execution time of certain block trades and submitting them beyond the 15-minute reporting window, and that StoneX and SX Markets may have violated Exchange Rule 21.04 by failing to timely produce documents, books, or records requested by Compliance staff during the investigation of this matter.

StoneX and SX Markets were required to disgorge (jointly and severally) $225,607 and were fined (jointly and severally) $425,000.

Straits

Straits has had no material administrative, civil or criminal action, whether pending or concluded, within five years preceding the date of the date of this Prospectus.

RBC Capital

On April 27, 2017, pursuant to an offer of settlement, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that RBC Capital engaged in EFRP transactions which failed to satisfy the Rules of the Chicago Board of Trade (the “Exchange”) in one or more ways. Specifically, the Panel found that RBC Capital traders entered into EFRP trades in which RBC Capital accounts were on both sides of the transactions. While the purpose of the transactions was to transfer positions between the RBC Capital accounts, the Panel found that the manner in which the trades occurred violated the Exchange’s prohibition on wash trades. The Panel found that RBC Capital thereby violated CBOT Rules 534 and (legacy) 538.B. and C. In accordance with the settlement offer, the Panel ordered RBC Capital to pay a $175,000 fine. On October 1, 2019, the CFTC issued an order filing and settling charges against RBCCM for the above activity, as well as related charges. The order required that RBCCM cease and desist from violating the applicable regulations, pay a $5 million civil monetary penalty, and comply with various conditions, including conditions regarding public statements and future cooperation with the Commission.

Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks and other entities, including the Company and RBC, regarding foreign exchange trading. Beginning in 2015, putative class actions were brought against RBC Capital and/or Royal Bank of Canada in the U.S., Canada and Israel. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behavior in foreign exchange trading. Various regulators are also conducting inquiries regarding potential violations of law by a number of banks and other entities, including RBC Capital, regarding foreign exchange trading. In August 2018, the U.S. District Court entered a final order approving RBC Capital’s pending settlement with class plaintiffs. In November 2018, certain institutional plaintiffs who had previously opted-out of participating in the settlement filed their own lawsuit in U.S. District Court. In May 2020, the U.S. District Court dismissed RBC from the Opt-Out Action, but granted the plaintiffs’ motion to amend the complaint. The Canadian class actions remain pending. The Company has reached a settlement for an immaterial amount with respect to an action brought by a class of indirect purchasers; the Court approved the settlement on November 19, 2020. By May 2023, all of the U.S. and Canadian actions were settled or dismissed.

On April 13, 2015, RBC Capital’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants and on June 29, 2018, the French appellate court affirmed the acquittals. The acquittals were appealed and the French Supreme Court issued a judgment reversing the decision of the French Court of Appeal and sent the case back to the French Court of Appeal for rehearing. The Court of Appeals scheduled a new trial to begin in September 2023. On March 5, 2024, the French Court of Appeal rendered a judgment of conviction against RBC Bahamas (the “Conviction”) and the other parties. RBC Bahamas was ordered by the Court of Appeal to pay a fine of €5,000 in connection with the Conviction. In addition, the Court of Appeal ordered that certain of those convicted of complicity in the matter, including RBC Bahamas, are jointly liable for the allegedly unpaid inheritance taxes owing, plus penalties and interest (such aggregate amount will be determined in a separate proceeding before the tax courts, the timing of which is to be determined). RBC Bahamas believes that its actions did not violate French law, and plans to appeal the Conviction. Under French law, upon the filing by RBC Bahamas of an appeal to the French Supreme Court, the Conviction, as well as its effects (fine and joint liability) will be stayed pending the outcome of the appeal.

Various regulators and competition and enforcement authorities around the world, including in Canada, the United Kingdom, and the U.S., are conducting investigations related to certain past submissions made by panel banks in connection with the setting of the U.S. dollar London interbank offered rate (LIBOR). These investigations focus on allegations of collusion between the banks that were on the panel to make submissions for certain LIBOR rates. Royal Bank of Canada, RBC Capital’s indirect parent, is a member of certain LIBOR panels, including the U.S. dollar LIBOR panel, and has in the past been the subject of regulatory requests for information. In addition, Royal Bank of Canada and other U.S. dollar panel banks have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. The complaints in those private lawsuits assert claims against us and other panel banks under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. On February 28, 2018, the motion by the plaintiffs in the class action lawsuits to have the class certified was denied in relation to Royal Bank of Canada. On December 30, 2021, the Second Circuit issued a ruling in certain BBA-LIBOR matters, affirming certain trial court rulings regarding antitrust standing but reversing the trial court with respect to applicable standards for personal jurisdiction and remanding for further proceedings. On July 21, 2023, RBC and several other defendants executed a settlement agreement resolving one of the LIBOR class actions brought on behalf of certain plaintiffs that purchased U.S. dollar LIBOR-based instruments. The settlement was given final approval on December 12, 2023.

In addition to the LIBOR actions, in January 2019, a number of financial institutions, including RBC and the Company, were named in a purported class action in New York alleging violations of the U.S. antitrust laws and common law principles of unjust enrichment in the setting of LIBOR after the Intercontinental Exchange took over administration of the benchmark interest rate from the British Bankers’ Association in 2014 (the ICE LIBOR action). On March 26, 2020 the defendants’ motion to dismiss the matter was granted. The Plaintiffs appealed that ruling to the United States Court of Appeals for the Second Circuit on April 27, 2020 and, thereafter, sought to substitute named plaintiffs. The Second Circuit permitted substitution. On February 14, 2022, the Second Circuit dismissed plaintiffs’ appeal, finding that the named plaintiff lacked standing to pursue the appeal and, therefore, the court lacked jurisdiction.

In September 2020, RBC and other financial institutions were named as defendants in a separate, individual (i.e., non-class) action filed in California alleging that the usage and setting of LIBOR constitutes per se collusive conduct. In November 2020, plaintiffs sought a preliminary injunction with respect to the setting of ICE LIBOR; this motion was denied. RBC subsequently resolved this matter via settlement.

In October 2022, the Company received a request for information and documents from the United States Securities and Exchange Commission (SEC) concerning compliance with records preservation requirements relating to business communications exchanged on electronic channels that have not been approved by the Company. The Company is cooperating with the SEC’s inquiry. As has been publicly reported, the SEC is conducting similar inquiries into recordkeeping practices at multiple other financial institutions.

In June 2023, RBC Europe Limited and the Company, among other financial institutions, were named as defendants in a putative class action filed in the U.S. by plaintiffs alleging anti-competitive conduct, between 2009 and 2013, in the U.K. government bonds market. In September 2023, the defendants filed a motion to dismiss the complaint.

Thornburg Mortgage Inc. (now known as “TMST”) and RBC Capital were parties to a master repurchase agreement executed in September 2003 whereby TMST financed its purchase of residential mortgage-backed securities. Upon TMST’s default during the financial crisis, RBC Capital valued TMST’s collateral at allegedly deflated prices. After TMST’s bankruptcy filing, TMST’s trustee brought suit against RBC Capital in 2011 for breach of contract. In 2015, TMST was awarded more than $45 million in damages. RBC Capital has appealed. The appeals court set a briefing schedule and simultaneously ordered the parties to participate in a mediation. The parties subsequently reached an agreement to settle the matter; a motion to approve the settlement was filed with the bankruptcy court on January 10, 2016 and granted on February 27, 2017.

CME Case # 23-CH-2322

In connection with a purported recordkeeping and reporting violation under Rule 980.A, and pursuant to an offer of settlement in which RBC neither admitted nor denied the rule violation upon which the penalty is based, on October 12, 2023, the Clearing House Risk Committee found that RBC violated CME Rule 980.A. In accordance with the settlement offer, the Committee imposed a $50,000 fine.

CBOT Case #: RSRH-21-6332

During the month of August 2021, RBC Capital Markets, LLC inaccurately reported long positions eligible for delivery in the September 2021 CBT KC Wheat, 10-Year, 5-Year, and 2-Year Treasury Note futures contracts. On September 15, 2021, pursuant to Rule 512, a fine in the amount of $2,000 was assessed against RBC Capital Markets, LLC for its violation of Rule 807. Effective date: October 7, 2021.

Clear Street

Clear Street has had no material administrative, civil or criminal action, whether pending or concluded, within five years preceding the date of the date of this Prospectus.

ADMIS

CBOT, CEI and CME Case 20-1401-BC

Pursuant to an offer of settlement in which ADM Investor Services, Inc. (“ADMIS”) neither admitted nor denied the rule violation or factual findings upon which the penalty is based, on September 19, 2023, a Panel of the Chicago Mercantile Exchange Business Conduct Committee (“Panel”) found that from at least January 2015 through September 2019, ADMIS failed to diligently supervise its employees and agents in the handling of accounts carried by ADMIS and introduced by introducing brokers. Specifically, ADMIS employees and agents failed to detect numerous instances wherein brokers employed by introducing brokers successfully requested account changes and trade transfers between customer accounts in Live Cattle, Feeder Cattle, Lean Hog, E-Mini S&P 500, and E-Mini NASDAQ futures markets, often without the knowledge or permission of the account owners, in order to: allocate profitable trades originally executed in accounts the brokers traded to other customer accounts the brokers controlled or managed; allocate profitable trades from certain customer accounts into the brokers’ personal accounts; allocate positions out of the brokers’ personal accounts and into customers’ accounts, thus allowing the brokers to avoid losses; and transfer losing trades from certain accounts to other customer accounts the brokers controlled or managed. Additionally, the Panel found that ADMIS failed to timely implement enhanced policies and procedures to effectively monitor, detect, and assess account change and transfer requests. Further, despite evidence of its own deficiencies regarding account change and transfer trade abuse detection, including customer complaints and notice of a complaint involving an employee, ADMIS failed to adequately remediate its processes, which thereby allowed violative conduct to persist for several years. The Panel therefore concluded that ADMIS violated CME Rule 432.W.

In accordance with the settlement offer, the Panel ordered ADMIS to pay a $450,000 fine in connection with this case and companion cases CBOT and COMEX 20-1401-BC ($175,000 of which is allocated to CME).

CME Case 23-CH-2306

Pursuant to an offer of settlement in which ADMIS neither admitted nor denied the rule violations upon which the penalty is based, on March 16, 2023, the Clearing House Risk Committee found that ADMIS violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. In accordance with the settlement offer, the Committee imposed a $100,000 fine.

ICE Case 2021-014

On March 15, 2023, a subcommittee of the Exchange’s Business Conduct Committee (“BCC”) determined that ADMIS may have violated legacy Exchange Rule 2.22 (currently Rule 2.12) by misreporting open interest in various Henry LD1 Fixed Price Futures contracts between January 2020 and January 2021 and by misreporting open interest for the December 2021 Cocoa Futures contract on November 15, 2021, the day before first notice day. The BCC additionally determined that ADMIS may have violated Exchange Rule 4.01(b) by failing to establish and administer proper procedures for reporting open interest. A fine was imposed on ADMIS in the amount of $70,000.

CFTC Case 22-50

On September 29, 2022, the CFTC issued an order simultaneously filing and settling charges against ADMIS. The order found that ADMIS failed to supervise its employees and agents in their handling of commodity interest accounts, and failed to perform its supervisory duties diligently. The order required ADMIS to pay a $500,000 civil monetary penalty and to cease and desist from any further violations of the Commodity Exchange Act (CEA) and CFTC regulations, as charged.

CBOT Case 22-CH-2202

Pursuant to an offer of settlement in which ADMIS neither admitted nor denied the rule violation upon which the penalty is based, on March 17, 2022, the Clearing House Risk Committee found that ADMIS violated CBOT Rule 930.F. In accordance with the settlement offer, the Committee imposed a $50,000 fine.

Plus500

CFTC Case 20-20

The CFTC issued an order on June 29, 2020 filing and settling charges against Cunningham Commodities, LLC, a registered futures commission merchant with its principal place of business in Itasca, Illinois, for failing to diligently supervise accounts set up by an introducing broker whose activities it guaranteed (GIB). The order required Cunningham Commodities to pay a $250,000 civil monetary penalty and to cease and desist from any further violations of the Commodity Exchange Act or CFTC regulations, as charged. The order also finds that Cunningham Commodities is liable for any restitution or disgorgement obligations imposed against the GIB in any related CFTC enforcement proceeding regarding the GIB’s conduct during the period of the guarantee, in an amount not to exceed $640,000. The order found that Cunningham Commodities’ supervision of the GIB-introduced accounts over a sixteen month period was not diligent. The order further found that Cunningham Commodities entered into the guarantee with the GIB despite knowing that the GIB offered a “trading program” to customers even though it was not registered as a commodity trading advisor and that the vast majority of customers lost money under the GIB’s trading program. The GIB’s customers included many senior citizens, and many of the accounts traded were retirement accounts. Moreover, according to the order, Cunningham Commodities learned that the NFA believed that the “[GIB] used misleading and deceptive solicitations and communications to entice investment in a program that the firm know[s] has consistently lost money for substantially all customers,” but did not take adequate steps in response. The order further found that Cunningham Commodities required the GIB to record its solicitation calls, but did not listen to those calls, even as customer accounts continued to decline in value. Taken together, these findings establish a failure to supervise.

In June 2025, the CFTC informed the Firm that the IB had exhausted its appeals and that restitution would be due from the Firm in the amount of $520,379.17. Such funds were transferred to the appropriate settlement fund at National Futures Association on or about July 29, 2025. The matter is closed.

Margin Levels Expected to be Held at the FCMs

While the portfolio composition of each Fund may vary over time, it is not expected that, as of any daily rebalance, any Fund will have long futures exposure greater than three times (3x) the Fund’s assets (although this is possible in some circumstances). It is currently contemplated that each Fund could have as much as 100% of its assets held in segregated accounts as collateral for its transactions in futures contracts and other Linked Instruments. The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfil requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

Statements of Financial Condition

	3x Gold ETF	3x Silver ETF	3x Bitcoin ETF	3x Ether ETF	3x Crude Oil ETF	3x Natural Gas ETF
	Period ended August 11, 2026	Period ended August 11, 2026	Period ended August 11, 2026	Period ended August 11, 2026	Period ended August 11, 2026	Period ended August 11, 2026
Assets
Cash	$0	$0	$0	$0	$0	$0
Total assets	$0	$0	$0	$0	$0	$0

Commitments and Contingencies (Note 7)

Shareholder’s equity:
Shareholder’s equity	$0	$0	$0	$0	$0	$0
Total liabilities and shareholder’s equity	$0	$0	$0	$0	$0	$0
Shares issued and outstanding	0	0	0	0	0	0
Net asset value per share	$0	$0	$0	$0	$0	$0

The accompanying notes are an integral part of the financial statements.

VS TRUST

3x Gold ETF

3x Silver ETF

3x Bitcoin ETF

3x Ether ETF

3x Crude Oil ETF

3x Natural Gas ETF

Notes to Financial Statements

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

VS Trust (the “Trust”) is a Delaware statutory trust formed on October 24, 2019 and is currently organized into separate series.

The Trust has two operating series of Funds: -1x Short VIX Futures ETF and 2x Long VIX Futures ETF. 3x Gold ETF, 3x Silver ETF, 3x Bitcoin ETF, 3x Ether ETF, 3x Crude Oil ETF, and 3x Natural Gas ETF (each, a “Fund” and together, the “Funds”) were established and designated as series of the Trust on August 11, 2026 by Volatility Shares LLC, the Sponsor to the Trust and the Funds (the “Sponsor”). The Funds have not yet commenced operations. Each Fund has not commenced investment activities nor issued Shares. There were no receipts or disbursements of cash to or from any Fund since the Trust’s formation. The Funds did not receive any revenue, capital gains (losses), or incur any expenses, during this time period and therefore, do not have any performance history.

Each Fund’s investment exposure to commodity futures contracts will cause each to be deemed a commodity pool, thereby subjecting each Fund to regulation under the Commodity Exchange Act of 1934 (“CEA”) and Commodity Futures Trading Commission (“CFTC”) rules. The Sponsor is registered as a Commodity Pool Operator (“CPO”) and the Fund will be operated in accordance with applicable CFTC rules. Registration as a CPO imposes additional compliance obligations on the Sponsor and the Funds related to additional laws, regulations and enforcement policies, which could increase compliance costs and may affect the operations and financial performance of the Funds.

Neither the Trust nor any Fund is an investment company registered under the Investment Company Act of 1940.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Each Fund is treated for accounting purposes as an investment company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 “Financial Services — Investment Companies.” As such, each Fund follows the investment company accounting and reporting guidance. The following is a summary of significant accounting policies followed by each Fund, as applicable, in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Emerging growth company

Each Fund is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. It will remain an emerging growth company until the earlier of (1) the beginning of the first fiscal year following the fifth anniversary of its initial public offering, (2) the beginning of the first fiscal year after annual gross revenue is $1.07 billion (subject to adjustment for inflation) or more, (3) the date on which the Fund has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (4) as of the end of any fiscal year in which the market value of common equity held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

For as long as a Fund remains an “emerging growth company,” it may take advantage of certain exemptions from the various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. A Fund will take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Basis of presentation

Pursuant to rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), audited financial statements are presented for each Fund individually. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable only against the assets of such Fund and not against the assets of the Trust generally or any other Fund. Accordingly, the assets of one Fund of the Trust include only those funds and other assets that are paid to, held by or distributed to the Trust for the purchase of Shares in that Fund.

The accompanying financial statements are presented in U.S. dollars in conformity with GAAP and pursuant to the rules and regulations of the SEC.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Financial Instruments

Each Fund will have significant exposure to one or more types of financial instruments, each of which will be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statement of Operations.

The use of fair value to measure financial instruments, with related unrealized gains or losses recognized in earnings in each period, will be fundamental to the Trust’s financial statements. The fair value of a financial instrument will be the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

Derivatives

Derivatives (e.g. futures contracts) will generally be valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts will generally be valued at the last settled price on the applicable exchange on which that future trades. Futures contracts entered into by the Fund will be valued at the last sales price prior to the time at which the NAV for the Fund is determined. If there was no sale on that day, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would generally be determined based on available inputs about the current value of the underlying and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

Fair value pricing may require subjective determinations about the value of an investment. While the Fund’s policy is intended to result in a calculation of its NAV that fairly reflects investment values as of the time of pricing, the Fund cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that they could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Realized gains (losses)

Realized gains (losses) and changes in unrealized gain (loss) on open positions will be determined on a specific identification basis and will be recognized in the Statement of Operations in the period in which the contract is closed or the changes occur, respectively.

Federal Income Tax

Each Fund is registered as a series of a Delaware statutory trust and is treated as a partnership for U.S. federal income tax purposes. Accordingly, the Fund does not expect to incur U.S. federal income tax liability; rather, each beneficial owner of a Fund’s Shares is required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

3. PROPOSED OFFERING

Pursuant to the proposed offering, the Trust will offer for sale Common Units of Beneficial Interest (the “Shares”) of each Fund at an offering price per Share of $15.00, with no maximum aggregate offering price. The Trust is offering an indeterminate amount of securities of each Fund. The Trust will calculate and pay registration fees, if any, in accordance with Rule 456(d) of the Securities Act of 1933. In accordance with Rules 456(d) and 457(u) under the Securities Act, the Trust is deferring payment of these registration fees and will pay these registration fees on an annual net basis no later than 90 days after the end of each fiscal year.

4. MANAGEMENT FEE

Each Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 1.65% per annum of the average daily NAV each Fund.

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), an indirect subsidiary of U.S. Bancorp, intends to serve as the Fund’s fund accountant, administrator and transfer agent pursuant to certain fund accounting servicing, fund administration servicing and transfer agent servicing agreements. U.S. Bank National Association, a subsidiary of U.S. Bancorp and parent company of Fund Services, intends to serve as the Fund’s custodian pursuant to a custody agreement. Foreside Fund Service, LLC intends to serve as the Fund’s distributor pursuant to a distribution agreement.

5. OFFERING COSTS

The Sponsor is responsible for the offering costs of each Fund. None of the costs and expenses related to the initial registration, offer and sale of Shares, which totaled approximately $100,000 for all Funds, were or are chargeable to the Funds, and the Sponsor did not and may not recover these costs and expenses from the Funds. Normal and expected expenses incurred in connection with the continuous offering of the Shares of the Funds are paid by the Sponsor.

6. CREATION AND REDEMPTION OF CREATION UNITS

The Fund creates and redeems, or will create and redeem, Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of at least 10,000 Shares of a Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

Transaction Fees on Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Shares with a Fund. Authorized Participants may create and redeem Shares only in Creation Units, which are blocks of at least 10,000 Shares in a Fund. An “Authorized Participant” is a broker-dealer that is a member of a national clearing agency and that has entered into an Authorized Participant Agreement with the Sponsor. Creation Units are offered to Authorized Participants at a Fund’s NAV. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in the Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares and the supply of and demand for the Shares at the time of sale. Similarly, it is expected that Creation Units will be redeemed when the market price per Share of a Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund over time. Retail investors seeking to purchase or sell Shares on any day effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by the Marketing Agent, generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not generally redeemable individually. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in proper form, as described in the Authorized Participant Agreement and the related Authorized Participant Procedures Handbook. The manner by which Creation Units are purchased and redeemed is governed by the terms of this Prospectus, the Authorized Participant Agreement and Authorized Participant Procedures Handbook. Creation and redemption orders are not effective until accepted by the Marketing Agent and may be rejected or revoked. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with the Funds’ Custodian.

Authorized Participants are generally required to pay variable create and redeem fees of up to 0.20% of the value of each order they place. These variable transaction fees offset brokerage commissions incurred by the Fund

7. COMMITMENTS AND CONTINGENCIES

There are no commitment or contingencies required to be disclosed as of August 11, 2026.

8. SUBSEQUENT EVENTS

The Trust evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available for issuance for potential recognition or disclosure. There were no material events that occurred between the balance sheet date and the date that the financial statements were available for issuance to be disclosed as subsequent events or that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Management of the Trust’s Sponsor of VS Trust

Opinion on the Financial Statements

We have audited the accompanying statements of financial condition of 3x Gold ETF, 3x Silver ETF, 3x Bitcoin ETF, 3x Ether ETF, 3x Crude Oil ETF and 3x Natural Gas ETF (the “Funds”), each a series of VS Trust (the “Trust”) as of August 11, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Funds as of August 11, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the management of the Trust’s sponsor. Our responsibility is to express an opinion on the Funds financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Funds in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We have served as the auditor of one or more of the funds in the Trust since 2022.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Funds are not required to have, nor were we engaged to perform, an audit of the Funds’ internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Tait, Weller & Baker LLP

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 12, 2026

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Volatility Shares LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	$	[ ]	*
Listing fee (actual)	$	[ ]	*
Auditor’s fees and expenses	$	[ ]	*
Legal fees and expenses	$	[ ]	*
Printing expenses	$	[ ]	*
Miscellaneous expenses	$	[ ]	*
Total	$	[ ]	*

*	to be provided by amendment

Item 14. Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits

Exhibit Number	Description

3.1*	Restated Certificate of Trust

4.1*	Trust Agreement

4.2*	Form of Authorized Participant Agreement

5.1***	Opinion of Richards, Layton & Finger, P.A. as to legality

8.1***	Opinion of Chapman and Cutler LLP as to tax matters

10.1*	Form of Sponsor Agreement

10.2*	Form of Transfer Agency Servicing Agreement

10.3*	Form of Custody Agreement

10.4*	Form of Marketing Agent Agreement

10.5*	Form of Futures Account Agreement

10.6*	Form of Administration Servicing Agreement

10.7*	Form of Sub-Administration Servicing Agreement

10.8*	Form of Fund Accounting Servicing Agreement

23.1**	Consent of Independent Registered Public Accounting Firm

23.2***	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)

23.3***	Consent of Chapman and Cutler LLP (included in Exhibit 8.1)

107**	Filing fee table

*	Previously Submitted
**	Filed herewith
***	To be filed by amendment

(b) Financial Statement Schedules. No financial statements are filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S–3, Form SF-3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining the liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida, on August 17, 2026.

VS Trust

By:	/s/ Justin Young
	Name:	Justin Young
	Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in his capacity and on the date indicated.

By:	/s/ Justin Young
	Name:	Justin Young
	Title:	Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer
	Date:	August 17, 2026